As filed with the U.S. Securities and Exchange Commission on September 24, 2021

Registration No. 333-259465

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Harbor Custom Development, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Washington	1531	46-4827436
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

11505 Burnham Dr., Suite 301

Gig Harbor, Washington 98332

(253) 649-0636

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Sterling Griffin, Chief Executive Officer and President

Harbor Custom Development, Inc.

11505 Burnham Dr., Suite 301

Gig Harbor, Washington 98332

(253) 649-0636

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lynne Bolduc, Esq.	Anthony Marsico, Esq.
Fitzgerald Yap Kreditor, LLP	Dorsey & Whitney LLP
2 Park Plaza, Suite 850	51 West 52nd Street
Irvine, California 92614	New York, NY 10019
Tel: (949) 788-8900	Tel: (212) 415-9214
Fax: (949) 788-8980	Fax: (212) 953-7201

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

	CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fees
Series A Cumulative Convertible Preferred Stock(3)	$34,500,000	$3,764
Warrants to purchase Common Stock(4)	$-	$-
Common Stock underlying Series A Cumulative Convertible Preferred Stock and Warrants(5)	$35,500,000	$3,873
TOTAL(6)	$70,000,000	$7,637

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Common Stock registered hereby also include an indeterminate number of additional shares of Common Stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations, or other similar transactions.
(2)	Calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(3)	Includes additional Series A Preferred Shares issuable as part of the over-allotment option.
(4)	Includes additional Warrants issuable as part of the over-allotment option.
(5)	Includes additional shares of Common Stock issuable upon conversion of the Series A Preferred Shares at a price of $4.50 per share and additional shares of Common Stock issuable upon exercise of the Warrants at a price of $ per share of Common Stock.
(6)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED SEPTEMBER 24, 2021

$30,000,000

             Shares of

8.0% Series A Cumulative Convertible Preferred Stock

(Liquidation Preference $25.00 per Share)

Warrants to Purchase          Shares of Common Stock

Harbor Custom Development, Inc.

Harbor Custom Development, Inc. (“we,” “us,” or the “Company”) is offering on a firm commitment basis (this “Offering”)            shares of 8.0% Series A Cumulative Convertible Preferred Stock (the “Series A Preferred Shares”), and warrants (the “Warrants”) which are initially exercisable for an aggregate of shares of our Common Stock, no par value per share (the “Common Stock”), including shares of Common Stock that are exercisable upon exercise of the Warrants. Each Series A Preferred Share that we sell in this Offering will be accompanied by five Warrants to each purchase one share of Common Stock at an exercise price of $ per share of Common Stock. Each Series A Preferred Share and five accompanying Warrants are being offered at a price of $ , for an aggregate amount of $30,000,000. The Series A Preferred Shares and Warrants will be issued separately but can only be purchased together for this Offering. Each Warrant is exercisable immediately and will expire on the five-year anniversary of the date of issuance.

We will pay cumulative dividends on the Series A Preferred Shares from and including the date of original issuance in the amount of $2.00 per share per annum, which is equivalent to 8.0% of the $25.00 liquidation preference per share. Dividends on the Series A Preferred Shares will be payable monthly in arrears, beginning with the month ending June 30, 2021.

Beginning on June 9, 2024, we may, at our option, redeem the Series A Preferred Shares, in whole or in part, by paying $25.00 per share, plus any accrued and unpaid dividends to but not including the date of redemption.

Our Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “HCDI,” and our Series A Preferred Shares are listed on the Nasdaq under the symbol “HCDIP.” Currently there is no public trading market for the Warrants. We have applied to list the Warrants on Nasdaq under the symbol “HCDIZ.” If that application is not approved, we will not complete this Offering. On September 22, 2021, the last reported sale price of our Common Stock was $2.49 per share and the last reported sale price of our Series A Preferred Shares was $21.90 per share.

We are an “emerging growth company” under the federal securities laws and have elected to comply with certain reduced public company reporting requirements. (See “Prospectus Summary—Implications of Being an Emerging Growth Company.”)

Investing in our securities involves a high degree of risk. (See “Risk Factors” beginning on page 9.)

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Series A Preferred Share and Warrants(1)	Total(3)
Public offering price	$	$
Underwriting discounts and commissions(2)	$	$
Proceeds to us, before expenses(4)	$	$

(1)	Represents the aggregate offering price for one Series A Preferred Share and five Warrants to each purchase one share of Common Stock at $ per share.
(2)	Underwriting discounts and commissions do not include a non-accountable expense allowance equal to 0.75% of the public offering price (excluding proceeds received from exercise of the underwriters’ over-allotment option) payable to the representative of the underwriters in this Offering. (See “Underwriting.”)
(3)	Assumes no exercise of the underwriters’ over-allotment option to purchase Series A Preferred Shares and Warrants.
(4)	We estimate that our total expenses for the Offering will be approximately $615,000 in addition to underwriting discounts.

We have granted a 45-day option to the underwriters to purchase up to             additional Series A Preferred Shares and/or additional Warrants to purchase up to           shares of Common Stock solely to cover over-allotments, if any.

The underwriters expect to deliver the Series A Preferred Shares and Warrants to purchasers on or about                  , 2021.

ThinkEquity

The date of this prospectus is                  , 2021

HARBOR

Custom Development, Inc.

We are a real estate development company involved in all aspects of the land development cycle including land acquisition, entitlements, construction of projects infrastructure, home building, marketing, and sales of various residential projects in Western Washington's Puget Sound region. We have active or recently sold out residential communities in Gig Harbor, Bremerton, Silverdale, Bainbridge Island, Allyn, Belfair, and Port Orchard in the state of Washington.

Our business strategy is focused on the acquisition of land to develop property for the construction and sale of residential lots, home communities, and multi-family properties within a 30 to 60 minute commute to the Seattle metro employment corridor and our planned entry into other similar markets in the United States.

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ABOUT THIS PROSPECTUS

As used in this prospectus, unless the context otherwise requires or indicates, references to “the Company,” “we,” “our,” “ourselves,” and “us” refer to Harbor Custom Development, Inc. and its subsidiaries and affiliates, formerly known as Harbor Custom Homes, Inc., and including our predecessor, Harbor Custom Homes, LLC; and references to “Harbor LLC” or “our predecessor” refer to Harbor Custom Homes, LLC and (except for financial statement information, except as otherwise noted) its predecessors and affiliates.

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by us or on our behalf that we have referred you to. Neither we nor the underwriter have authorized anyone to provide you with additional or different information. If anyone provides you with additional, different, or inconsistent information, you should not rely on it. We and the underwriter take no responsibility for, and can provide no assurance as to, the reliability of any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. We and the underwriter are not making an offer of these securities in any state, country, or other jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any free writing prospectus is accurate as of any date other than the date of the applicable document regardless of its time of delivery or the time of any sales of our securities. Our business, financial condition, results of operations and cash flows may have changed since the date of the applicable document.

This prospectus describes the specific details regarding this Offering and the terms and conditions of our securities being offered hereby and the risks of investing in our securities. For additional information, please see the section entitled “Where You Can Find More Information.”

You should not interpret the contents of this prospectus or any free writing prospectus to be legal, tax advice, business, or financial advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial, and other issues that you should consider before investing in our securities.

Unless otherwise stated, all information in this prospectus assumes that the underwriters have not exercised their over-allotment option to purchase additional shares of Series A Preferred Shares and Warrants.

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MARKET AND INDUSTRY DATA

This prospectus includes industry and trade association data, forecasts, and information that we have prepared based, in part, upon data, forecasts, and information obtained from independent trade associations, industry publications and surveys, government agencies, and other independent information publicly available to us. Statements as to our market position are based on market data currently available to us. Industry publications, surveys, and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Although we believe these sources are reliable, we have not independently verified the information obtained from these sources. Some data is also based on our good faith estimates, which are derived from management’s knowledge of the industry and independent sources.

We believe our internal research is reliable, even though such research has not been verified by any independent sources. While we are not aware of any misstatements regarding our industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

In addition, forward-looking information obtained from these sources is subject to the same qualifications and the additional uncertainties regarding the other forward-looking statements in this prospectus. Trademarks used in this prospectus are the property of their respective owners, although for presentational convenience we may not use the ® or the ™ symbols to identify such trademarks. In addition, certain market and industry data has been obtained from publicly available industry publications. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of the information are not guaranteed. We have not independently verified the data obtained from these sources. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this prospectus.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. We hereby incorporate by reference the following information and documents into this prospectus:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 31, 2021:

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 17, 2021;

●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC on August 16, 2021; and

●	Our Current Reports on Form 8-K filed with the SEC on January 15, 2021; January 21, 2021; January 22, 2021; January 26, 2021, March 9, 2021, March 26, 2021; May 17, 2021; June 3, 2021; June 8, 2021; June 10, 2021; June 14, 2021; July 2, 2021; July 7, 2021; July 14, 2021; July 21, 2021; August 18, 2021; and August 31, 2021, except for any information furnished under Item 2.02 or Item 7.01 therein, which is not deemed to be filed and not incorporated by reference herein.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this Offering (excluding any information not deemed “filed” with the SEC). Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

Upon written or oral request, we will provide you without charge a copy of any or all of the documents that are incorporated by reference into this prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Harbor Custom Development, Inc., Attention: Investor Relations, 11505 Burnham Dr., Suite 301, Gig Harbor, Washington 98332, telephone (253) 649-0636. You may also view such documents on our website under the “Investor Relations” tab on www.harborcustomhomes.com. The information found on our website, or that may be accessed by links on our website, is not part of this prospectus. We have included our website address solely as an inactive textual reference. Investors should not rely on any such information in deciding whether to purchase our securities.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus, but it does not contain all of the information that you may consider important in making your investment decision. Therefore, you should read this entire prospectus carefully, including, in particular, the “Risk Factors” section of this prospectus.

Our Company

We are a real estate development company involved in all aspects of the land development cycle including land acquisition, entitlements, construction of project infrastructure, home building, marketing, and sales of various single-family and condominium projects in Washington, California, Texas, and Florida. We have constructed single-family communities and homes in Gig Harbor, Bremerton, Silverdale, Bainbridge Island, Belfair, Allyn, and Port Orchard in the state of Washington, and have single-family homes in various early stages of plan development in California and Texas. Our business strategy is focused on the acquisition of land to develop property for the construction and sale of residential lots, home communities, or condominium properties within a 30- to 60-minute commute to major metropolitan employment corridors.

Our portfolio of offered lots, home plans, and finishing options, coupled with a historic low inventory of residential housing and condominiums in our principal geographic areas, currently provide a diverse product portfolio and an opportunity to increase revenue and overall market share. In addition to our single-family residential projects, we plan to build and sell townhomes and condominiums and have commenced land development for two condominium sites.

Since 2015, we have grown quickly with increasing revenues each year of operation. For the six months ended June 30, 2021 and June 30, 2020, our total revenues were $28,006,600 and $18,270,800, respectively. For the years ended December 31, 2020 and December 31, 2019, our total revenues were $50,397,000 and $30,953,500, respectively. On June 30, 2021, our backlog of fully executed contracts for the sale of residential lots was $0 and $3,783,800 for single-family homes, respectively.

With $8,438,800 in heavy equipment, our infrastructure development division efficiently constructs a diverse range of residential communities and improved lots in a cost-effective manner. We utilize heavy equipment to develop raw land and through this process create residential subdivisions and multi-family communities. The equipment is primarily used for land clearing, site development, public and private road improvements, and installation of wet utilities such as sewer, water, and storm sewer lines, in addition to construction of dry utilities lines for power, gas, telephone, and cable service providers.

We own or control 25 communities in Washington, Texas, and California containing an aggregate of 1,322 lots and 263.5 acres in various stages of development.

The core of our business plan is to acquire and develop land strategically, based on our understanding of population growth patterns, geo-economic forces, entitlement restrictions, and infrastructure development. We focus on locations within our target markets with convenient access to metropolitan areas that are generally characterized by diverse economic and employment bases and increasing populations. We believe that these conditions create strong demand for new housing, and these locations represent what we believe to be attractive opportunities for long-term and sustainable growth.

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Our business strategy is focused on the acquisition of land for development purposes and the design, construction, and sale of residential lots, single-family homes, town homes, and condominiums in the Puget Sound region of Western Washington, with further expansion underway into similar markets in California, Texas, and Florida.

Our strategy is driven by the following: (i) to provide superior quality and homeowner experience and service; (ii) expansion into new and complementary markets; (iii) adherence to our core operating principles to drive consistent long-term performance; and (iv) focus on efficient operations.

We have been operating in Western Washington’s Puget Sound region since our founding in 2014.

Summary Risk Factors

An investment in our securities involves risks. You should consider carefully the risks discussed below and described more fully along with other risks under “Risk Factors” in this prospectus before investing in our securities.

●	Adverse changes in general economic conditions could reduce the demand for homes and, as a result, could have a material adverse effect on us.

●	Our long-term growth depends upon our ability to successfully identify and acquire desirable land parcels for residential build-out.

●	If homebuyers are not able to obtain suitable financing, our results of operations may decline.

●	Difficulty in obtaining sufficient capital could result in an inability to acquire land for our developments or increased costs and delays in the completion of development projects.

●	Our operating performance is subject to risks associated with the real estate industry.

●	Failure to manage land acquisition and development and construction processes could result in significant cost overruns or errors in valuing sites.

●	We are an “emerging growth company” and, as a result of the reduced disclosure and governance requirements available to emerging growth companies, our securities may be less attractive to investors.

●	The rising cost of materials due to supply chain constraints has increased our costs of construction.

●	The extent to which the COVID-19 pandemic will further impact our results and operations will depend on future developments that are highly uncertain and cannot be predicted.

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Corporate Information

We were formed as a Washington limited liability company in February 2014 and converted into a Washington corporation pursuant to the Washington Business Corporation Act (the “WBCA”) effective October 1, 2018. We changed our name from Harbor Custom Homes, Inc. to Harbor Custom Development, Inc. on August 1, 2019. We own the registered trademark of “Harbor Custom Homes” in the United States.

Our principal executive offices are located at 11505 Burnham Dr. Suite 301, Gig Harbor, Washington 98332. Our main telephone number is (253) 649-0636. Our website is www.harborcustomehomes.com. The information contained on, or that can be accessed through, our website is not incorporated by reference and is not a part of this prospectus.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” These provisions include, among other matters:

●	an exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting;

●	reduced disclosure about the emerging growth company’s executive compensation arrangements; and

●	no requirement to seek non-binding advisory votes on executive compensation or golden parachute arrangements.

We have elected to adopt the reduced disclosure requirements available to emerging growth companies. As a result of these elections, the information that we provide in this prospectus may be different than the information you may receive from other public companies.

We would cease to be an “emerging growth company” upon the earliest of: (i) the end of the fiscal year following the fifth anniversary of our Initial Public Offering (as defined below), (ii) the first fiscal year after our annual gross revenues are $1.07 billion or more, (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities or (iv) as of the end of any fiscal year in which the market value of our Common Stock held by non-affiliates exceeded $700,000,000 as of the end of the second quarter of that fiscal year.

Initial Public Offering

On August 28, 2020, we entered into an underwriting agreement with ThinkEquity, a division of Fordham Financial Management (“ThinkEquity”), in connection with a public offering (the “Initial Public Offering”) of an aggregate of 2,031,705 shares of Common Stock, which included the full exercise of ThinkEquity’s over-allotment option to purchase 265,005 additional shares of Common Stock at a public offering price of $6.00 per share. We also issued ThinkEquity, as representative of the underwriters, warrants to purchase an aggregate of 88,335 shares of Common Stock, which are exercisable at a share price of $7.50 for a term of four years beginning on August 28, 2021. The Initial Public Offering closed on September 1, 2020 and we received net proceeds of approximately $10,789,100 after deducting underwriting discounts and commissions and expenses incurred in connection with the Initial Public Offering.

Follow-On Offering

On January 12, 2021, we entered into an underwriting agreement with ThinkEquity in connection with a public offering (the “Follow-On Offering”) of an aggregate of 9,200,000 shares of Common Stock, which included the full exercise of ThinkEquity’s over-allotment option to purchase 1,200,000 additional shares of Common Stock at a public offering price of $3.00 per share. We also issued ThinkEquity warrants to purchase an aggregate of 400,000 shares of Common Stock, which are exercisable at a per share price of $3.75 for a term of four years and six months beginning on July 12, 2021. The Follow-On Offering closed on January 15 and 20, 2021 for gross proceeds of $27,600,000, before deducting underwriting discounts and commissions.

Preferred Offering

On June 8, 2021, we entered into an Underwriting Agreement with ThinkEquity in connection with a public offering (the “Preferred Offering”) of an aggregate of (i) 1,260,555 Series A Preferred Shares, which includes 60,555 Series A Preferred Shares sold upon a partial exercise of ThinkEquity’s over-allotment option to purchase additional Series A Preferred Shares and (ii) 4,140,000 warrants to each purchase one share of Common Stock at an exercise price of $5.00, which includes the full exercise of ThinkEquity’s over-allotment option to purchase an additional 540,000 warrants. We also issued ThinkEquity (i) warrants to purchase an aggregate of 36,000 shares of Common Stock exercisable at a per share price of $5.00 for a term of five years beginning on June 12, 2021 and (ii) warrants to purchase 12,000 Series A Preferred Shares.

Recent Developments

On July 29, 2021, we entered into a contract to sell 144 entitled lots in Belfair, Washington for $10,440,000 to Lennar Northwest, Inc., a subsidiary of the Lennar Corporation, which closed on September 1, 2021.

On July 12, 2021, we entered into a purchase and sale agreement to acquire a 208-unit condominium site in Sacramento, California. This contract has been cancelled and our earnest money refunded.

On August 17, 2021, we entered into a purchase and sale agreement to purchase a 75-unit condominium project in Yelm, Washington for $3,325,000. Closing is expected to occur on or before October 4, 2021.

On August 20, 2021, we entered into a purchase and sale agreement to purchase approximately four acres in Blaine, Washington for $100,000. Closing is expected to occur on or before September 19, 2021.

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THE OFFERING

Securities Offered	We are offering Series A Preferred Shares and Warrants initially exercisable to purchase an aggregate of shares of Common Stock at an exercise price of $ per share. Each Series A Preferred Share that we sell in this Offering will be accompanied by five Warrants to each purchase one share of Common Stock at an exercise price of $ per share of Common Stock.

Price	Each Series A Preferred Share is being offered at a price of $ and each of the accompanying five Warrants is being offered at a price of $ , for an aggregate price of $ .

Warrants

We are offering Warrants to purchase an aggregate of           shares of Common Stock at an exercise price of $         per share, subject to adjustment. This prospectus also relates to the offering of our Common Stock issuable upon the exercise of the Warrants. The Warrants shall be exercisable from the date of issuance, which is the closing date of this Offering and expire five years thereafter.

Liquidation Preference of Series A Preferred Shares	If we liquidate, dissolve, or wind up, holders of the Series A Preferred Shares will have the right to receive $25.00 per share, plus all accumulated, accrued, and unpaid dividends (whether or not earned or declared) to and including the date of payment, before any payments are made to the holders of our Common Stock or to the holders of other equity securities. The rights of holders of Series A Preferred Shares to receive their liquidation preference will, however, be subject to the proportionate rights of any other class or series of our capital stock ranking in parity with the Series A Preferred Shares as to liquidation, of which none exist as of the date of this Prospectus.

Change of Control

In the case of a “change of control” that is pre-approved by our Board of Directors, holders of Series A Preferred Shares have the option to: (i) demand that we redeem the Series A Preferred Shares at (a) $26.63 per Series A Preferred Share from the date of issuance until June 9, 2022, (b) $25.81 per Series A Preferred Share from June 9, 2022 until June 9, 2023, and (c) $25.00 after June 9, 2023, in each case plus the amount of any accumulated and unpaid dividends thereon to but not including the date of redemption (whether or not such dividends shall have been declared); (ii) continue to hold the Series A Preferred Shares; or (iii) convert some or all of the Series A Preferred Shares together with accrued but unpaid dividends.

“Change of Control” means that a person or group acquires at least 50% voting control of us, and neither we nor any surviving entity has its common stock listed on a recognized U.S. exchange.

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Dividends on Series A Preferred Shares

Holders of the Series A Preferred Shares will be entitled to receive, when, as and if declared by our Board of Directors, cumulative cash dividends payable monthly in an amount per Series A Preferred Share equal to $2.00 per share per annum, which is equivalent to 8.0% of the $25.00 liquidation preference per share per annum. Dividends on the Series A Preferred Shares will be payable monthly in arrears, beginning with the month ending June 30, 2021. To the extent declared by our Board of Directors, dividends will be payable no later than 20 days after the end of each calendar month, starting on July 20, 2021. Dividends on the Series A Preferred Shares will accumulate whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are declared by our Board of Directors.

If we fail to make a cash dividend payment for 18 or more consecutive or non-consecutive months, the holders of the Series A Preferred Shares, voting as a separate class, will be entitled to vote for the election of one additional director, with certain conditions, to serve on our Board of Directors until the next annual meeting of shareholders following the date on which all dividends that are owed have been paid.

Optional Conversion by Holder	Each Series A Preferred Share, together with accrued but unpaid dividends, is convertible into Common Stock at any time at the option of the holder at a Conversion Price of $4.50 per share, which initially equals 5.556 shares of Common Stock for each Series A Preferred Share as converted, subject to adjustment for: (i) the payment of stock dividends or other distributions payable in shares of Common Stock on any other class or series of our capital stock; (ii) the issuance to all holders of our Common Stock of certain rights or warrants entitling them to subscribe for or purchase our Common Stock at a price per share less than the market price per share of our Common Stock; and (iii) subdivisions, combinations, and reclassifications of our Common Stock. Holders of Series A Preferred Shares will also be entitled to participate in Extraordinary Dividends (as defined in the Certificate of Designation) or other distributions to all holders of our Common Stock of any shares of stock (excluding Common Stock) or evidence of indebtedness or assets (including securities, but excluding those dividends, rights, warrants, and distributions referred to in clause (i), (ii) or (iii) above and dividends and distributions paid in cash, but not excluding Extraordinary Dividends paid in cash) to the extent each holder would have been entitled if the holder had held the number of Common Stock acquirable upon complete conversion of the holder’s Series A Preferred Shares immediately before the date on which a record is taken for such Extraordinary Dividend or other distribution. This prospectus also relates to the offering of the Common Stock issuable upon exercise of the Series A Preferred Shares.

Automatic Conversion upon Market Trigger	At our option, we may cause the Series A Preferred Shares, plus accrued and unpaid dividends, to be automatically converted, in whole or in part, on a pro rata basis into Common Stock at the Conversion Price if the trading price of our Common Stock equals or exceeds 170% of the Conversion Price for at least 20 trading days in any 30 consecutive trading day period ending five days prior to the date of notice of conversion (such event, the “Market Trigger”).

Call Feature of Series A Preferred Shares	Beginning on June 9, 2024, we may, at our option, redeem the Series A Preferred Shares, in whole or in part, by paying $25.00 per share, plus any accrued and unpaid dividends to the date of redemption.

Ranking	The Series A Preferred Shares, with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up, will rank:

	●	senior to our Common Stock and any other class of equity securities, the terms of which provide that such equity securities will rank junior to the Series A Preferred Shares;

	●	on parity (pari passu) with any equity securities the terms of which provide that such equity securities will rank without preference or priority over the other; and

	●	junior to any equity securities the terms of which provide that such equity securities will rank senior to the Series A Preferred Shares.

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Voting Rights

The Series A Preferred Shares will not vote with our Common Stock, however, if dividends on the Series A Preferred Shares are in arrears for 18 or more consecutive or non-consecutive months, the holders of the Series A Preferred Shares, voting as a single class, shall be entitled to vote for the election of one additional director to serve on the Board of Directors until the next annual meeting of shareholders following the date on which all dividends that are owed and in arrears have been paid.

In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the then outstanding Series A Preferred Shares, voting as a single class, we may not create or issue any class or series of capital stock ranking senior to the Series A Preferred Shares with respect to dividends or distributions.

Over-allotment Option	We have granted the underwriters a 45-day option to purchase up to additional Series A Preferred Shares and/or additional Warrants, each Warrant exercisable to purchase one share of Common Stock, solely to cover over-allotments, if any.

Use of Proceeds	We expect to receive net proceeds from this Offering of approximately $27,800,000 or approximately $31,935,000 if the underwriters exercise their over-allotment option in full, based on a public offering price of $ , after deducting the underwriting discounts and commissions and the estimated Offering expenses payable by us. We intend to use the net proceeds from this Offering for (i) land acquisition, construction, and development; and (ii) working capital. (See “Use of Proceeds.”)

Listing	Our Common Stock is listed on the Nasdaq under the symbol “HCDI” and our Series A Preferred Shares are listed on the Nasdaq under the symbol “HCDIP. We have applied to list the Warrants on Nasdaq under the symbol “HCDIZ.” If that application is approved, we expect trading in the Warrants to begin on Nasdaq within 30 days of the original issue date, but cannot provide any assurance that a liquid or established trading market for the Warrants will develop.

Risk Factors	Investing in our securities involves a high degree of risk. (See “Risk Factors.”)

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SUMMARY FINANCIAL DATA

The following sets forth a summary of our selected historical consolidated financial data for the periods and as of the dates indicated. You should read this information together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements and the related notes included in our Annual Report on Form 10-K for the years ended December 31, 2020 and 2019. The summary selected historical consolidated financial data (i) as of and for the years ended December 31, 2020 and 2019 are derived from our audited consolidated financial statements which are included in our Annual Report on Form 10-K for the year ended December 31, 2020 and (ii) as of and for the six months ended June 30, 2021 and 2020 are derived from our unaudited consolidated financial statements which are included in our Quarterly Report on Form 10-Q for the six months ended June 30, 2021, and have been rounded to the nearest hundred unless otherwise noted.

	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019
	(Unaudited)	(Unaudited)
Consolidated Statements of Operations Data:
Revenue	$28,006,600	$18,270,800	$50,397,000	$30,953,500
Cost of sales	24,072,100	17,264,200	48,393,800	27,645,100
Gross margin	3,994,500	1,006,600	2,003,200	3,308,400
Operating expenses	4,317,600	2,311,700	5,493,900	3,466,800
Loss from operations	(383,100)	(1,305,100)	(3,490,700)	(158,400)
Other income (expense)	(96,700)	(92,800)	(154,600)	(279,200)
Loss before income tax	(479,800)	(1,397,900)	(3,645,300)	(437,600)
Income tax benefit (expense)	-	(10,100)	(116,800)	634,600
Net income (loss)	$(479,800)	$(1,408,000)	$(3,762,100)	$197,000
Loss attributable to the non-controlling interest	(1,700)	(224,900)	(229,300)	(38,600)
Preferred dividends	(140,100)	-
Income (loss) attributable to common shareholders	$(618,200)	$(1,183,100)	$(3,532,800)	$235,600
Basic and diluted earnings (loss) per share	$(0.04)	$(0.34)	$(0.84)	$0.07

	As of June 30, 2021
	Actual	As Adjusted for the Offering	Pro Forma As Adjusted (1)
Selected Balance Sheet Data (end of period):
Cash	$12,785,600	$40,535,600	$14,450,600
Real Estate	85,217,800	85,217,800	111,302,800
Total assets	109,710,600	137,460,600	137,460,600
Total debt	43,842,300	43,842,300	43,842,300
Total liabilities	49,904,900	49,904,900	49,904,900
Total equity	59,805,700	87,555,700	87,555,700

(1) Pro Forma As Adjusted shows an estimate of the relevant balance sheet accounts after defined usage of offering proceeds.

	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019
Other Financial Data:
EBITDA(1)	$2,082,300	$(244,300)	$845,100	$1,513,900

(1)	EBITDA represents net income (loss) attributable to us before interest, taxes, depreciation, and amortization. We believe that the presentation of EBITDA included in this prospectus provides useful information to investors with which to analyze our operating trends and performance. In addition, we believe that EBITDA is frequently used by securities analysts, investors, and other interested parties in their evaluation of companies, many of which present EBITDA measures when reporting their results. EBITDA is not a measurement of financial performance under United States generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to net income as a measure of performance or to net cash flows provided by (used in) operations as a measure of liquidity.

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A reconciliation of net income to EBITDA for the periods presented is as follows:

	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019

Net income (loss)	$(479,800)	$(1,408,000)	$(3,762,100)	$197,000
Income tax expense (benefit)	-	10,100	116,800	(634,600)
Interest amortized to cost of homes closing(1)	1,732,400	648,800	3,228,800	1,012,100
Interest expense	183,400	90,300	382,900	358,300
Depreciation and amortization	646,300	414,500	878,700	581,100

EBITDA	2,082,300	(244,300)	$845,100	$1,513,900

(1)	Interest previously capitalized on real estate construction loans that is expensed as part of cost of goods sold when lot/home is sold.

In addition, other companies may define EBITDA differently and, as a result, our measures of EBITDA may not be directly comparable to EBITDA of other companies. Furthermore, EBITDA has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

●	EBITDA does not reflect our cash expenditures, future requirements for capital expenditures, or contractual commitments;

●	EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

●	EBITDA does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our outstanding debt;

●	EBITDA does not reflect any provisions for income taxes, which may vary significantly from period to period;

●	Non-cash compensation is, and will remain, a key element of our overall long-term incentive compensation package, although we exclude it as an expense when evaluating ongoing operating performance for a particular period;

●	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and EBITDA does not reflect any cash requirements for such replacements; and

●	Other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

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RISK FACTORS

An investment in our securities involves a high degree of risk and should be considered highly speculative. Before making an investment decision, you should carefully consider the following risk factors, which address the material risks concerning our business and an investment in our securities, together with the other information contained in this prospectus. If any of the risks discussed in this prospectus occur, our business, prospects, liquidity, financial condition, and results of operations could be materially and adversely affected, in which case the trading price of our securities could decline significantly, and you could lose all or part of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Note Concerning Forward-Looking Statements.”

Risks Related to Our Business

Adverse changes in general economic conditions could reduce the demand for homes and, as a result, could have a material adverse effect on us.

The residential homebuilding industry is cyclical and is highly sensitive to changes in local and general economic conditions that are outside our control, including:

●	the availability of financing for acquisitions;

●	the availability of construction and permanent mortgages;

●	the supply of developable land in our markets;

●	the supply of building materials and appliances;

●	consumer confidence and income generally and the confidence and income of potential homebuyers in particular;

●	levels of employment, job and personal income growth, and household debt-to-income levels;

●	the availability of financing for homebuyers;

●	private and federal mortgage financing programs and federal, state, and local regulation of lending practices;

●	short- and long-term interest rates;

●	federal and state income tax provisions, including provisions for the deduction of mortgage interest payments;

●	real estate taxes;

●	inflation;

●	the ability of existing homeowners to sell their existing homes at prices that are acceptable to them;

●	housing demand from population growth and demographic changes (including immigration levels and trends in urban and suburban migration);

●	the supply of new or existing homes and other housing alternatives, such as apartments and other residential rental property; and

●	U.S. and global financial system and credit markets, including stock market and credit market volatility.

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Our long-term growth depends upon our ability to successfully identify and acquire desirable land parcels for residential build-out.

Our future growth depends upon our ability to successfully identify and acquire attractive land parcels for development of our single-family homes at reasonable prices and with terms that meet our underwriting criteria. Our ability to acquire land parcels for new single-family homes may be adversely affected by changes in the general availability of land parcels, the willingness of land sellers to sell land parcels at reasonable prices, competition for available land parcels, availability of financing to acquire land parcels, zoning, and other market conditions. If the supply of land parcels appropriate for development of single-family homes is limited because of these factors, or for any other reason, our ability to grow could be significantly limited, and the number of homes that we build and sell could decline. Additionally, our ability to begin new projects could be impacted if we elect not to purchase land parcels under option contracts. To the extent that we are unable to purchase land parcels timely or enter into new contracts for the purchase of land parcels at reasonable prices, our home sales revenue and results of operations could be negatively impacted.

Our geographic concentration could materially and adversely affect us if the homebuilding industry in our current markets should decline.

Our business strategy is focused on the design, construction, and sale of single-family homes, townhomes, and condominiums in Western Washington; Austin, Texas; Sacramento, California; and Fort Myers, Florida and plan to expand into other commuter communities serving other regions in the United States following high-technology job growth and urban in-migration. Because we expect our operations will be concentrated in these areas, a prolonged economic downturn in one or more of these areas, particularly within Western Washington, Texas, California, or Florida, could have a material adverse effect on our business, prospects, liquidity, financial condition, and results of operations, and a disproportionately greater impact on us than other homebuilders with more diversified operations.

Any increase in unemployment or underemployment may lead to an increase in the number of loan delinquencies and property repossessions and have an adverse impact on us.

In the United States, the unemployment rate was 5.4% as of the end of July 2021, according to the U.S. Bureau of Labor Statistics (the “BLS”). However, due to the continuing COVID-19 pandemic, the unemployment rate in the future is uncertain at this time. People who are not employed, are underemployed, or are concerned about the loss of their jobs are less likely to purchase new homes, may be forced to try to sell the homes they own, and may face difficulties in making required mortgage payments. Therefore, any increase in unemployment or underemployment may lead to an increase in the number of loan delinquencies and property repossessions and have an adverse impact on us both by reducing demand for the homes we build and by increasing the supply of homes for sale.

If homebuyers are not able to obtain suitable financing, our results of operations may decline.

A substantial majority of our homebuyers finance their home purchases through lenders that provide mortgage financing. The availability of mortgage credit remains constrained in the United States, due in part to lower mortgage valuations on properties, various regulatory changes, and lower risk appetite by lenders, with many lenders requiring increased levels of financial qualification, lending lower multiples of income, and requiring greater deposits. First-time homebuyers are generally more affected by the availability of financing than other potential homebuyers. These buyers are an important source of our demand. A limited availability of home mortgage financing may adversely affect the volume of our home sales and the sales prices we achieve in the United States.

During the recent past, the mortgage lending industry in the United States has experienced significant instability, beginning with increased defaults on subprime loans and other nonconforming loans and compounded by expectations of increasing interest payment requirements and further defaults. This in turn resulted in a decline in the market value of many mortgage loans and related securities. In response, lenders, regulators, and others questioned the adequacy of lending standards and other credit requirements for several loan products and programs offered in recent years. Credit requirements have tightened, and investor demand for mortgage loans and mortgage-backed securities has declined. The deterioration in credit quality during the downturn had caused almost all lenders to stop offering subprime mortgages and most other loan products that were not eligible for sale to the Federal National Mortgage Association (“Fannie Mae”) or Federal Home Loan Mortgage Corporation (“Freddie Mac”), or loans that did not conform to Fannie Mae, Freddie Mac, the Federal Housing Administration (the “FHA”) or the Veterans Administration (the “VA”) requirements. Fewer loan products, tighter loan qualifications and a reduced willingness of lenders to make loans may continue to make it more difficult for certain buyers to finance the purchase of our homes. These factors may reduce the pool of qualified homebuyers and make it more difficult to sell to first-time and move-up buyers who have historically made up a substantial part of our customers. Reductions in demand adversely affected our business and financial results during the downturn, and the duration and severity of some of their effects remain uncertain. The liquidity provided by Fannie Mae and Freddie Mac to the mortgage industry has been very important to the housing market. These entities have required substantial injections of capital from the federal government and may require additional government support in the future. Several federal government officials have proposed changing the nature of the relationship between Fannie Mae and Freddie Mac and the federal government and even nationalizing or eliminating these entities entirely. If Fannie Mae and Freddie Mac were dissolved or if the federal government determined to stop providing liquidity support to the mortgage market, there would be a reduction in the availability of the financing provided by these institutions. Any such reduction would likely have an adverse effect on interest rates, mortgage availability, and our sales of new homes. The FHA insures mortgage loans that generally have lower loan payment requirements and qualification standards compared to conventional guidelines, and as a result, continue to be a particularly important source for financing the sale of our homes. In recent years, lenders have taken a more conservative view of FHA guidelines causing significant tightening of borrower eligibility for approval. Availability of condominium financing and minimum credit score benchmarks have reduced opportunity for those purchasers. In the near future, further restrictions are expected on FHA-insured loans, including limitations on seller-paid closing costs and concessions. This or any other restriction may negatively affect the availability or affordability of FHA financing, which could adversely affect our potential homebuyers’ ability to secure adequate financing and, accordingly, our ability to sell homes in the United States. In addition, changes in federal, state, and local regulatory and fiscal policies aimed at aiding the home buying market (including a repeal of the home mortgage interest tax deduction) may also negatively affect potential homebuyers’ ability to purchase homes.

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In January 2013, the Consumer Financial Protection Bureau (the “CFPB”) issued a final rule, effective January 10, 2014, to implement laws requiring mortgage lenders to consider the ability of consumers to repay home loans before extending them credit and imposing minimum qualifications for mortgage borrowers. Also, in January 2013, the CFPB sought comments on related proposed rules that could modify the rules for certain narrowly defined categories of lending programs. These regulations could make it more difficult for some potential buyers to finance home purchases.

Decreases in the availability of credit and increases in the cost of credit adversely affect the ability of homebuyers to obtain or service mortgage debt. Even if potential homebuyers do not themselves need mortgage financing, where potential homebuyers must sell their existing homes in order to buy a new home, increases in mortgage costs, lack of availability of mortgages, and/or regulatory changes could prevent the buyers of potential homebuyers’ existing homes from obtaining a mortgage, which would result in our potential customers’ inability to buy a new home. Similar risks apply to those buyers who are awaiting delivery of their homes and are currently in backlog. The success of homebuilders depends on the ability of potential homebuyers to obtain mortgages for the purchase of homes. If our customers (or potential buyers of our customers’ existing homes) cannot obtain suitable financing, our sales and results of operations could be adversely affected, the price of our securities may decline, and you could lose a portion of your investment.

Interest rate increases or changes in federal lending programs or other regulations could lower demand for our homes, which could materially and adversely affect us.

Most of the purchasers of our homes finance their acquisitions with mortgage financing. Rising interest rates, decreased availability of mortgage financing or of certain mortgage programs, higher down payment requirements, or increased monthly mortgage costs may lead to reduced demand for our homes and mortgage loans. Increased interest rates can also hinder our ability to realize our backlog because our home purchase contracts provide customers with a financing contingency. Financing contingencies allow customers to cancel their home purchase contracts in the event that they cannot arrange for adequate financing. As a result, rising interest rates can decrease our home sales and mortgage originations. Any of these factors could have a material adverse effect on our business, prospects, liquidity, financial condition, and results of operations.

In addition, as a result of the turbulence in the credit markets and mortgage finance industry, the federal government has taken on a significant role in supporting mortgage lending through its conservatorship of Fannie Mae and Freddie Mac, both of which purchase home mortgages and mortgage-backed securities originated by mortgage lenders, and its insurance of mortgages originated by lenders through the FHA and the VA. The availability and affordability of mortgage loans, including consumer interest rates for such loans, could be adversely affected by a curtailment or cessation of the federal government’s mortgage-related programs or policies. The FHA may continue to impose stricter loan qualification standards, raise minimum down payment requirements, impose higher mortgage insurance premiums and other costs, and/or limit the number of mortgages it insures. Due to growing federal budget deficits, the U.S. Treasury may not be able to continue supporting the mortgage-related activities of Fannie Mae, Freddie Mac, the FHA, and the VA at present levels, or it may significantly revise the federal government’s participation in and support of the residential mortgage market. Because the availability of Fannie Mae, Freddie Mac, FHA- and VA-backed mortgage financing is an important factor in marketing and selling many of our homes, any limitations, restrictions, or changes in the availability of such government-backed financing could reduce our home sales, which could have a material adverse effect on our business, prospects, liquidity, financial condition, and results of operations. Furthermore, in July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act was signed into law. This legislation provides for a number of new requirements relating to residential mortgages and mortgage lending practices, many of which are to be developed further by implementing rules. These include, among others, minimum standards for mortgages and lender practices in making mortgages, limitations on certain fees and incentive arrangements, retention of credit risk, and remedies for borrowers in foreclosure proceedings. The effect of such provisions on lending institutions will depend on the rules that are ultimately enacted. However, these requirements, as and when implemented, are expected to reduce the availability of loans to borrowers and/or increase the costs to borrowers to obtain such loans. Any such reduction could result in a decline of our home sales, which could materially and adversely affect us.

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Recent tax law changes that increase the after-tax costs of owning a home could prevent potential customers from buying our homes and adversely affect our business or financial results.

Significant expenses of owning a home, including mortgage interest and real estate taxes, have historically been deductible expenses for an individual’s U.S. federal, and in some cases, state income taxes, subject to various limitations under current tax law and policy. The “Tax Cuts and Jobs Act” which was signed into law in December 2017 includes provisions which impose significant limitations with respect to these income tax deductions. For instance, the annual deduction for real estate taxes and state local income taxes (or sales in lieu of income taxes) is now generally limited to $10,000. Furthermore, through the end of 2025, the deduction for mortgage interest is generally only available with respect to the first $750,000 of a new mortgage and there is no longer a federal deduction for interest on home equity loans. If the U.S. federal government or a state government further changes its income tax laws to further eliminate or substantially limit these income tax deductions, the after-tax cost of owning a new home would further increase for many of our potential customers. The resulting loss or reduction of these homeowner tax deductions that have historically been available has and could further reduce the perceived affordability of homeownership, and therefore the demand for and sales price of new homes, including ours. In addition, increases in property tax rates or fees on developers by local governmental authorities, as experienced in response to reduced federal and state funding or to fund local initiatives, such as funding schools or road improvements, or increases in insurance premiums can adversely affect the ability of potential customers to obtain financing or their desire to purchase new homes, and can have an adverse impact on our business and financial results.

Increases in taxes could prevent potential customers from buying our homes and adversely affect our business or financial results.

Increases in property tax rates by local governmental authorities, as experienced in response to reduced federal and state funding, can adversely affect the ability of potential customers to obtain financing or their desire to purchase new homes. Fees imposed on developers to fund schools, open spaces, road improvements and/or provide low- and moderate-income housing, could increase our costs, and have an adverse effect on our operations. In addition, increases in sales taxes could adversely affect our potential customers who may consider those costs in determining whether to make a new home purchase and decide, as a result, not to purchase one of our homes.

Changes to the population growth rates in certain of the markets in which we operate or plan to operate could affect the demand for homes in these regions.

Slower rates of population growth or population declines in Washington, or other key markets in the United States we plan to enter, especially as compared to the high population growth rates in prior years, could affect the demand for housing, causing home prices in these markets to fall, and adversely affect our plans for growth, business, financial condition, and operating results.

Difficulty in obtaining sufficient capital could result in our inability to acquire land for our developments or increased costs and delays in the completion of development projects.

The homebuilding industry is capital-intensive and requires significant up-front expenditures to acquire land parcels and begin development. If internally generated funds are not sufficient, we may seek additional capital in the form of equity or debt financing from a variety of potential sources, including additional bank financings and/or securities offerings. The availability of borrowed funds, especially for land acquisition and construction financing, may be greatly reduced nationally, and the lending community may require increased amounts of equity to be invested in a project by borrowers in connection with both new loans and the extension of existing loans. The credit and capital markets have recently experienced significant volatility. If we are required to seek additional financing to fund our operations, continued volatility in these markets may restrict our flexibility to access such financing. If we are not successful in obtaining sufficient capital to fund our planned capital and other expenditures, we may be unable to acquire land for our housing developments and/or to develop the housing. Additionally, if we cannot obtain additional financing to fund the purchase of land under our option contracts or purchase contracts, we may incur contractual penalties and fees. Any difficulty in obtaining sufficient capital for planned development expenditures could also cause project delays and any such delay could result in cost increases. Any one or more of the foregoing events could have a material adverse effect on our business, prospects, liquidity, financial condition, and results of operations.

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We face potentially substantial risk with respect to our land and lot inventory arising from significant changes in economic or market conditions.

We intend to acquire land parcels for replacement and expansion of land inventory within our current and any new markets. The risks inherent in purchasing and developing land parcels increase as consumer demand for housing decreases. As a result, we may buy and develop land parcels on which homes cannot be profitably built and sold. The market value of land parcels, building lots, and housing inventories can fluctuate significantly as a result of changing market conditions, and the measures we employ to manage inventory risk may not be adequate to insulate our operations from a severe drop in inventory values. When market conditions are such that land values are not appreciating, previously entered into option agreements may become less desirable, at which time we may elect to forego deposits and pre-acquisition costs and terminate the agreements. In addition, inventory carrying costs can be significant and can result in losses in a poorly performing project or market. In the event of significant changes in economic or market conditions, we may have to sell homes at significantly lower margins or at a loss, if we are able to sell them at all.

If we are unable to develop our communities successfully or within expected timeframes, our results of operations could be adversely affected.

Before a community generates any revenues, time and material expenditures are required to acquire land, obtain development approvals, and construct significant portions of project infrastructure, amenities, model homes, and sales facilities. A decline in our ability to develop and market our communities successfully and to generate positive cash flow from these operations in a timely manner could have a material adverse effect on our business and results of operations and on our ability to service our debt and meet our working capital requirements.

Adverse weather and geological conditions may increase costs, cause project delays, and reduce consumer demand for housing, all of which could materially and adversely affect us.

As a homebuilder, we are subject to numerous risks, many of which are beyond our management’s control, such as droughts, floods, wildfires, landslides, soil subsidence, earthquakes, and other weather-related and geologic events which could damage projects, cause delays in completion of projects, or reduce consumer demand for housing, and shortages in labor or materials, which could delay project completion and cause increases in the prices for labor or materials, thereby affecting our sales and profitability. For example, we plan to expand in Colorado, a market which has historically experienced seasonal wildfires, mudslides, and soil subsidence. In addition to directly damaging our projects, wildfires, mudslides, or other geologic events could damage roads and highways providing access to those projects, thereby adversely affecting our ability to market homes in those areas and possibly increasing the costs of completion.

There are some risks of loss for which we may be unable to purchase insurance coverage. For example, losses associated with landslides, earthquakes, and other geologic events may not be insurable and other losses, such as those arising from terrorism, may not be economically insurable. A sizeable uninsured loss could materially and adversely affect our business, prospects, liquidity, financial condition, and results of operations.

Natural disasters or impacts of a pandemic, such as the recent outbreak of the COVID-19 virus, may negatively impact our financial results.

In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (“COVID-19”) as a pandemic which continues to spread throughout the United States and the world. We are monitoring the outbreak of COVID-19 and the related business and travel restrictions and changes to behavior intended to reduce its spread, in addition to the impact on its employees. Due to the rapid development and fluidity of this situation, the magnitude and duration of the pandemic and its impact on our operations and liquidity are uncertain as of the date of this prospectus..

The COVID-19 Pandemic has had the following effect on our business:

1.	Construction not related to safety, spoliation, or critical infrastructure was halted by Washington State Governor Inslee (the “Governor”) on March 23, 2020. Some operations could continue based on the aforementioned exceptions to the shutdown order, but we did experience a significant operational slowdown.
2.	Soundview Estates (a large development site) continued selective activities that yielded rock byproduct, considered an essential material, needed for critical infrastructure projects for an Amazon distribution center and a local hospital.
3.	On April 24, 2020, the Governor approved the restart of most residential housing projects, deeming them essential, as long as they adhered to certain safety measures. Under this order, most existing permitted residential homes or projects were considered essential. The order allowed us to resume near full construction activities on all permitted lots.
4.	On May 1, 2020, the Governor established a four-phase plan for Washington businesses to follow. All of our development sites were in Phase 3 of the plan where construction was able to continue, and new construction was allowed, as long as we created a safety plan adhering to certain safety practices, which we did.
5.	As of June 30, 2021, Washington State reopened the state under the Washington Ready plan. All industry sectors previously covered by the Roadmap to Recovery or the Safe Start Plan (which included all of our operational activities) returned to usual capacity and operations.

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We have not, at this time, experienced any cancelled sales contracts. We have experienced some supply-chain issues with both cabinetry and appliances related to COVID-19. As of the date of this prospectus, our projects are on-schedule and operations are not being materially impacted by the COVID-19 pandemic. While there could ultimately be a material impact on our operations and liquidity, at the time of issuance of this prospectus, the ultimate impact could not be determined.

We are continuing to monitor and assess the effects of the COVID-19 outbreak on our commercial operations. We have not experienced significant impacts from COVID-19 on our revenue in 2020 and thus far in 2021. We may experience impacts from quarantines, market downturns, and changes in consumer behavior related to the pandemic in the latter half of 2021 and in 2022. The extent to which the COVID-19 outbreak may impact our results and operations will depend on future developments that are highly uncertain and cannot be predicted, including the ultimate geographic spread of COVID-19; the severity of the virus; the duration of the outbreak; the length of travel restrictions; business closures imposed by the governments of impacted countries, states, and municipalities; the implementation, rollout, and efficacy of a vaccine; and any new information that may emerge concerning the severity of the virus and the actions to contain its impact.

Failure to recruit, retain, and develop highly skilled, competent personnel may have a material adverse effect on our standards of service.

Key employees, including management team members, are fundamental to our ability to obtain, generate, and manage opportunities. Key employees working in the homebuilding and construction industries are highly sought after. Failure to attract and retain such personnel or to ensure that their experience and knowledge is not lost when they leave the business through retirement, redundancy, or otherwise may adversely affect the standards of our service and may have an adverse impact on our business, financial conditions, and operating results. In addition, we do not maintain key person insurance in respect of any member of our senior management team. The loss of any of our management members or key personnel could adversely impact our business, financial condition, and operating results. (See “—Risks Related to Our Organization and Structure—We depend on key personnel,” and “Management.”)

Failure to find suitable subcontractors may have a material adverse effect on our standards of service.

Substantially all of our construction work is done by third-party subcontractors with us acting as the general contractor. Accordingly, the timing and quality of our construction depend on the availability and skill of our subcontractors. The difficult operating environment over the last seven years in the United States has resulted in the failure of some subcontractors’ businesses and may result in further failures. In addition, reduced levels of homebuilding in the United States have led to some skilled tradesmen leaving the industry to take jobs in other sectors. We do not have long-term contractual commitments with any subcontractors, and there can be no assurance that skilled subcontractors will continue to be available at reasonable rates and in the areas in which we conduct our operations.

In the future, certain of the subcontractors engaged by us may be represented by labor unions or subject to collective bargaining arrangements. A strike or other work stoppage involving any of our subcontractors could also make it difficult for us to retain subcontractors for our construction work. In addition, union activity could result in higher costs to retain our subcontractors. The inability to contract with skilled subcontractors at reasonable costs on a timely basis could have a material adverse effect on our business, prospects, liquidity, financial condition, and results of operations.

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Our reliance on contractors can expose us to various liability risks.

We rely on contractors in order to perform the construction of our homes, and in many cases, to select and obtain raw materials. We are exposed to various risks as a result of our reliance on these contractors and their respective subcontractors and suppliers, including the possibility of defects in our homes due to improper practices or materials used by contractors, which may require us to comply with our warranty obligations and/or bring a claim under an insurance policy. For example, despite our quality control efforts, we may discover that our subcontractors were engaging in improper construction practices or installing defective materials in our homes. When we discover these issues, we repair the homes in accordance with our new home warranty and as required by law. We establish warranty and other reserves for the homes we sell based on market practices, our historical experiences, and our judgment of the qualitative risks associated with the types of homes built. However, the cost of satisfying our warranty and other legal obligations in these instances may be significantly higher than our warranty reserves, and we may be unable to recover the cost of repair from such subcontractors. Regardless of the steps we take, we can, in some instances, be subject to fines or other penalties, and our reputation may be injured.

In addition, several other homebuilders have received inquiries from regulatory agencies concerning whether homebuilders using contractors are deemed to be employers of the employees of such contractors under certain circumstances. Although contractors are independent of the homebuilders that contract with them under normal management practices and the terms of trade contracts and subcontracts within the homebuilding industry, if regulatory agencies reclassify the employees of contractors as employees of homebuilders, homebuilders using contractors could be responsible for wage, hour, and other employment-related liabilities of their contractors, which could adversely affect our results of operations.

If we experience shortages in labor supply, increased labor costs, or labor disruptions, there could be delays or increased costs in developing our communities or building homes which could adversely affect our operating results.

We require a qualified labor force to develop our communities. Access to qualified labor may be affected by circumstances beyond our control, including:

●	work stoppages resulting from labor disputes;
●	shortages of qualified trades people, such as carpenters, roofers, electricians, and plumbers, especially in our key markets;
●	changes in laws relating to union organizing activity;
●	changes in immigration laws and trends in labor force migration; and
●	increases in subcontractor and professional services costs.

Any of these circumstances could give rise to delays in the start or completion of, or could increase the cost of, developing one or more of our communities and building homes. We may not be able to recover these increased costs by raising our home prices because the price for each home is typically set months prior to its delivery pursuant to sales contracts with our homebuyers. In such circumstances, our operating results could be adversely affected. Additionally, market and competitive forces may also limit our ability to raise the sales prices of our homes.

Government regulations and legal challenges may delay the start or completion of our communities, increase our expenses, or limit our homebuilding or other activities, which could have a negative impact on our results of operations.

The approval of numerous governmental authorities must be obtained in connection with our development activities, and these governmental authorities often have broad discretion in exercising their approval authority. We incur substantial costs related to compliance with legal and regulatory requirements. Any increase in legal and regulatory requirements may cause us to incur substantial additional costs, or in some cases cause us to determine that the property is not feasible for development. Various local, state, and federal statutes, ordinances, rules, and regulations concerning building, health and safety, environment, zoning, sales, and similar matters apply to and/or affect the housing industry.

Municipalities may restrict or place moratoriums on the availability of utilities, such as water and sewer taps. If municipalities in which we operate take such actions, it could have an adverse effect on our business by causing delays, increasing our costs, or limiting our ability to operate in those municipalities.

We may become subject to various state and local “slow growth” or “no growth” initiatives and other ballot measures that could negatively impact the availability of land and building opportunities within those localities.

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Governmental regulation affects not only construction activities but also sales activities, mortgage lending activities, and other dealings with consumers. In addition, it is possible that some form of expanded energy efficiency legislation may be passed by the U.S. Congress or federal agencies and certain state and local legislatures, which may, despite being phased in over time, significantly increase our costs of building homes and the sale price to our buyers, and adversely affect our sales volumes. We may be required to apply for additional approvals or modify our existing approvals because of changes in local circumstances or applicable law. Further, we may experience delays and increased expenses as a result of legal challenges to our proposed communities, whether brought by governmental authorities or private parties.

An inability to obtain additional performance, payment, and completion surety bonds and letters of credit could limit our future growth.

We are often required to provide performance, payment, and completion surety bonds or letters of credit to secure the completion of our construction contracts, development agreements, and other arrangements. We have obtained facilities to provide the required volume of performance, payment, and completion surety bonds and letters of credit for our expected growth in the medium term; however, unexpected growth may require additional facilities. We may also be required to renew or amend our existing facilities. Our ability to obtain additional performance, payment, and completion surety bonds and letters of credit primarily depends on our credit rating, capitalization, working capital, past performance, management expertise, and certain external factors, including the capacity of the markets for such bonds. Performance, payment, and completion surety bond and letter of credit providers consider these factors in addition to our performance and claims record and provider-specific underwriting standards, which may change from time to time.

If our performance record or our providers’ requirements or policies change, if we cannot obtain the necessary consent from our lenders, or if the market’s capacity to provide performance, payment, and completion bonds or letters of credit is not sufficient for any unexpected growth and we are unable to renew or amend our existing facilities on favorable terms or at all, we could be unable to obtain additional performance, payment, and completion surety bonds or letters of credit from other sources when required, which could have a material adverse effect on our business, financial condition, and results of operations.

A major health and safety incident relating to our business could be costly in terms of potential liabilities and reputational damage.

Building sites are inherently dangerous and operating in the homebuilding industry poses certain inherent health and safety risks. Due to health and safety regulatory requirements and the number of projects we work on, health and safety performance is critical to the success of all areas of our business. Any failure in health and safety performance may result in penalties for non-compliance with relevant regulatory requirements, and a failure that results in a major or significant health and safety incident is likely to be costly in terms of potential liabilities incurred as a result. Such a failure could generate significant negative publicity and have a corresponding impact on our reputation, our relationships with relevant regulatory agencies or governmental authorities, and our ability to win new business, which in turn could have a material adverse effect on our business, financial condition, and operating results.

We are subject to environmental laws and regulations, which may increase our costs, limit the areas in which we can build homes, and delay completion of our projects.

We are subject to a variety of local, state, and federal statutes, rules, and regulations concerning land use and the protection of health and the environment, including those governing discharge of pollutants to water and air, including asbestos, the handling of hazardous materials, and the cleanup of contaminated sites. We may be liable for the costs of removal, investigation, or remediation of hazardous or toxic substances located on, under, or in a property currently or formerly owned, leased, or occupied by us, whether or not we caused or knew of the pollution. The costs of any required removal, investigation, or remediation of such substances or the costs of defending against environmental claims may be substantial. The presence of such substances, or the failure to remediate such substances properly, may also adversely affect our ability to sell the land or to borrow using the land as security. Projects may be located on land that may have been contaminated by previous use. Although we are not aware of any projects requiring material remediation activities by us as a result of historical contamination, no assurances can be given that material claims or liabilities relating to such developments will not arise in the future.

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The particular impact and requirements of environmental laws that apply to any given community vary greatly according to the community site, the site’s environmental conditions, and the present and former use of the site. We expect that increasingly stringent requirements may be imposed on homebuilders in the future. Environmental laws may result in delays, cause us to implement time consuming and expensive compliance programs and prohibit or severely restrict development in certain environmentally sensitive regions or areas, such as wetlands. We also may not identify all of these concerns during any pre-development review of project sites. Environmental regulations can also have an adverse impact on the availability and price of certain raw materials, such as lumber. Furthermore, we could incur substantial costs, including cleanup costs, fines, penalties, and other sanctions and damages from third-party claims for property damage or personal injury, as a result of our failure to comply with, or liabilities under, applicable environmental laws and regulations. In addition, we are subject to third-party challenges, such as by environmental groups, under environmental laws and regulations to the permits and other approvals required for our projects and operations. These matters could adversely affect our business, financial condition, and operating results.

We may be liable for claims for damages as a result of the use of hazardous materials.

As a homebuilding business with a wide variety of historic homebuilding and construction activities, we could be liable for future claims for damages as a result of the past or present use of hazardous materials, including building materials which in the future become known or are suspected to be hazardous. Any such claims may adversely affect our business, financial condition, and operating results. Insurance coverage for such claims may be limited or non-existent.

Our properties may contain or develop harmful mold, which could lead to liability for adverse health effects and costs of remediating the problem.

Litigation and concern about indoor exposure to certain types of toxic molds have been increasing as the public becomes increasingly aware that exposure to mold can cause a variety of health effects and symptoms, including allergic reactions. Toxic molds can be found almost anywhere; they can grow on virtually any organic substance, as long as moisture and oxygen are present. There are molds that can grow on wood, paper, carpet, foods, and insulation. When excessive moisture accumulates in buildings or on building materials, mold growth will often occur, particularly if the moisture problem remains undiscovered or unaddressed. It is impossible to eliminate all mold and mold spores in the indoor environment. If mold or other airborne contaminants exist or appear at our properties, we may have to undertake a costly remediation program to contain or remove the contaminants or increase indoor ventilation. If indoor air quality were impaired, we could be liable to our homebuyers or others for property damage or personal injury.

We may not be able to compete effectively against competitors in the real estate development industry, especially in the new markets we plan to enter.

Competition in the residential real estate development industry is intense, and there are relatively low barriers to entry into our business. Developers compete for, among other things, home buying customers, desirable land parcels, financing, raw materials, and skilled labor. Increased competition could hurt our business, as it could prevent us from acquiring attractive land parcels on which to build homes or make such acquisitions more expensive, hinder our market share expansion, or lead to pricing pressures on our homes that may adversely impact our margins and revenues. We compete with large national and regional homebuilding companies and with smaller local homebuilders for land, financing, raw materials, and skilled management and labor resources. Our competitors may independently develop land and construct housing units that are superior or substantially similar to our products. Furthermore, a number of our primary competitors are significantly larger, have a longer operating history and may have greater resources or lower cost of capital than us; accordingly, they may be able to compete more effectively in one or more of the markets in which we operate. Many of these competitors also have longstanding relationships with subcontractors and suppliers in the markets in which we operate. As we expand our operations into other areas of the United States, we face new competition from many established homebuilders in those markets, and we will not have the benefit of the extensive relationships and strong reputations with subcontractors, suppliers, and homebuyers that we enjoy in our Washington markets. We also compete with the resale, or “previously owned,” home market, which has increased significantly due to the large number of homes that have been foreclosed on or could be foreclosed on due to any future economic downturn, and with available rental housing. If we are unable to successfully compete, our business, prospects, liquidity, financial condition, and results of operations could be materially and adversely affected.

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Raw materials and building supply shortages and price fluctuations could delay or increase the cost of home construction and adversely affect our operating results.

The homebuilding industry has, from time to time, experienced raw material shortages and been adversely affected by volatility in global commodity prices. In particular, shortages and fluctuations in the price of concrete, drywall, lumber, or other important raw materials could result in delays in the start or completion of, or increase the cost of, developing one or more of our residential communities.

In addition, the cost of petroleum products, which are used both to deliver our materials and to transport workers to our job sites, fluctuates and may be subject to increased volatility as a result of geopolitical events or accidents such as the Deepwater Horizon accident in the Gulf of Mexico. Changes in such costs could also result in higher prices for any product utilizing petrochemicals. These cost increases may have an adverse effect on our operating margin and results of operations and may result in a decline in the price of our securities. Furthermore, any such cost increase may adversely affect the regional economies in which we operate and reduce demand for our homes.

Homebuilding is subject to product liability and warranty claims arising in the ordinary course of business that can be significant.

As a homebuilder, we are subject to home warranty and construction defect claims arising in the ordinary course of business. There can be no assurance that any developments we undertake will be free from defects once completed. Construction defects may occur on projects and developments and may arise during a significant period of time after completion. Defects arising on a development attributable to us may lead to significant contractual or other liabilities.

As a consequence, we maintain products and completed operations excess liability insurance, obtain indemnities and certificates of insurance from subcontractors generally covering claims related to damages resulting from faulty workmanship and materials, and create warranty and other reserves for the homes we sell based on historical experience in our markets and our judgment of the risks associated with the types of homes built. Although we actively monitor our insurance reserves and coverage, because of the uncertainties inherent to these matters, we cannot provide assurance that our insurance coverage, our subcontractor arrangements, and our reserves will be adequate to address all of our warranty and construction defect claims in the future. In addition, contractual indemnities can be difficult to enforce. We may also be responsible for applicable self-insured retentions, and some types of claims may not be covered by insurance or may exceed applicable coverage limits. Additionally, the coverage offered by and the availability of products and completed operations excess liability insurance for construction defects is currently limited and costly. This coverage may be further restricted or become more costly in the future.

Unexpected expenditures attributable to defects or previously unknown sub-surface conditions arising on a development project may have a material adverse effect on our business, financial condition, and operating results. In addition, severe or widespread incidents of defects giving rise to unexpected levels of expenditure, to the extent not covered by insurance or redress against subcontractors, may adversely affect our business, financial condition, and operating results.

We may suffer uninsured losses or suffer material losses in excess of insurance limits.

We could suffer physical damage to property and liabilities resulting in losses that may not be fully compensated by insurance. In addition, certain types of risks, such as personal injury claims, may be, or may become in the future, either uninsurable or not economically insurable, or may not be currently or in the future covered by our insurance policies. Should an uninsured loss or a loss in excess of insured limits occur, we could sustain financial loss or lose capital invested in the affected property as well as anticipated future income from that property. In addition, we could be liable to repair damage or meet liabilities caused by uninsured risks. We may be liable for any debt or other financial obligations related to affected property. Material losses or liabilities in excess of insurance proceeds may occur in the future.

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In the United States, the coverage offered and the availability of general liability insurance for construction defects is currently limited and is costly. As a result, an increasing number of our subcontractors in the United States may be unable to obtain insurance. If we cannot effectively recover construction defect liabilities and costs of defense from our subcontractors or their insurers, or if we have self-insured liabilities, we may suffer losses. Coverage may be further restricted and become even more costly. Such circumstances could adversely affect our business, financial condition, and operating results.

Our operating performance is subject to risks associated with the real estate industry.

Real estate investments are subject to various risks and fluctuations and cycles in value and demand, many of which are beyond our control. Certain events may decrease cash available for operations, as well as the value of our real estate assets. These events include, but are not limited to:

●	adverse changes in financial conditions of buyers and sellers of properties, particularly residential homes, and land suitable for development of residential homes;

●	adverse changes in international, national, or local economic and demographic conditions;

●	competition from other real estate investors with significant capital, including other real estate operating companies, developers, and institutional investment funds;

●	reductions in the level of demand for and increases in the supply of land suitable for development;

●	fluctuations in interest rates, which could adversely affect our ability, or the ability of homebuyers, to obtain financing on favorable terms or at all;

●	unanticipated increases in expenses, including, without limitation, insurance costs, development costs, real estate assessments, and other taxes and costs of compliance with laws, regulations, and governmental policies; and

●	changes in enforcement of laws, regulations, and governmental policies, including, without limitation, health, safety, environmental, zoning and tax laws, governmental fiscal policies, and the Americans with Disabilities Act of 1990.

In addition, periods of economic slowdown or recession, rising interest rates or declining demand for real estate, or the public perception that any of these events may occur, could result in a general decline in the purchase of homes or an increased incidence of home order cancellations. If we cannot successfully implement our business strategy, our business, prospects, liquidity, financial condition, and results of operations will be adversely affected.

Because real estate investments are relatively illiquid, our ability to promptly sell one or more properties for reasonable prices in response to changing economic, financial, and investment conditions may be limited, and we may be forced to hold non-income producing properties for extended periods of time.

Real estate investments are relatively difficult to sell quickly. As a result, our ability to promptly sell one or more properties in response to changing economic, financial, and investment conditions is limited, and we may be forced to hold non-income producing assets for an extended period of time. We cannot predict whether we will be able to sell any property for the price or on the terms that we set or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property.

If the market value of our land inventory decreases, our results of operations could be adversely affected by impairments and write-downs.

The market value of our land and housing inventories depends on market conditions. We acquire land for expansion into new markets and for replacement of land inventory and expansion within our current markets. There is an inherent risk that the value of the land owned by us may decline after purchase. The valuation of property is inherently subjective and based on the individual characteristics of each property. We may have acquired options on or bought and developed land at a cost we will not be able to recover fully or on which we cannot build and sell homes profitably.

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In addition, our deposits for lots controlled under option or similar contracts may be put at risk. Factors, such as changes in regulatory requirements and applicable laws (including in relation to building regulations, taxation, and planning), political conditions, the condition of financial markets, both local and national economic conditions, the financial condition of customers, potentially adverse tax consequences, and interest and inflation rate fluctuations, subject land valuations to uncertainty. Moreover, all valuations are made on the basis of assumptions that may not prove to reflect economic or demographic reality. If housing demand decreases below what we anticipated when we acquired our inventory, our profitability may be adversely affected, and we may not be able to recover our costs when we develop real estate projects.

Due to economic conditions in the United States in recent years, including increased amounts of home and land inventory that entered certain U.S. markets from foreclosure sales or short sales, the market value of our land and home inventory was negatively impacted. We regularly review the value of our land holdings and continue to review our holdings on a periodic basis. Material write-downs and impairments in the value of our inventory may be required, and we may in the future sell land or homes at a loss, which could adversely affect our results of operations and financial condition.

Inflation could adversely affect our business and financial results.

Inflation could adversely affect us by increasing the costs of land, materials, and labor needed to operate our business. In the event of an increase in inflation, we may seek to increase the sales prices of homes in order to maintain satisfactory margins. However, an oversupply of homes relative to demand and home prices being set several months before homes are delivered may make any such increase difficult or impossible. In addition, inflation is often accompanied by higher interest rates, which historically have had a negative impact on housing demand. In such an environment, we may not be able to raise home prices sufficiently to keep up with the rate of inflation and our margins could decrease. Moreover, the cost of capital increases as a result of inflation and the purchasing power of our cash resources declines. Current or future efforts by the government to stimulate the economy may increase the risk of significant inflation and its adverse impact on our business or financial results.

Our quarterly operating results may fluctuate because of the seasonal nature of our business and other factors.

Our quarterly operating results generally fluctuate by season. Historically, we have entered into a larger percentage of contracts for the sale of our homes during the spring and summer months. Weather-related problems, typically in the fall, late winter, and early spring, may delay starts or closings and increase costs and thus reduce profitability. Seasonal natural disasters such as floods and fires could cause delays in the completion of, or increase the cost of, developing one or more of our communities, causing an adverse effect on our sales and revenues.

In many cases, we may not be able to recapture increased costs by raising prices. In addition, deliveries may be staggered over different periods of the year and may be concentrated in particular quarters.

We are subject to financial reporting and other requirements as a public company for which our accounting and other management systems and resources may not be adequately prepared.

As a public company with listed equity securities, we need to comply with laws, regulations, and requirements, including the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), certain corporate governance provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), related regulations of the U.S. Securities and Exchange Commission (the “SEC”) and requirements of Nasdaq, with which we were not required to comply as a private company. The Exchange Act requires that we file annual, quarterly, and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires, among other things, that we establish and maintain effective internal controls and procedures for financial reporting.

Section 404 of the Sarbanes-Oxley Act requires our management and independent auditors to report annually on the effectiveness of our internal control over financial reporting. However, we are an “emerging growth company,” as defined in the JOBS Act, and, so for as long as we continue to be an emerging growth company, we intend to take advantage of certain exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404. Once we are no longer an emerging growth company or, if prior to such date, we opt to no longer take advantage of the applicable exemptions, we will be required to include an opinion from our independent auditors on the effectiveness of our internal control over financial reporting.

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We would cease to be an “emerging growth company” upon the earliest of: (i) the end of the fiscal year following the fifth anniversary of our Initial Public Offering, (ii) the first fiscal year after our annual gross revenues are $1.07 billion or more, (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities or (iv) as of the end of any fiscal year in which the market value of our Common Stock held by non-affiliates exceeded $700,000,000 as of the end of the second quarter of that fiscal year.

These reporting and other obligations will place significant demands on our management, administrative, operational, and accounting resources and will cause us to incur significant expenses. We may need to upgrade our systems or create new systems, implement additional financial and management controls, reporting systems and procedures, create or outsource an internal audit function, and hire additional accounting and finance staff. If we are unable to accomplish these objectives in a timely and effective fashion, our ability to comply with the financial reporting requirements and other rules that apply to reporting companies could be impaired. Any failure to maintain effective internal control over financial reporting could have a material adverse effect on our business, prospects, liquidity, financial condition, and results of operations.

As a public company, these rules and regulations make it more expensive for us to obtain director and officer liability insurance. These factors could also make it more difficult for us to attract and retain qualified members of our Board of Directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition is more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be adversely affected, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business and operating results.

As a public company, we are obligated to develop and maintain proper and effective internal control over financial reporting. We may not complete our analysis of our internal control over financial reporting in a timely manner, or these internal controls may not be determined to be effective, which may adversely affect investor confidence in us and, as a result, the value of our securities.

We are required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting as of the end of our fiscal year. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting.

We are in the early stages of the costly and challenging process of compiling the system and processing documentation necessary to perform the evaluation needed to comply with Section 404 of the Sarbanes-Oxley Act. We may not be able to complete our evaluation, testing, and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal controls are effective. If we are unable to assert that our internal control over financial reporting is effective, we could lose investor confidence in the accuracy and completeness of our financial reports, which would cause the price of our securities to decline, and we may be subject to investigation or sanctions by the SEC.

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On our Annual Report on Form 10-K for the period ending on December 31, 2020, we determined that our disclosure controls and procedures were operating effectively.

We are required to disclose changes made in our internal control and procedures on a quarterly basis. However, our independent registered public accounting firm will not be required to report on the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company” as defined in the JOBS Act, if we continue to take advantage of the exemptions contained in the JOBS Act. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed, or operating. Our remediation efforts may not enable us to avoid a material weakness in the future. To comply with the requirements of being a public company, we may need to undertake various actions, such as implementing new internal controls and procedures and hiring accounting or internal audit staff.

Acts of war or terrorism may seriously harm our business.

Acts of war, any outbreak or escalation of hostilities between the United States and any foreign power, or acts of terrorism may cause disruption to the U.S. economy or the local economies of the markets in which we operate, cause shortages of building materials, increase costs associated with obtaining building materials, result in building code changes that could increase costs of construction, affect job growth and consumer confidence, or cause economic changes that we cannot anticipate, all of which could reduce demand for our homes and adversely impact our business, prospects, liquidity, financial condition, and results of operations.

Negative publicity may affect our business performance and could affect our stock price.

Unfavorable media related to our industry, company, brands, marketing, personnel, operations, business performance, or prospects may affect our stock price and the performance of our business, regardless of its accuracy or inaccuracy. Our success in maintaining, extending, and expanding our brand image depends on our ability to adapt to a rapidly changing media environment. Adverse publicity or negative commentary on social media outlets, such as blogs, websites, or newsletters, could hurt operating results, as consumers might avoid brands that receive bad press or negative reviews. Negative publicity may result in a decrease in operating results that could lead to a decline in the price of our securities and cause you to lose all or a portion of your investment.

Failure to manage land acquisition and development and construction processes could result in significant cost overruns or errors in valuing sites.

We own and purchase a large number of sites each year and are therefore dependent on our ability to process a very large number of transactions (which include, among other things, evaluating the site purchase, designing the layout of the development, sourcing materials and subcontractors, and managing contractual commitments) efficiently and accurately. Errors by employees, failure to comply with regulatory requirements and conduct of business rules, failings or inadequacies in internal control processes, inabilities to obtain desired approvals and entitlements, cost overruns, equipment failures, natural disasters, or the failure of external systems, including those of our suppliers or counterparties, could result in operational losses that could adversely affect our business, financial condition, and operating results and our relationships with our customers.

Poor relations with the residents of our communities could negatively impact sales, which could cause our revenues or results of operations to decline.

Residents of communities we develop rely on us to resolve issues or disputes that may arise in connection with the operation or development of their communities. Efforts made by us to resolve these issues or disputes could be deemed unsatisfactory by the affected residents and subsequent actions by these residents could adversely affect sales or our reputation. In addition, we could be required to make material expenditures related to the settlement of such issues or disputes or to modify our community development plans which could adversely affect our results of operations.

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Our trademarks and trade names may be infringed, misappropriated, or challenged by others.

We believe our brand name is important to our business. We seek to protect our trademarks, trade names and other intellectual property by exercising our rights under applicable trademark and copyright laws. If we were to fail to successfully protect our intellectual property rights for any reason, it could have an adverse effect on our business, results of operations and financial condition. Any damage to our reputation could have an adverse effect on our business, results of operations and financial condition.

Risks Related to Conflicts of Interest

As a result of Sterling Griffin’s relationship with us, conflicts of interest may arise with respect to any transactions involving or with Sterling Griffin, or his affiliates, and their interests may not be aligned with yours.

Sterling Griffin, our Chief Executive Officer, President, and Chairman of our Board of Directors, beneficially owns 2,762,457 shares of our Common Stock, including 87,568 options to purchase Common Stock, and 2,500 shares of unvested Common Stock pursuant to the 2020 Restricted Stock Plan which represent 18.4% of our Common Stock assuming Mr. Griffin exercises all of his options to purchase Common Stock. (See “Principal Stockholders.”)

Mr. Griffin’s interests as a shareholder and executive officer, and our interests may not be fully aligned and in some cases may directly conflict with your interests as an investor in our securities.

As a result of Robb Kenyon’s relationship with us, conflicts of interest may arise with respect to any transactions involving Sound Capital Loans Inc. (hereinafter referred to as “Sound Capital”), or its affiliates.

One of our shareholders and former director, Robb Kenyon, is a director at Sound Capital, our primary lender and source of financing. Mr. Kenyon’s interests as a shareholder and former director and our interests may not be fully aligned and in some cases may directly conflict with your interests as an investor in our securities.

Risks Related to Financing and Indebtedness

We expect to use leverage in executing our business strategy, which may adversely affect the return on our assets.

We may incur a substantial amount of debt in the future. Our existing indebtedness is recourse to us, and we anticipate that future indebtedness will likewise be recourse. As of June 30, 2021, we had $43,842,300 of debt outstanding, net of debt discount, bearing interest at the rates of 0% to 39% depending on the type of loan. Our Board of Directors will consider a number of factors when evaluating our level of indebtedness and when making decisions regarding the incurrence of new indebtedness, including the purchase price of assets to be acquired with debt financing, the estimated market value of our assets and the ability of particular assets, and our Company as a whole, to generate cash flow to cover the expected debt service. Our governing corporate documents do not contain a limitation on the amount of debt we may incur, and our Board of Directors may change our target debt levels at any time without the approval of our shareholders.

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Incurring a substantial amount of debt could have important consequences for our business, including:

●	making it more difficult for us to satisfy our obligations with respect to our debt or to our trade or other creditors;

●	increasing our vulnerability to adverse economic or industry conditions;

●	limiting our ability to obtain additional financing to fund capital expenditures and acquisitions, particularly when the availability of financing in the capital markets is limited;

●	requiring a substantial portion of our cash flows from operations for the payment of interest on our debt and reducing our ability to use our cash flows and the proceeds from this Offering to fund working capital, capital expenditures, acquisitions, and general corporate requirements;

●	limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

●	placing us at a competitive disadvantage to less leveraged competitors.

We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us through capital markets financings or under our credit facilities or otherwise in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, on or before its maturity. We cannot assure you that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all. In addition, we may incur additional indebtedness in order to finance our operations or to repay existing indebtedness. If we cannot service our indebtedness, we may have to take actions such as selling assets, seeking additional debt or equity, financing, or reducing or delaying capital expenditures, strategic acquisitions, investments, and alliances. We cannot assure you that any such actions, if necessary, could be effected on commercially reasonable terms or at all, or on terms that would be advantageous to our shareholders or on terms that would not require us to breach the terms and conditions of our existing or future debt agreements.

We will require additional capital in the future and may not be able to secure adequate funds on terms acceptable to us.

The expansion and development of our business may require significant capital, which we may be unable to obtain, to fund our capital expenditures and operating expenses, including working capital needs. In the future, we may fail to generate sufficient cash flow from the sales of our homes and land to meet our cash requirements. Further, our capital requirements may vary materially from those currently planned if, for example, our revenues do not reach expected levels, or we have to incur unforeseen capital expenditures and make investments to maintain our competitive position. If this is the case, we may require additional financing sooner than anticipated or we may have to delay or abandon some or all of our development and expansion plans or otherwise forego market opportunities.

To a large extent, our cash flow generation ability is subject to general economic, financial, competitive, legislative, and regulatory factors, and other factors that are beyond our control. We cannot assure you that our business will generate cash flow from operations in an amount sufficient to enable us to fund our liquidity needs. As a result, we may need to refinance all or a portion of our debt, on or before its maturity, or obtain additional equity or debt financing. We cannot assure you that we will be able to do so on favorable terms, if at all. Any inability to generate sufficient cash flow, refinance our debt, or incur additional debt on favorable terms could adversely affect our financial condition and could cause us to be unable to service our debt and may delay or prevent the expansion of our business.

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Access to financing sources may not be available on favorable terms, or at all, which could adversely affect our ability to maximize our returns.

Our existing indebtedness is recourse to us, and we anticipate that future real estate acquisitions may also contain indebtedness that could be recourse to us. In the event we need to seek third-party sources of financing, we will depend, in part, on:

●	general market conditions;

●	the market’s perception of our growth potential;

●	with respect to acquisition and/or development financing, the market’s perception of the value of the land parcels to be acquired and/or developed;

●	our current and expected future earnings;

●	our cash flow; and

●	the market price per share of our securities.

Potential lenders may be unwilling or unable to provide us with financing that is attractive to us or may charge us prohibitively high fees in order to obtain financing. Consequently, there is uncertainty regarding our ability to access the credit market in order to attract financing on reasonable terms. Investment returns on our assets and our ability to make acquisitions could be adversely affected by our inability to secure additional financing on reasonable terms, if at all.

Depending on market conditions at the relevant time, we may have to rely on additional equity financings or on less efficient forms of debt financing that require a larger portion of our cash flow from operations, thereby reducing funds available for our operations, future business opportunities, and other purposes. We may not have access to such equity or debt capital on favorable terms at the desired times, or at all.

Our future financing arrangements likely will contain restrictive covenants relating to our operations.

The financing arrangements we enter into in the future likely will contain covenants (financial and otherwise) affecting our ability to incur additional debt, make certain investments, reduce liquidity below certain levels, make distributions to our shareholders, and otherwise affect our operating policies. The restrictions contained in such financing arrangements could also limit our ability to plan for or react to market conditions, meet capital needs, make acquisitions, or otherwise restrict our activities or business plans.

Failing to satisfy covenants in our future debt agreements may result in default.

If we fail to meet or satisfy any restrictive covenants in our future debt agreements, we would be in default under those agreements, and our lenders could elect to declare outstanding amounts due and payable, terminate their commitments, require the posting of additional collateral, or enforce their respective interests against existing collateral. A default also could significantly limit our financing alternatives, which could cause us to curtail our investment activities and/or dispose of assets when we otherwise would not choose to do so. If we default on several of our debt agreements or any single significant debt agreement, it could have a material adverse effect on our business, prospects, liquidity, financial condition, and results of operations.

Secured indebtedness exposes us to the possibility of foreclosure on our ownership interests in our land parcels.

Incurring mortgage and other secured indebtedness increases our risk of loss of our ownership interests in our land parcels or other assets because defaults thereunder, and the inability to refinance such indebtedness, may result in foreclosure action initiated by lenders. (See “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Material Indebtedness” in our Annual Report on Form 10-K.)

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Interest expense on debt we may incur may limit our cash available to fund our growth strategies.

We plan to obtain one or more lines of credit to fund land acquisition, infrastructure development, and home building. We will be required to pay interest on amounts drawn down from any lines of credit at market rates which may include floating rates of interest. All interest rates require debt servicing costs and floating rate debt will increase debt servicing costs and could reduce funds available for operations, future business opportunities, or other purposes. If we need to repay debt during periods of rising interest rates, we could be required to refinance our then-existing debt on unfavorable terms or liquidate one or more of our assets to repay such debt at times which may not permit realization of the maximum return on such assets and could result in a loss. The occurrence of either such event or both could materially and adversely affect our cash flows and results of operations.

We currently rely on one lender and its affiliates as a source for the majority of our financing and credit.

We currently rely on Sound Capital, Inc. (formerly Sound Equity, LLC) (“Sound Capital”) for a substantial portion of our financing and credit needs, including our construction financing. As of June 30, 2021, amounts due to Sound Capital were approximately $10,352,600, net of debt discount. In the event Sound Capital is not available to extend us credit, we may not be able to obtain financing on terms as favorable to us as those under our arrangements with Sound Capital. As a result, we may be subject to more stringent financial covenants and higher interest rates.

Risks Related to Our Organization and Structure

We depend on key personnel.

Our success depends to a significant degree upon the contributions of certain key personnel including, but not limited to, Sterling Griffin, our Chief Executive Officer, President, and Chairman of our Board of Directors, who would be difficult to replace. Although we have entered into an employment agreement with Mr. Griffin, in his capacity as an officer, there is no guarantee that he will remain employed with us. If any of our key personnel were to cease employment with us, our operating results could suffer. Further, the process of attracting and retaining suitable replacements for key personnel whose services we may lose would result in transition costs and would divert the attention of other members of our senior management from our existing operations. The loss of services from key personnel or a limitation in their availability could materially and adversely impact our business, prospects, liquidity, financial condition, and results of operations. Further, such a loss could be negatively perceived in the capital markets. We have not obtained and do not expect to obtain key man life insurance that would provide us with proceeds in the event of death or disability of any of our key personnel.

We may not be able to successfully operate our business.

We have only been conducting operations since 2014. We cannot assure you that our past experience will be sufficient to enable us to operate our business successfully or implement our operating policies and business strategies as described in this prospectus. Furthermore, we may not be able to generate sufficient operating cash flows to pay our operating expenses or service our indebtedness. You should not rely upon the past performance of our management team as past performance may not be indicative of our future results.

Termination of the employment agreement with our Chief Executive Officer and President could be costly and prevent a change in control.

The employment agreement we have entered into with Sterling Griffin, our Chief Executive Officer and President, in his capacity as an officer, provides that if his employment with us terminates under certain circumstances, we may be required to pay him significant amounts of severance compensation, thereby making it costly to terminate his employment. Furthermore, these provisions could delay or prevent a transaction or a change in control of our Company that might involve a premium paid for shares of our securities or otherwise be in the best interests of our shareholders, which could adversely affect the market price of our securities. (See “Executive Officer and Director Compensation—Employment Agreements with our Named Executive Officers—Employment Agreement with Sterling Griffin” in our Annual Report on Form 10-K.)

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Our corporate organizational documents and provisions of state law to which we are subject contain certain provisions that could have an anti-takeover effect and may delay, make more difficult, or prevent an attempted acquisition that you may favor or an attempted replacement of our Board of Directors or management.

Our governing documents have anti-takeover effects and may delay, discourage, or prevent an attempted acquisition or change of control or a replacement of our incumbent Board of Directors or management. Our governing documents include provisions that:

●	empower our Board of Directors, without stockholder approval, to issue our preferred stock, the terms of which, including voting power, are to be set by our Board of Directors;

●	eliminate cumulative voting in elections of directors;

●	permit our Board of Directors to alter, amend, or repeal our Bylaws or to adopt new Bylaws;

●	require the request of holders of at least 51% of the outstanding shares of our capital stock entitled to vote at a meeting to call a special shareholders’ meeting;

●	require shareholders that wish to bring business before annual meetings of shareholders, or to nominate candidates for election as directors at our annual meeting of shareholders, to provide timely notice of their intent in writing;

●	require that certain business combination transactions with a significant stockholder be approved by holders of 66 2/3% of the shares held by persons other than the significant stockholder; and

●	enable our Board of Directors to increase, between annual meetings, the number of persons serving as directors and to fill the vacancies created as a result of the increase by a majority vote of the directors present at a meeting of directors.

In addition, certain provisions of Washington law, including a provision which restricts certain business combinations between a Washington corporation and certain affiliated shareholders, may delay, discourage, or prevent an attempted acquisition or change in control.

Furthermore, our Bylaws provide that a state court located within the state of Washington (or, if no state court located within the state of Washington has jurisdiction, the United States District Court for the Western District of Washington) will be the exclusive forum for: (a) any actual or purported derivative action or proceeding brought on our behalf; (b) any action asserting a claim of breach of fiduciary duty by any of our directors or officers; (c) any action asserting a claim against us or our directors or officers arising pursuant to the WBCA, our Articles of Incorporation, or our Bylaws; or (d) any action asserting a claim against us or our officers or directors that is governed by the internal affairs doctrine. By becoming one of our stockholders, you will be deemed to have notice of and have consented to the provisions of our Bylaws related to choose of forum. The choice of forum provision in our Bylaws may limit our shareholders’ ability to obtain a favorable judicial forum for disputes with us. Alternatively, if a court were to find the choice of forum provision contained in our Bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business, financial condition, and earnings. (See “Description of Capital Stock—Certain Provisions of Washington Law and of our Articles of Incorporation and Bylaws.”)

We may change our operational policies, investment guidelines, and business and growth strategies without stockholder consent which may subject us to different and more significant risks in the future.

Our Board of Directors determines our operational policies, investment guidelines, and business and growth strategies. Our Board of Directors may make changes to, or approve transactions that deviate from, those policies, guidelines, and strategies without a vote of, or notice to, our shareholders. This could result in us conducting operational matters, making investments, or pursuing different business or growth strategies than those contemplated in this prospectus. Under any of these circumstances, we may expose ourselves to different and more significant risks in the future, which could have a material adverse effect on our business, prospects, liquidity, financial condition, and results of operations.

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We are an “emerging growth company” and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, our securities may be less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies, including, but not limited to, a requirement to present only two years of audited financial statements, an exemption from the auditor attestation requirement of Section 404 of the Sarbanes-Oxley Act, reduced disclosure about executive compensation arrangements pursuant to the rules applicable to smaller reporting companies, and no requirement to seek non-binding advisory votes on executive compensation or golden parachute arrangements. We have elected to adopt these reduced disclosure requirements. We could be an emerging growth company until the last day of the fiscal year following the fifth anniversary of our Initial Public Offering (December 31, 2025), although a variety of circumstances could cause us to lose that status earlier.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised financial accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period and, as a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates. In choosing to take advantage of the extended transition period, we may later decide otherwise (i.e., “opt in” by complying with the financial accounting standard effective dates applicable to non-emerging growth companies), so long as it complies with the requirements in Sections 107(b)(2) and (3) of the JOBS Act, which is irrevocable.

We cannot predict if investors will find our securities less attractive as a result of our taking advantage of these exemptions. If some investors find our securities less attractive as a result of our choices, there may be a less active trading market for our securities and our stock price may be more volatile.

Changes in accounting rules, assumptions, and/or judgments could materially and adversely affect us.

Accounting rules and interpretations for certain aspects of our operations are highly complex and involve significant assumptions and judgment. These complexities could lead to a delay in the preparation and dissemination of our financial statements. Furthermore, changes in accounting rules and interpretations or in our accounting assumptions and/or judgments, such as asset impairments, could significantly impact our financial statements. In some cases, we could be required to apply a new or revised standard retroactively, resulting in restating prior period financial statements. Any of these circumstances could have a material adverse effect on our business, prospects, liquidity, financial condition, and results of operations.

We may face substantial damages or be enjoined from pursuing important activities as a result of existing or future litigation, arbitration, or other claims.

In our homebuilding activities, we are exposed to potentially significant litigation, including breach of contract, contractual disputes, and disputes relating to defective title, property misdescription or construction defects, including use of defective materials. Although we have established warranty, claim, and litigation reserves that we believe are adequate, due to the uncertainty inherent in litigation, legal proceedings may result in the award of substantial damages against us beyond our reserves. Furthermore, plaintiffs may in certain of these legal proceedings seek class action status with potential class sizes that vary from case to case. Class action lawsuits can be costly to defend, and if we were to lose any certified class action suit, it could result in substantial liability for us. In addition, we are subject to potential lawsuits, arbitration proceedings, and other claims in connection with our business.

With respect to certain general liability exposures, including construction defect and product liability claims, interpretation of underlying current and future trends, assessment of claims, and the related liability and reserve estimation process require us to exercise significant judgment due to the complex nature of these exposures, with each exposure often exhibiting unique circumstances. Furthermore, once claims are asserted for construction defects, it is difficult to determine the extent to which the assertion of these claims will expand geographically. As a result, our insurance policies may not be available or adequate to cover any liability for damages, the cost of repairs, and/or the expense of litigation surrounding current claims, and future claims may arise out of events or circumstances not covered by insurance and not subject to effective indemnification agreements with our subcontractors. Should such a situation arise, it may have a material adverse effect on our business, financial condition, and operating results.

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Any joint venture investments that we make could be adversely affected by our lack of sole decision-making authority, our reliance on co-ventures’ financial conditions, and disputes between us and our co-ventures.

We may co-invest in the future with third parties through partnerships, joint ventures, or other entities, acquiring non-controlling interests in or sharing responsibility for managing the affairs of a land acquisition and/or a development. In this event, we would not be in a position to exercise sole decision-making authority regarding the acquisition and/or development, and our investment may be illiquid due to our lack of control. Investments in partnerships, joint ventures, or other entities may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-ventures might become bankrupt, fail to fund their share of required capital contributions, make poor business decisions, or block or delay necessary decisions. Partners or co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the partner or co-venturer would have full control over the partnership or joint venture. Disputes between us and partners or co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and/or directors from focusing their time and effort on our business. In addition, we may in certain circumstances be liable for the actions of our third-party partners or co-venturers.

An information systems interruption or breach in security could adversely affect us.

We rely on fully integrated accounting, financial, and operational management information systems to conduct our operations. Any disruption in these systems could adversely affect our ability to conduct our business. Furthermore, any security breach of information systems or data could result in a violation of applicable privacy and other laws, significant legal and financial exposure, damage to our reputation, and a loss of confidence in our security measures, which could harm our business.

Risks Related to this Offering and Ownership of our Series A Preferred Shares and Warrants

We may not be able to generate sufficient cash to service our obligations, including our obligations under the Series A Preferred Shares.

Our ability to make dividend payments on our outstanding shares of preferred stock, including the Series A Preferred Shares, and outstanding indebtedness will depend on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business, and other factors beyond our control. We may be unable to maintain a level of cash flow from operating activities sufficient to permit us to pay the liquidation preference and dividends on our preferred stock, including the Series A Preferred Shares, as well as principal and interest on our outstanding indebtedness.

We may incur additional indebtedness and obligations to pay dividends on preferred stock, some of which may be senior to the rights of the Series A Preferred Shares.

We and our subsidiaries may incur additional indebtedness and obligations to pay dividends on preferred stock, some of which may be senior to the rights of the Series A Preferred Shares. The terms of the Series A Preferred Shares do not prohibit us or our subsidiaries from incurring additional indebtedness or issuing additional series of preferred stock. Any such indebtedness will in all cases be senior to the rights of holders of Series A Preferred Shares. We may also issue additional series of preferred stock that contain dividend rights and liquidation preferences that are senior to the rights of holders of Series A Preferred Shares, so long as holders of at least two-thirds of the then outstanding Series A Preferred Shares affirmatively vote or consent thereto. Our subsidiaries may also incur indebtedness that is structurally senior to the Series A Preferred Shares, and we and our subsidiaries could incur indebtedness secured by a lien on our assets, entitling the holders of such indebtedness to be paid first from the proceeds of such assets. If we issue any additional preferred stock that ranks senior or pari passu with the Series A Preferred Shares, the holders of those shares will be entitled to a senior or ratable share with the holders of the Series A Preferred Shares in any proceeds distributed in connection with our insolvency, liquidation, reorganization, or dissolution. This may have the effect of reducing the amount of proceeds paid to the holders of Series A Preferred Shares.

There is no established trading market for the Warrants which may, among several other factors, negatively affect the liquidity or market value of the securities.

There is currently no established trading market for the Warrants. We have applied to list the Warrants on Nasdaq. If the applications are approved, we expect trading in the Warrants to begin on Nasdaq within 30 days of the original issue date. If the Warrants are listed for trading on Nasdaq, we cannot provide any assurances about the development or sustainability of an active trading market, the liquidity of any trading market that may develop, the ability of holders to sell their Warrants in a timely manner or at all, or the price at which the holders might be able to sell their Warrants.

If a trading market does develop for the Series A Preferred Shares or Warrants, the future trading prices will depend on many factors, including:

●	prevailing dividend rates being paid by other companies similar to us;

●	the market for preferred shares similar to the Series A Preferred Shares;

●	the trading price of our Common Stock;

●	the total amount owed by us under our outstanding indebtedness and preferred stock, which could be affected by our future incurrence of additional debt or issuances of preferred stock;

●	our financial condition, results of operations and prospects;

●	general economic conditions in our markets; and

●	the overall condition of the financial markets, many of which have experienced substantial volatility from time to time over the last several years.

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Holders of the Warrants will have no rights as a common stockholder until such holders exercise their Warrants and acquire our Common Stock.

Until you acquire shares of our Common Stock upon exercise of your Warrants, you will have no rights with respect to the shares of our Common Stock underlying such Warrants. Upon exercise of your Warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Warrants are speculative in nature and there is no assurance that they will ever be profitable for holders of our Warrants to exercise the Warrants.

The Warrants being offered do not confer any rights of common share ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our Common Stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Warrants may exercise their right to acquire shares of Common Stock and pay an exercise price of $           per share, for a period of five years from the date of issuance, after which date any unexercised Warrants will expire and have no further value. Following this Offering, the market value of the Warrants is uncertain and there can be no assurance that the market value of the Warrants will equal or exceed the offering price. There can be no assurance that the market price of our Common Stock will ever equal or exceed the exercise price of the Warrants, and consequently, whether it will ever be profitable for holders of the Warrants to exercise the Warrants.

If securities analysts do not publish research or reports about our business, or if they downgrade our securities, the price of our securities could decline.

The trading market for our securities could be influenced by any research and reports that securities or industry analysts publish about us or our business. We do not have any control of the research coverage by securities and industry analysts. If securities or industry analysts do not continue to cover us, the trading price for our securities would be negatively impacted. In the event securities or industry analysts cover us and one or more of these analysts downgrade our securities or publish inaccurate or unfavorable research about our business, the price of our securities would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our securities could decrease, which could cause the price of our securities and trading volume to decline.

We have broad discretion to use the proceeds from this Offering, and our investment of those proceeds may not yield a favorable return.

Our management has broad discretion to use the proceeds from this Offering in ways with which you may not agree. The failure of our management to apply these funds effectively could result in unfavorable returns. This could harm our business and could cause the market value of our securities to decline.

Non-U.S. holders may be subject to United States federal income tax on gain realized on the sale or disposition of shares of our securities.

Because of our holdings in United States real property interests, we believe we are a “United States real property holding corporation” (“USRPHC”) for United States federal income tax purposes. As a USRPHC, our stock may be treated as a United States real property interest (“USRPI”), gains from the sale of which by non-U.S. holders would be subject to U.S. income tax and reporting obligations pursuant to the Foreign Investment in Real Property Tax Act (“FIRPTA”), as described under “Certain Material Federal Income Tax Considerations.” Our securities will not be treated as a USRPI if it is regularly traded on an established securities market, except in the case of a non-U.S. holder that actually or constructively holds more than 5% of such class of stock at any time during the shorter of the five-year period preceding the date of disposition or the holder’s holding period for such stock. Our securities are regularly traded on an established securities market. However, no assurance can be given in this regard and no assurance can be given that our securities will remain regularly traded in the future. If our stock is treated as a USRPI, a non-U.S. holder would be subject to regular United States federal income tax with respect to any gain on such stock in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, the purchaser of the stock would be required to withhold and remit to the IRS 15% of the purchase price unless an exception applies. A non-U.S. holder also would be required to file a U.S. federal income tax return for any taxable year in which it realizes a gain from the disposition of our securities that is subject to U.S. federal income tax. Non-U.S. holders should consult their tax advisors concerning the consequences of disposing of our securities.

If enacted, the proposed “Made in America Tax Plan” would increase our federal corporate tax rate requiring us to pay more in federal taxes, thus reducing our net revenue.

On March 31, 2021, the current presidential administration proposed the “American Jobs Plan” to create domestic jobs, rebuild national infrastructure and increase American competitiveness. To fund its expected $2 trillion cost, the administration also proposed the “Made in America Tax Plan,” which is intended to raise that amount or more over 15 years through several methods including higher income tax rates on corporations. If enacted, our federal corporate income tax rate would increase from 21% to 28%. Any increase in our federal corporate tax rate would require us to pay more in federal taxes, thus reducing our net income.

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CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

Various statements contained in this prospectus, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income, and capital spending. Our forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “intend,” “anticipate,” “potential,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this prospectus speak only as of the date of this prospectus, and we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond our control. The following factors, among others, may cause our actual results, performance, or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements:

●	economic changes either nationally or in the markets in which we operate, including declines in employment, volatility of mortgage interest rates, and inflation;

●	continued or increased downturn in the homebuilding industry;

●	changes in assumptions used to make industry forecasts;

●	continued volatility and uncertainty in the credit markets and broader financial markets;

●	our future operating results and financial condition;

●	our business operations;

●	changes in our business and investment strategy;

●	availability of land to acquire and our ability to acquire such land on favorable terms or at all;

●	availability, terms, and deployment of capital;

●	continued or increased disruption in the availability of mortgage financing or the number of foreclosures in the market;

●	shortages of or increased prices for labor, land, or raw materials used in housing construction;

●	delays in land development or home construction resulting from adverse weather conditions or other events outside our control;

●	the cost and availability of insurance and surety bonds;

●	changes in, or the failure or inability to comply with, governmental laws and regulations;

●	the timing of receipt of regulatory approvals and the opening of projects;

●	the degree and nature of our competition;

●	our leverage and debt service obligations;

●	general volatility of the capital markets and the lack of a public market for shares of our securities;

●	availability of qualified personnel and our ability to retain our key personnel;

●	our financial performance;

●	our expectations regarding the period during which we qualify as an emerging growth company under the JOBS Act;

●	our expected use of the proceeds from this Offering; and

●	additional factors discussed under the section captioned “Risk Factors,” and within the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Our Business” section of our Form 10-K for the year ended December 31, 2020 which is incorporated herein by reference.

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These forward-looking statements reflect our management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties. We discuss many of these risks in greater detail under “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus forms a part with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

The forward-looking statements made in this prospectus relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date of this prospectus or to conform such statements to actual results or revised expectations, except as required by law.

USE OF PROCEEDS

We expect to receive net proceeds from this Offering of approximately $27,750,000, after deducting the underwriting discounts and commissions and the estimated Offering expenses payable by us.

We intend to use the net proceeds from this Offering primarily for land acquisition and working capital, each as further described below.

The underwriters have an option to purchase up to               additional Series A Preferred Shares and/or                Warrants at the public offering price less the underwriting discounts and commissions within 45 days after the closing date of this Offering to cover over-allotments, if any, made by the underwriters to investors from whom orders were solicited prior to the date of this prospectus. Exercise of this option in full would result in additional net proceeds to us of approximately $               . All of such additional net proceeds would be used for land acquisition, construction, and development.

	Amount	Percentage
Net proceeds to us (1)	$27,750,000	100%

Use of proceeds:
Land Acquisition, Construction, and Development	$26,085,000	94%
Working Capital	$1,665,000	6%
Total	$27,750,000	100%

(1)	Reflects estimated Offering expenses, underwriting discounts, and commissions payable by us and assumes no exercise of the underwriters’ option to purchase additional shares of our Common Stock.

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Land Acquisition, Construction, and Development– We intend to use a portion of the proceeds from this Offering to acquire property and expand our footprint in Western Washington; Sacramento, California; Austin, Texas; and Fort Myers, Florida followed by targeted expansion of our operations in other markets, which may include Portland, Oregon; Boise, Idaho; Denver, Colorado; and Salt Lake City, Utah.

Working Capital – We have strategically acquired or contracted to acquire property around Western Washington and in the Austin, Texas; Sacramento, California; and Fort Myers, Florida metropolitan areas. We expect to use a portion of the proceeds of this Offering to fund the development of these properties and related expenses. Pending these uses, we intend to invest the net proceeds from this Offering in a variety of capital preservation investments, including short-term, interest-bearing investment grade securities, money market accounts, certificates of deposit, and direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF THE SECURITIES THAT WE ARE OFFERING

The following summary of the terms and provisions of the Series A Preferred Shares and Warrants does not purport to be complete and is qualified in its entirety by reference to our Articles of Incorporation, as amended, the Certificate of Designation establishing the Series A Preferred Shares, and the form of Warrant Agency Agreement establishing the terms of the Warrants, each of which is filed as an exhibit to the registration statement of which this prospectus is a part, and incorporated by reference herein.

Series A Preferred Shares

Authorization. We have authorized a total of 5,000,000 Series A Preferred Shares. As of the date of this prospectus and prior to the issuance of any shares in this Offering, there were 1,260,555 Series A Preferred Shares issued. Upon completion of this Offering, there will be           Series A Preferred Shares outstanding (or           Series A Preferred Shares outstanding if the underwriter exercises its over-allotment option in full).

Dividends. Holders of the Series A Preferred Shares will be entitled to receive, when, as and if declared by our Board of Directors, cumulative cash dividends payable monthly in an amount per each Series A Preferred Share equal to $2.00 per share each year, which is equivalent to 8.0% per annum of the $25.00 liquidation preference per share. Dividends on the Series A Preferred Shares will be payable monthly in arrears, beginning with the month ending June 30, 2021. To the extent declared by our Board of Directors, dividends will be payable not later than 20 days after the end of each calendar month. Dividends on the Series A Preferred Shares will accumulate whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are declared by our Board of Directors.

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Right to Elect One Director Upon Nonpayment. If we fail to make a cash dividend payment with respect to 18 or more consecutive or non-consecutive monthly dividends (a “Dividend Nonpayment”), the holders of the Series A Preferred Shares, voting as a separate class, will be entitled to vote for the election of one additional director to serve on our Board of Directors until all dividends that are owed have been paid. Under these provisions, the authorized number of directors on our Board of Directors shall, at the next meeting of the Board of Directors, be increased by one and holders of Series A Preferred Shares, voting together as a single class, shall be entitled, at our next annual meeting of shareholders called for the election of directors or at a special meeting of shareholders called by the Board of Directors, to vote for the election of one additional member of the Board of Directors (the “Preferred Share Director”); provided that (i) any Preferred Share Director shall be reasonably acceptable to the Board of Directors and the nominating and corporate governance committee thereof, acting in good faith, (ii) the election of any such Preferred Share Director will not cause the Company to violate the corporate governance requirements of Nasdaq (or any other exchange or automated quotation system on which our securities may be listed or quoted), and (iii) that such Preferred Share Director may not be subject to any “Bad Actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (a “Disqualifying Event”), except for a Disqualifying Event covered by Rule 506(d)(2) or (d)(3). In the event of a Dividend Nonpayment, the holders of at least 50% of the outstanding Series A Preferred Shares may request that the Board of Directors call a special meeting of shareholders to elect such Preferred Share Director; provided, however, to the extent permitted by our bylaws, if the next annual or a special meeting of shareholders is scheduled to be held within 90 days of the receipt of such request, the election of such Preferred Share Director shall be included in the agenda for, and shall be held at, such scheduled annual or special meeting of shareholders. The Preferred Share Director shall stand for reelection annually, at each subsequent annual meeting of the shareholders, so long as the holders continue to have such voting rights. At any meeting at which the holders are entitled to elect a Preferred Share Director, the holders of record of at least one-third of the then outstanding Series A Preferred Shares, present in person or represented by proxy, shall constitute a quorum and the vote of the holders of record of a majority of such Series A Preferred Shares so present or represented by proxy at any such meeting at which there shall be a quorum shall be sufficient to elect the Preferred Share Director. If and when all accumulated and unpaid dividends on Series A Preferred Shares have been paid in full (a “Nonpayment Remedy”), the holders shall immediately and, without any further action by us, be divested of the voting rights described in this section, subject to the revesting of such rights in the event of a subsequent Dividend Nonpayment. If such voting rights for the holders shall have terminated, the term of office of the Preferred Share Director so elected shall terminate at the next annual meeting of shareholders following the date of the Nonpayment Remedy or his or her earlier death, resignation or removal and the authorized number of directors on the Board of Directors shall automatically decrease by one. The Preferred Share Director may be removed at any time, with or without cause, by the holders of a majority in voting power of the outstanding Series A Preferred Shares then outstanding when they have the voting rights described in this section. In the event that a Dividend Nonpayment shall have occurred and there shall not have been a Nonpayment Remedy, any vacancy in the office of a Preferred Share Director (other than prior to the initial election of the Preferred Share Director after a Dividend Nonpayment) may be filled by a vote of the holders of a majority in voting power of the outstanding shares of Series A Preferred Shares then outstanding when they have the voting rights described above; provided that (i) any Preferred Share Director shall be reasonably acceptable to the Board of Directors and the nominating and corporate governance committee thereof, acting in good faith; (ii) the election of any such Preferred Share Director will not cause the Company to violate the corporate governance requirements of Nasdaq (or any other exchange or automated quotation system on which our securities may be listed or quoted); and (iii) that such Preferred Share Director may not be subject to any “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualifying Event”), except for a Disqualifying Event covered by Rule 506(d)(2) or (d)(3). The Preferred Share Director shall be entitled to one vote on any matter that shall come before the Board of Directors for a vote.

Voting Rights. In addition to the voting rights discussed above, so long as any Series A Preferred Shares are outstanding and remain unredeemed, we may not, without the vote or consent of the holders of a majority of the Series A Preferred Shares: (i) engage in a merger, consolidation, or share exchange that materially and adversely affects the rights, preferences, or voting power of the Series A Preferred Shares, unless Series A Preferred Shares are converted into or exchanged for (A) cash equal to or greater than the applicable redemption price per share or (B) preferred shares of the surviving entity having rights, preferences, and privileges that are materially the same as those of the Series A Preferred Shares; (ii) amend our Articles of Incorporation or the Certificate of Designation establishing the Series A Preferred Shares to materially and adversely affect the rights, preferences, or voting power of Series A Preferred Shares; or (iii) declare or pay any junior dividends or repurchase any junior securities during any time that all dividends on the Series A Preferred Shares have not been paid in full in cash.

Call Feature. Beginning June 9, 2024, we may, at our option, redeem the Series A Preferred Shares, in whole or in part, by paying $25.00 per share, plus any accrued and unpaid dividends to the date of redemption.

Liquidation Preference of Series A Preferred Shares. If we liquidate, dissolve, or wind up, holders of the Series A Preferred Shares will have the right to receive $25.00 per share, plus all accumulated, accrued, and unpaid dividends (whether or not earned or declared) to and including the date of payment, before any payments are made to the holders of our Common Stock or to the holders of equity securities the terms of which provide that such equity securities will rank junior to the Series A Preferred Shares. The rights of holders of Series A Preferred Shares to receive their liquidation preference also will be subject to the proportionate rights of any other class or series of our capital stock ranking in parity with the Series A Preferred Shares as to liquidation.

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Conversion at Option of Holder. Each Series A Preferred Share, together with accrued but unpaid dividends, is convertible into Common Stock at a Conversion Price of $4.50 per share of Common Stock, which initially equals 5.556 shares of Common Stock, at any time at the option of the holder, subject to adjustment for the Anti-Dilution Provisions set forth below.

Anti-Dilution Provisions. The Conversion Price is subject to adjustment for: (i) the payment of stock dividends or other distributions payable in shares of Common Stock or any other class or series of our capital stock; (ii) the issuance to all holders of Common Stock of certain rights or warrants entitling them to subscribe for or purchase our Common Stock at a price per share less than the market price per share of Common Stock; and (iii) subdivisions, combinations, and reclassifications of our Common Stock. Holders of Series A Preferred Shares will also be entitled to participate in Extraordinary Dividends or other distributions to all holders of our Common Stock of any shares of stock (excluding Common Stock) or evidence of indebtedness or assets (including securities, but excluding those dividends, rights, warrants and distributions referred to in clause (i), (ii), or (iii) above and dividends and distributions paid in cash, but not excluding Extraordinary Dividends paid in cash) to the extent each holder would have been entitled if the holder had held the number of Common Stock acquirable upon complete conversion of the holder’s Series A Preferred Shares immediately before the date on which a record is taken for such Extraordinary Dividend or distribution.

Market Trigger Conversion. We, at our option, may cause the Series A Preferred Shares, together with accrued but unpaid dividends, to be converted, which we refer to as a “Market Trigger Conversion,” in whole or in part, on a pro rata basis, into fully paid and nonassessable shares of Common Stock at the Conversion Price if the trading price of our Common Stock shall have equaled or exceeded 170% of the Conversion Price for at least 20 trading days in any 30 consecutive trading day period ending five days prior to the Market Trigger Conversion Date which is defined below.

Buy-In on Failure to Timely Deliver Certificates Upon Conversion. If we fail to deliver to a holder a certificate representing shares issuable upon the valid conversion of such holder’s Series A Preferred Shares or fail to credit such holder’s balance account with the Depository Trust Company with such shares, as applicable, by the earlier of (i) two trading days and (ii) the number of trading days comprising the Standard Settlement Period after the applicable conversion date (the “Share Delivery Date”) (other than a failure caused by incorrect or incomplete information provided by the holder to us), and if after such Share Delivery Date the holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the holder’s brokerage firm otherwise purchases, Common Stock to deliver in satisfaction of a sale by such holder of the shares which the holder was entitled to receive upon the conversion relating to such Share Delivery Date, then we are obligated to (A) pay in cash to the holder (in addition to any other remedies available to or elected by the holder) the amount by which (x) the holder’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Common Stock that the Company was required to deliver to the holder in connection with the conversion at issue, times (2) the price at which the sell order giving rise to such purchase obligation was executed; provided, however, that such holder provides reasonable evidence of the date and time of such sell order and such sell order occurred after the date on which we were obligated to deliver such shares of Common Stock and prior to the delivery of the Common Stock related to such conversion, and (B) at the option of the holder, either reissue (if surrendered) the Series A Preferred Shares equal to the number of Series A Preferred Shares submitted for conversion or deliver to the holder the number of shares of Common Stock that would have been issued if we had timely complied with our delivery requirements. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of business days on which the Common Stock is traded, or able to be traded on the Nasdaq or any successor exchange to the foregoing, or any market on which the Common Stock is listed or admitted to trading (including any over-the-counter market).

Change of Control. If we undergo a “Change of Control” (as defined below) that was pre-approved by the Company’s Board of Directors, holders of Series A Preferred Shares have the option to (i) demand that we redeem the Series A Preferred Shares at (a) $26.63 per Series A Preferred Share from the date of issuance until and not including June 9, 2022, (b) $25.81 per Series A Preferred Share on or after June 9, 2022 until and not including June 9, 2023, and (c) $25.00 on or after June 9, 2023, in each case plus the amount of any accumulated and unpaid dividends thereon to but not including the date of redemption (whether or not such dividends shall have been declared); (ii) continue to hold the Series A Preferred Shares; or (iii) convert some or all of the Series A Preferred Shares together with accrued but unpaid dividends.

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“Change of Control” means an event the result of which is that a Person or group acquires at least 50% voting control of us, and neither we nor any surviving entity has its common stock listed on a recognized U.S. exchange.

Ranking. The Series A Preferred Shares, with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up, will rank:

●	senior to our Common Stock and any other class of equity securities the terms of which provide that such equity securities will rank junior to the Series A Preferred Shares;
●	on parity (pari passu) with any equity securities the terms of which provide that such equity securities will rank without preference or priority over the other; and
●	junior to any equity securities the terms of which provide that such equity securities will rank senior to the Series A Preferred Shares.

We will be restricted in our ability to issue or create any class or series of capital stock ranking senior to the Series A Preferred Shares with respect to dividends or distributions unless the holders of at least two-thirds of the then outstanding Series A Preferred Shares consent to the same.

Exchange Listing. Our Series A Preferred Shares are listed on Nasdaq under the symbol “HCDIP.”

Transfer Agent and Paying Agent. Mountain Share Transfer, Inc. will act as the transfer agent and dividend payment agent and registrar in respect of the Series A Preferred Shares.

Warrants

Form. The Warrants will be issued under a Warrant Agency Agreement between us and Mountain Share Transfer, Inc. as warrant agent (the “Warrant Agent”). The material terms and provisions of the Warrants offered hereby are summarized below. The following description is subject to, and qualified in its entirety by, the form of Warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part. You should review a copy of the form of Warrant for a complete description of the terms and conditions applicable to the Warrants.

Exercisability. The Warrants are exercisable beginning on the date of issuance. The Warrants will thereafter remain exercisable at any time up to five years from the date of original issuance. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise. No fractional shares of Common Stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will round up to the next whole share. The holder will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or 9.99% upon election prior to issuance of any Warrants) of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants.

Failure to Timely Deliver Shares. If we fail to deliver to the investor a certificate representing shares issuable upon exercise of a Warrant or fail to credit such holder’s balance account with the Depository Trust Company with such shares, as applicable, by the third trading day after the exercise date as required by the Warrant, and if the investor purchases the shares of our Common Stock after that third trading day to deliver in satisfaction of a sale by the investor of the underlying Warrant shares that the investor anticipated receiving from us, then, within three trading days of receipt of the investor’s request, we, at the investor’s option, will either (i) pay cash to the investor in an amount equal to the investor’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock purchased less the exercise price (as described below), or the buy-in price, provided, however, that such holder provides reasonable evidence of the date and time of such sell order and such sell order occurred after the missed delivery date and prior to the delivery of the related Warrant shares, at which point our obligation to deliver the Warrant (and to issue the underlying Common Stock) will terminate; (ii) reinstate the portion of the Warrant and equivalent number of Warrant shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded); or (iii) promptly honor our obligation to deliver to the investor a certificate or certificates representing the underlying Common Stock and pay cash to the investor in an amount equal to the excess (if any) of the buy-in price over the product of (A) the number of shares of Common Stock, times (B) the per share closing price of our Common Stock on the date of the event giving rise to our obligation to deliver the certificate.

Exercise Price. Each Warrant represents the right to purchase one share of Common Stock at an exercise price equal to $ per share, subject to adjustment as described below. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications, or similar events affecting our Common Stock. Holders of Warrants will also be entitled to participate in any grants, issues, or sales by the Company of Company Stock Equivalents (as defined in the Warrant) or rights to purchase assets, including cash, stock, or other property to our stockholders to the extent each holder could have participated if the holder had held the number of Common Stock acquirable upon complete exercise of the holder’s Warrants immediately before the date on which a record is taken for such grant, issue, or sale.

Fundamental Transaction. If, while the Warrants are outstanding, we consummate any Fundamental Transaction (as defined in the Warrant), the Warrants may be exercised for the consideration received in the Fundamental Transaction.

Cashless Exercise. If, at any time during the term of the Warrants, the issuance of Common Stock upon exercise of the Warrants is not covered by an effective registration statement, the holder is permitted to effect a cashless exercise of the Warrants (in whole or in part) by having the holder deliver to us a duly executed exercise notice, canceling a portion of the Warrant in payment of the purchase price payable in respect of the number of Common Stock purchased upon such exercise.

Exchange Listing. We have applied to list the Warrants on Nasdaq under the symbol “[ ].” If the application is not approved, we will not complete this Offering. The shares of Common Stock underlying the Warrants are listed for trading on Nasdaq under the symbol “HCDI.”

Rights as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of a Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Warrant.

Governing Law and Jurisdiction. The Warrant Agency Agreement provides that the validity, interpretation, and performance of the Warrants and the Warrant Agency Agreement will be governed by the laws of the State of Washington, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. In addition, the Warrant Agency Agreement provides that any action, proceeding or claim against the Company arising out of or relating to the Warrants or the Warrant Agency Agreement must be brought and enforced in the courts of the state of Washington, or if no state courts, then the United States District Court for the Western District of Washington. Investors in this Offering will be bound by these provisions. However, we do not intend that the foregoing provisions would apply to actions arising under the Securities Act, or the Exchange Act.

Warrant Agent. Mountain Share Transfer, Inc. will act as our Warrant Agent for the Warrants.

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CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2021:

●	on an actual basis; and
●	as adjusted to give effect to the Offering and application of the net proceeds therefrom, but not the exercise of Warrants to be issued in this Offering.

This table should be read in conjunction with the sections captioned “Use of Proceeds,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements and related notes thereto incorporated by reference in this prospectus.

	(Presented in Thousands of Dollars)
	Actual	Pro Forma As Adjusted(1)

Cash	$12,786	$14,451
Debt	43,842	43,842
Stockholders’ equity:
Common stock, no par value, 50,000,000 shares authorized, 14,898,594 outstanding	37,058	37,058
8.0% Series A Cumulative Convertible Preferred Stock	28,661	56,411
Additional paid-in capital	484	484
Accumulated deficit and minority interest	(6,397)	(6,397)
Total equity	59,806	87,556
Total capitalization	59,806	87,556

(1)	Pro Forma As Adjusted shows an estimate of the relevant balance sheet accounts after defined usage of offering proceeds.

The outstanding share information in the table above is based on 14,898,594, shares of our Common Stock outstanding as of the date of this prospectus, and

●	assumes no exercise of the underwriter’s over-allotment option to purchase up to an additional Series A Preferred Shares and/or Warrants;

●

excludes                shares of our Common Stock issuable upon the exercise of outstanding Series A Preferred Shares and                shares of Common Stock issuable upon the exercise of the Series A Preferred Shares to be issued in this Offering;

●	excludes 4,140,000 shares of our Common Stock issuable upon the exercise of outstanding warrants at an exercise price of $5.00 (HCDIW); 12,000 warrants to purchase Series A Preferred Shares with an exercise price of $24.97; 36,000 warrants to purchase warrants to purchase Common Stock at an exercise price of $5.00; and 510,859 shares of our Common Stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $4.25;

●	excludes options to purchase 487,345 shares of Common Stock at a weighted average exercise price of $2.87 granted under our 2018 Equity Incentive Plan as of the date of this prospectus;

●	includes 25,500 vested shares of Common Stock issued under our 2020 Restricted Stock Plan as of the date of this prospectus;

●	excludes 78,500 shares of Common Stock issued but not vested under our 2020 Restricted Stock Plan as of the date of this prospectus;

●	excludes 135,177 shares of our Common Stock reserved for future issuance in connection with awards under our 2018 Equity Incentive Plan; and

●	excludes 596,000 shares of our Common Stock reserved for future issuance in connection with awards under our 2020 Restricted Stock Plan.

(See “Description of Capital Stock.”)

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PRINCIPAL STOCKHOLDERS

Immediately prior to the completion of this offering, there are 14,898,594 shares of our Common Stock outstanding as of the date of this prospectus. The following table sets forth the beneficial ownership of our Common Stock immediately prior to and immediately after the completion of this offering by:

●	each of our directors;

●	each of our named executive officers;

●	all of our directors and executive officers as a group; and

●	each person known by us to be the beneficial owner of 5% or more of our outstanding Common Stock.

The percentage ownership information after the offering assumes the issuance of shares of Common Stock in this offering but does not assume the exercise of the underwriter’s over-allotment option.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of Common Stock issuable pursuant to the exercise of stock options and warrants that are either immediately exercisable or exercisable on or before the date which is 60 days after the date of this prospectus. These shares are deemed to be outstanding and beneficially owned by the person holding those options and warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner (10)	Number of Shares of Common Stock		Percentage of Class

Directors and Named Executive Officers:
Sterling Griffin, Chief Executive Officer, President, Director	2,762,457	(1)	18.4%

Tim O’Sullivan, Interim Chief Financial Officer	11,713	(2)	*

Jeff Habersetzer, Secretary and General Counsel	43,839	(3)	*

Richard Schmidtke, Director	151,374	(4)	*

Larry Swets, Director	112,950	(5)	*

Dennis Wong, Director	39,833	(6)	*

Wally Walker, Director	44,600	(7)	*

Karen Bryant, Director	2,500	(8)	*

Chris Corr, Director	2,500	(9)

All directors and executive officers as a group (nine persons)	3,171,766		20.9%

*Less than 1%.

(1)	Includes options to purchase 87,568 shares of our Common Stock and 2,500 shares of unvested Common Stock pursuant to the 2020 Restricted Stock Plan.
(2)	Consists of options to purchase 11,713 shares of our Common Stock.
(3)	Consists of options to purchase 43,839 shares of our Common Stock.
(4)	Includes options to purchase 20,000 shares of Common Stock and 2,500 shares of unvested Common Stock pursuant to the 2020 Restricted Stock Plan.
(5)	Includes options to purchase 53,784 shares of Common Stock and 2,500 shares of unvested Common Stock pursuant to the 2020 Restricted Stock Plan.
(6)	Includes options to purchase 20,000 shares of Common Stock and 2,500 shares of unvested Common Stock pursuant to the 2020 Restricted Stock Plan.
(7)	Includes options to purchase 20,000 shares of Common Stock and 2,500 shares of unvested Common Stock pursuant to the 2020 Restricted Stock Plan.
(8)	Includes 2,500 shares of unvested Common Stock pursuant to the 2020 Restricted Stock Plan.
(9)	Includes 2,500 shares of unvested Common Stock pursuant to the 2020 Restricted Stock Plan.
(10)	Unless otherwise indicated, the address of each beneficial owner is 11505 Burnham Drive, Suite 301, Gig Harbor, Washington 98332.

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DESCRIPTION OF CAPITAL STOCK

General

We were formed as a Washington limited liability company in February 2014 and converted into a Washington corporation on October 1, 2018. We changed our name to Harbor Custom Development, Inc. on August 1, 2019. Our authorized capital stock consists of 50,000,000 shares of Common Stock, no par value, and 10,000,000 shares of preferred stock, no par value, 5,000,000 of which are designated for Series A Preferred Shares. Immediately prior to this Offering, we have 14,898,594 shares of our Common Stock outstanding held by eight shareholders of record, one of which is Cede & Co., a nominee for Depository Trust Company and 1,260,555 Series A Preferred Shares outstanding held by one shareholder of record, Cede & Co.

Upon the completion of this Offering, as a result of the issuance of          Series A Preferred Shares in this Offering, there will be          Series A Preferred Shares issued and outstanding (assuming that the underwriters do not exercise their over-allotment option).

Common Stock

Each holder of our Common Stock is entitled to one vote per each share on all matters to be voted upon by the common shareholders, and there are no cumulative voting rights. Subject to applicable law and the rights, if any, of the holders of outstanding shares of any series of preferred stock we may designate and issue in the future, holders of our Common Stock shall be entitled to vote on all matters on which shareholders generally are entitled to vote. Subject to the rights, if any, of the holders of outstanding shares of any series of preferred stock we may designate and issue in the future, holders of our Common Stock will be entitled to receive ratably the dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available for that purpose. If there is a liquidation, dissolution, or winding up of the Company, subject to the rights, if any, of the holders of outstanding shares of any series of preferred stock we may designate and issue in the future, holders of our Common Stock would be entitled to ratable distribution of our assets remaining after the payment in full of our liabilities.

Under the terms of our governing documents, the holders of our Common Stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. All currently outstanding shares of our Common Stock are fully paid and non-assessable. The rights of the holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. (See “Description of the Securities we are Offering.”)

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “HCDI.”

Preferred Stock

Our Articles of Incorporation authorize our Board of Directors to establish one or more series of preferred stock. Unless required by law or any stock exchange, the authorized but unissued shares of preferred stock will be available for issuance without further action by our shareholders. Our Board of Directors is authorized to divide the preferred stock into series and, with respect to each series, to fix and determine the designation, terms, preferences, limitations, and relative rights thereof, including dividend rights, dividend rates, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Without shareholder approval, we could issue preferred stock that could impede or discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders may believe is in their best interests or in which they may receive a premium for their Common Stock over the market price of the Common Stock.

We have filed a Certificate of Designation as amended designating the Series A Preferred Shares. (See “Description of the Securities we are Offering.”)

Stock Options

On November 12, 2018, we adopted the 2018 Equity Incentive Plan, pursuant to which we may grant equity awards to our employees, officers, directors, and certain service providers. There are 675,676 shares of our Common Stock reserved for issuance under the 2018 Equity Incentive Plan.

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As of the date of this prospectus, there were 487,345 shares of our Common Stock issuable upon exercise of outstanding stock options pursuant to the 2018 Equity Incentive Plan, as follows:

Optionee	Number of Options	Exercise Price
Employees	120,766	$0.40-$5.00
Sterling Griffin	67,568	$0.44
Larry Swets	33,784	$2.22
Jeff Habersetzer	20,000	$6.50
Jeff Habersetzer	9,010	$0.40
Jeff Habersetzer	100,000	$3.28
Tim O’Sullivan	16,217	$0.40
Directors	120,000	$5.15

There are 143,284 options that have not yet been issued under the 2018 Equity Incentive Plan.

Warrants

As of the date of this prospectus, we have outstanding warrants to purchase our Common Stock, as follows:

Shares of Common Stock Underlying Warrants	Per Share Exercise Price	Vesting Date	Expiration Date
22,524	$0.40	October 15, 2019 and December 5, 2019	October 14, 2029 and December 4, 2029
88,335	$7.50	August 28, 2021	August 28, 2025
400,000	$3.75	July 12, 2021	January 21, 2026
4,140,000	$5.00	June 11, 2021	June 11, 2026
36,000	$5.00	December 6, 2021	June 9, 2026

We also have outstanding warrants to purchase 12,000 Series A Preferred Shares exercisable at a per share price of $24.97 which vest on December 6, 2021 and expire on June 9, 2026.

Restricted Stock Awards

On October 13, 2020, we adopted the 2020 Restricted Stock Plan, pursuant to which we may grant Common Stock awards to our directors, officers, and key employees. There are 700,000 shares of our Common Stock reserved for issuance under the 2020 Restricted Stock Plan.

As of the date of this prospectus, there were 104,000 shares of our Common Stock issuable upon the vesting of the issued Common Stock awards pursuant to the 2020 Restricted Stock Plan, whereby all six of the members of our Board of Directors were issued 5,000 shares of Common Stock with equal installments of 1,250 vesting on the last day of each quarter, beginning on December 31, 2020, and an additional 4,000 shares of Common Stock were issued to Mr. Wong as the chair of the audit committee, with equal installments of 1,000 vesting on the last day of each quarter, beginning on December 31, 2020. On August 12, 2021, all seven members of our Board of Directors were issued 10,000 shares of Common Stock pursuant to the 2020 Restricted Stock Plan, whereby equal installments of 2,500 shall vest on the last day of each quarter, beginning on September 30, 2021. There are 596,000 shares of Common Stock that have not been issued under the 2020 Restricted Stock Plan.

Certain Provisions of Washington Law and of our Articles of Incorporation and Bylaws

The following summary of certain provisions of the Washington Business Corporations Act (referred to as the WBCA) and of our Articles of Incorporation and Bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to the WBCA and our Articles of Incorporation and Bylaws. (See “Where You Can Find More Information” for how to obtain copies of our Articles of Incorporation and Bylaws.)

Our Board of Directors

Our Bylaws provide that the number of our directors will be fixed from time to time exclusively by action of our Board of Directors. Our Articles of Incorporation and Bylaws provide that, subject to applicable law, the rights, if any, of holders of any series of preferred stock and the rights of shareholders to fill any vacancy that results from the removal of a director at a special election meeting as described under “Removal of Directors” below, newly created directorships resulting from any increase in the authorized number of directors, and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may only be filled by the majority vote of the remaining directors in office, even if less than a quorum is present.

Pursuant to our Bylaws, each member of our Board of Directors who is elected at our annual meeting of our shareholders, and each director who is elected in the interim to fill vacancies and newly created directorships, will hold office until the next annual meeting of our shareholders and until his or her successor is elected and qualified. Pursuant to our Bylaws, directors will be elected by a plurality of votes cast by the shares present in person or by proxy at a meeting of shareholders and entitled to vote thereon, a quorum being present at such meeting.

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Removal of Directors

Our Bylaws provide that, subject to the rights, if any, of holders of one or more classes or series of preferred stock, any director may be removed from office at any time, but only by the affirmative vote of the holders of 66 2/3% of the voting power of our capital stock entitled to vote generally in the election of directors. Except as described below, this provision, when coupled with the exclusive power of our Board of Directors to fill vacant directorships, precludes shareholders from removing incumbent directors except with the affirmative vote of the holders of 66 2/3% of the voting power of our capital stock entitled to vote generally in the election of directors and from filling the vacancies created by such removal.

Meetings of Shareholders

Pursuant to our Bylaws, an annual meeting of our shareholders for the purpose of the election of directors and the transaction of any other business will be held on a date and at the time and place, if any, determined by our Board of Directors. Each of our directors is elected by our shareholders to serve until the next annual meeting and until his or her successor is duly elected and qualified. In addition, our Board of Directors, the chairman of our Board of Directors, our Chief Executive Officer or our President may call a special meeting of our shareholders for any purpose, but business transacted at any special meeting of our shareholders shall be limited to the purposes stated in the notice of such meeting. In addition, we will be required to hold a special election meeting under the circumstances described above under “Removal of Directors.”

Articles of Incorporation Amendments

Unless a higher vote is required by its governing documents, the affirmative vote of a majority of the outstanding stock entitled to vote is required to amend a Washington corporation’s Articles of Incorporation. However, amendments which make changes relating to the capital stock by increasing or decreasing the par value or the aggregate number of authorized shares of a class, or by altering or changing the powers, preferences or special rights of a class so as to affect them adversely, also require the affirmative vote of a majority of the outstanding shares of such class, even though such class would not otherwise have voting rights.

Pursuant to our Bylaws, in addition to any votes required by applicable law and subject to the express rights, if any, of the holders of any series of preferred stock, the affirmative vote of the holders of at least 66 2/3% of the voting power of our capital stock entitled to vote generally in the election of directors shall be required to amend, modify or repeal any provision, or adopt any new or additional provision, in a manner inconsistent with our provisions relating to the removal of directors, exculpation of directors, indemnification, and the vote of our shareholders required to amend our Bylaws. In addition, pursuant to our Articles of Incorporation, we reserve the right at any time and from time to time to amend, modify or repeal any provision contained in our Articles of Incorporation, and any other provision authorized by Washington law in force at such time may be added in the manner prescribed by our Articles of Incorporation or by applicable law, and all rights, preferences and privileges conferred upon shareholders, directors or any other persons pursuant to the Articles of Incorporation are granted subject to the foregoing reservation of rights. Notwithstanding the foregoing, no amendment or modification to, or repeal of our Articles of Incorporation provisions relating to indemnification or the exculpation of directors shall adversely affect any right or protection existing under our Articles of Incorporation immediately prior to such amendment, modification, or repeal.

Bylaw Amendments

Our Board of Directors has the power to amend, modify, or repeal our Bylaws or adopt any new provision authorized by the laws of the State of Washington in force at such time. Under our Bylaws, the shareholders have the power to amend, modify, or repeal our Bylaws, or adopt any new provision authorized by the laws of the State of Washington in force at such time, at a duly called meeting of the shareholders, solely with, notwithstanding any other provisions of our Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of 66 2/3% of the voting power of our capital stock enabled to vote generally.

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Advance Notice of Director Nominations and New Business

Our Bylaws provide that, with respect to an annual meeting of shareholders, nominations of individuals for election to our Board of Directors and the proposal of other business to be considered by our shareholders at an annual meeting of shareholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our Board of Directors, or (3) by a stockholder who was a stockholder of record both at the time such stockholder gives us the requisite notice of such nomination or business and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in our Bylaws, including a requirement to provide certain information about the stockholder and its affiliates and the nominee or business proposal, as applicable.

With respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of persons for election to our Board of Directors may be made at a special meeting of shareholders at which directors are to be elected only (1) by or at the direction of our Board of Directors or (2) provided that our Board of Directors has determined that a purpose of the special meeting is to elect directors, by a stockholder who was a stockholder of record both at the time such stockholder gives us the requisite notice of such nomination or business and at the time of the special meeting, who is entitled to vote at the meeting and upon such election and who has complied with the notice procedures set forth in our Bylaws, including a requirement to provide certain information about the stockholder and its affiliates and the nominee.

Anti-Takeover Provisions

Our Articles of Incorporation and Bylaws and Washington law contain provisions that may delay or prevent a transaction or a change in control of us that might involve a premium paid for shares of our Common Stock or otherwise be in the best interests of our shareholders, which could adversely affect the market price of our Common Stock. Certain of these provisions are described below.

Selected provisions of our Articles of Incorporation and Bylaws.

Our Articles of Incorporation and/or Bylaws contain anti-takeover provisions that:

●	authorize our Board of Directors, without further action by the shareholders, to issue up to 10,000,000 shares of preferred stock in one or more series, and with respect to each series, to fix the number of shares constituting that series, the powers, rights, and preferences of the shares of that series, and the qualifications, limitations, and restrictions of that series;

●	require that actions to be taken by our shareholders may be taken only at an annual or special meeting of our shareholders;

●	specify that special meetings of our shareholders can be called only by our Board of Directors, the chairman of our Board of Directors, our chief executive officer, our president, or shareholders of 51% of the outstanding voting shares of capital stock after going public;

●	provide that our Bylaws may be amended by our Board of Directors without stockholder approval;

●	provide that directors may be removed from office only by the affirmative vote of the holders of 66 2/3% of the voting power of our capital stock entitled to vote generally in the election of directors;

●	provide that vacancies on our Board of Directors or newly created directorships resulting from an increase in the number of our directors may be filled only by a vote of a majority of directors then in office, even though less than a quorum;

●	provide that, subject to the express rights, if any, of the holders of any series of preferred stock, any amendment, modification, or repeal of, or the adoption of any new or additional provision, inconsistent with our Articles of Incorporation provisions relating to the removal of directors and the vote of our shareholders required to amend our Bylaws requires the affirmative vote of the holders of at least 66 2/3% of the voting power of our capital stock entitled to vote generally in the election of directors;

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●	provide that the shareholders may amend, modify, or repeal our Bylaws, or adopt new or additional provisions of our Bylaws, only with the affirmative vote of 66 2/3% of the voting power of our capital stock entitled to vote generally; and

●	establish advance notice procedures for shareholders to submit nominations of candidates for election to our Board of Directors and other proposals to be brought before a shareholders meeting.

Business Combinations under Washington Law. Washington law imposes restrictions on certain transactions between a corporation and certain significant shareholders. Chapter 23B.19 of the WBCA prohibits, with certain exceptions, a “target corporation” from engaging in certain “significant business transactions” with an “acquiring person” who acquires 10% or more of the voting securities of the target corporation for a period of five years after such acquisition, unless the transaction or acquisition of shares is approved by a majority of the members of the target corporation’s board of directors prior to the date of the acquisition or, at or subsequent to the date of the acquisition, the transaction is approved by a majority of the members of the target corporation’s board of directors and authorized at a shareholders’ meeting by the vote of at least two-thirds of the outstanding voting shares of the target corporation, excluding shares owned or controlled by the acquiring person. The prohibited transactions include, among others, a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person, termination of 5% or more of the employees of the target corporation as a result of the acquiring person’s acquisition of 10% or more of the shares, or allowing the acquiring person to receive any disproportionate benefit as a shareholder. After the five-year period during which significant business transactions are prohibited, certain significant business transactions may occur if certain “fair price” criteria or shareholder approval requirements are met. Target corporations include all publicly traded corporations incorporated under Washington law, as well as publicly traded foreign corporations that meet certain requirements.

Exclusive Forum

Our Bylaws provide that a state court located within the state of Washington (or, if no state court located within the state of Washington has jurisdiction, the United States District Court for the Western District of Washington) will be the exclusive forum for: (a) any actual or purported derivative action or proceeding brought on our behalf; (b) any action asserting a claim of breach of fiduciary duty by any of our directors or officers; (c) any action asserting a claim against us or our directors or officers arising pursuant to the WBCA, our Articles of Incorporation, or our Bylaws; or (d) any action asserting a claim against us or our officers or directors that is governed by the internal affairs doctrine. This provision will not apply to actions arising under the Exchange Act or the Securities Act. By becoming one of our shareholders, you will be deemed to have notice of and have consented to the provisions of our Bylaws related to the choice of forum. The choice of forum provision in our Bylaws may limit our shareholders’ ability to obtain a favorable judicial forum for disputes with us.

Limitation on Liability and Indemnification of Directors and Officers

The WBCA provides that a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if: (i) the individual acted in good faith; and (ii) the individual reasonably believed, in the case of conduct in the individual’s official capacity, that the individual’s conduct was in the best interests of the corporation, and in all other cases, that the individual’s conduct was at least not opposed to the corporation’s best interests. In the case of a criminal proceeding, the individual must not have had any reasonable cause to believe the conduct was unlawful.

A director may not be indemnified in connection with a proceeding by or in the right of the corporation in which the director was found liable to the corporation, or a proceeding in which the director was found to have improperly received a personal benefit. Washington law provides for mandatory indemnification of directors for reasonable expenses incurred when the indemnified party is wholly successful in the defense of the proceeding. A corporation may indemnify officers to the same extent as directors.

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Washington law permits a director of a corporation who is a party to a proceeding to apply to the courts for indemnification or advance of expenses, unless the Articles of Incorporation provide otherwise, and the court may order indemnification or advancement of expenses under certain circumstances set forth in the statute. Washington law further provides that a corporation may, if authorized by its articles of incorporation or bylaws or a resolution adopted or ratified by the shareholders, provide indemnification in addition to that provided by statute, subject to certain conditions set forth in the statute.

Our Bylaws provide, among other things, for the indemnification of directors, and authorize the Board of Directors to pay reasonable expenses incurred by, or to satisfy a judgment or fine against, a current or former director in connection with any legal liability incurred by the individual while acting for us within the scope of his or her employment, provided, however, that such payment of expenses in advance of the final disposition of the proceeding will be made only upon the receipt of an undertaking of the director to repay all amounts advanced if it should be ultimately determined that the director is not entitled to be indemnified.

In addition, our Bylaws and director agreements provide that our directors will not be personally liable for monetary damages to us for conduct as a director if they are wholly successful in the defense of the proceeding as described above.

Insofar as the above described indemnification provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we understand that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Authorized but Unissued Shares

Our authorized but unissued shares of Common Stock and Preferred Stock will be available for future issuance without your approval. We may use additional shares for a variety of purposes, including future offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of Common Stock and Preferred Stock could render it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

We have retained Mountain Share Transfer, Inc., Atlanta, Georgia, as the transfer agent and warrant agent for our Common Stock, Series A Preferred Shares, and Warrants, as applicable.

SHARES ELIGIBLE FOR FUTURE SALE

General

We have 14,898,594 shares of Common Stock issued and outstanding. Of these shares, 2,031,705 shares sold in our Initial Public Offering and 9,200,000 shares sold in our Follow-On Offering, all of which are freely tradable without restriction or further registration under the Securities Act except for any shares held by our “affiliates” as that term is defined in Rule 144 under the Securities Act which would only be able to be sold in compliance with the conditions of Rule 144. The remaining 3,666,889 shares of our Common Stock outstanding are “restricted securities” or “control securities” under the Securities Act, and a significant portion of these restricted securities are subject to the lock-up agreements described below. Subject to certain contractual restrictions, including the lock-up agreements described below, restricted securities and control securities may be sold in the public market only if (i) they have been registered or (ii) they qualify for an exemption from registration under Rule 144 or any other applicable exemption.

Rule 144

Under Rule 144, a person (or persons whose shares are aggregated) who is, or was at any time during the three months preceding a sale, deemed to be our “affiliate” would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of our Common Stock, which is approximately 148,986 shares of Common Stock, or the average weekly trading volume of our Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to a six-month holding period and requirements relating to manner of sale and notice requirements and the availability of current public information about us. Subject to the lock-up agreements described below, approximately 19% of our outstanding Common Stock are subject to limitations on sales by affiliates under Rule 144.

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Rule 144 also provides that a person who is not deemed to be, or have been, at any time during the three months preceding a sale, our affiliate, and who has for at least six months beneficially owned shares of our Common Stock that are restricted securities, will be entitled to freely sell such shares of our Common Stock subject only to the availability of current public information regarding us. A person who is not deemed to be, or have been, at any time during the three months preceding a sale, our affiliate, and who has beneficially owned for at least one year shares of our Common Stock that are restricted securities, will be entitled to freely sell such shares of our Common Stock under Rule 144 without regard to the current public information requirements of Rule 144.

2018 Equity Incentive Plan

On November 12, 2018, we adopted our 2018 Equity Incentive Plan, which provides for the grant of incentive stock options within the meaning of Section 422 of the Code, to our employees and any parent and subsidiary corporation’s employees, and for the grant of non-statutory stock options, restricted stock and other stock awards to our employees, directors and certain service providers and the employees and service providers of any parent and subsidiary corporation. A total of 675,676 shares of our Common Stock are reserved for issuance under the 2018 Equity Incentive Plan. (See “Description of Capital Stock—Stock Options.”) We filed a registration statement on Form S-8 registering the total number of shares of our Common Stock that may be issued under our 2018 Equity Incentive Plan.

2020 Restricted Stock Plan

On October 13, 2020, we adopted our 2020 Restricted Stock Plan, which provides for awards of shares of Common Stock to our officers, directors, and key employees at the discretion of our compensation committee. A total of 700,000 shares of our Common Stock are reserved for issuance under the 2020 Restricted Stock Plan. We filed a registration statement on Form S-8 registering the total number of shares of our Common Stock that may be issued under our 2020 Restricted Stock Plan.

Lock-Up Periods

Pursuant to certain “lock-up” agreements, we and our executive officers, directors and certain of our shareholders, have agreed, subject to limited exceptions, without the prior written consent of the representative of the underwriters, not to directly or indirectly, offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, our Common Stock or any securities convertible into or exercisable or exchangeable for our Common Stock, enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any such securities, or to enter into any transaction, swap, hedge or other arrangement relating thereto, subject to customary exceptions, or publicly disclose the intention to do any of the foregoing, for a period of three months from the date of this prospectus. (See “Underwriting.”)

CERTAIN MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal income tax consequences of the acquisition, ownership, disposition, and conversion of our Series A Preferred Shares and Warrants acquired in this Offering and any Common Stock received upon either: (i) the conversion of the Series A Preferred Shares or (ii) exercise of the Warrants (collectively, the “Securities”). This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended, referred to as the Code, existing and proposed U.S. Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. No ruling has been or will be sought from the Internal Revenue Service, or IRS, with respect to the matters discussed below, and there can be no assurance the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership or disposition of our Securities or that any such contrary position would not be sustained by a court.

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We assume in this discussion that our Securities will be held as capital assets (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxes, does not discuss the potential application of the Medicare contribution tax or the alternative minimum tax and does not address state or local taxes or U.S. federal gift and estate tax laws, except as specifically provided below with respect to non-U.S. holders, or any non-U.S. tax consequences that may be relevant to holders in light of their particular circumstances. This discussion also does not address the special tax rules applicable to particular holders, such as financial institutions, brokers or dealers in securities, tax-exempt organizations, pension plans, regulated investment companies, owners that hold our Securities as part of a straddle, hedge, conversion transaction, synthetic security, or other integrated investment, insurance companies, controlled foreign corporations, passive foreign investment companies, or corporations that accumulate earnings to avoid U.S. federal income tax, holders subject to special tax accounting rules, and certain U.S. expatriates.

In addition, this discussion does not address the tax treatment of partnerships or other pass-through entities or persons who hold our Securities through partnerships or other entities which are pass-through entities for U.S. federal income tax purposes. A partner in a partnership or other pass-through entity that will hold our Securities should consult his, her, or its own tax advisor regarding the tax consequences of the ownership and disposition of our Securities through a partnership or other pass-through entity, as applicable.

This discussion of U.S. federal income tax considerations is for general information purposes only and is not tax advice. Prospective investors should consult their own tax advisors regarding the U.S. federal, state, local, and non-U.S. income and other tax considerations of acquiring, holding, and disposing of our Securities.

For the purposes of this discussion, a “U.S. Holder” means a beneficial owner of our Securities that is for U.S. federal income tax purposes (a) an individual citizen or resident of the United States; (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) has the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A “Non-U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of Securities that is not a U.S. Holder or a partnership for U.S. federal income tax purposes.

Allocation of Purchase Price Between our Series A Preferred Shares and Warrants

For U.S. federal income tax purposes, the Series A Preferred Shares and Warrants issued pursuant to this Offering will be treated as an unit consisting of one share of Series A Preferred Shares and the accompanying Warrants to acquire our Common Stock. The purchase price for each unit will be allocated between these two components in proportion to their relative fair market values at the time the unit is purchased by the holder. This allocation of the purchase price for each unit will establish the holder’s initial tax basis for U.S. federal income tax purposes in the Series A Preferred Shares and the Warrants included in each unit. The separation of the Series A Preferred Shares and the Warrants included in each unit should not be a taxable event for U.S. federal income tax purposes. Each holder should consult his, her or its own tax advisor regarding the allocation of the purchase price between the Series A Preferred Shares and the Warrants.

Election not to Accept Warrants

This discussion does not address the federal income tax consequences to an opt-out investor of electing not to accept Warrants. Each holder should consult his, her or its own tax advisor regarding the federal income tax consequences of electing not to accept Warrants, including the impact on the holder’s tax basis in his, her or its Series A Preferred Shares and Warrants, if any.

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Tax Considerations Applicable to U.S. Holders

Certain Adjustments to the Series A Preferred Shares

An adjustment to the number of shares of Common Stock that will be issued upon the conversion of a Series A Preferred Share may be treated as a constructive distribution to a U.S. Holder of the Series A Preferred Shares depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to shareholders). Adjustments to the conversion price of Series A Preferred Shares made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders thereof generally should not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property. See the more detailed discussion of the rules applicable to distributions made by us under the heading “Distributions” below.

Conversion of Series A Preferred Shares

A U.S. Holder generally will not recognize gain or loss upon the conversion of a Series A Preferred Share into Common Stock (except to the extent that cash is received in lieu of the issuance of a fractional share of Common Stock). A U.S. Holder’s initial tax basis in the Common Stock received upon the conversion of a Series A Preferred Share (including any fractional share deemed received) will be equal to such U.S. Holder’s tax basis in the Series A Preferred Share (reduced by the tax basis of any fractional share paid out in cash). A U.S. Holder’s holding period for the Common Stock received upon the conversion of a Series A Preferred Share will include the U.S. Holder’s holding period in such Series A Preferred Share.

Treatment of Fractional Common Stock

A U.S. Holder who receives cash in lieu of a fractional share of Common Stock upon the conversion of Series A Preferred Shares will allocate the tax basis in the Common Stock received over all of the shares received including the fractional share deemed received and will recognize capital gain or loss in the amount of the difference between the cash received and the tax basis allocated to the fractional share. Such gain or loss will be long-term capital gain or loss if at the time of the conversion if the Series A Preferred Shares have been held by the U.S. Holder for more than one year. Preferential tax rates may apply to long-term capital gain of a U.S. Holder that is an individual, estate or trust. Deductions for capital losses are subject to significant limitations.

Exercise and Expiration of Warrants

In general, a U.S. Holder will not recognize gain or loss for U.S. federal income tax purposes upon exercise of a Warrant. The U.S. Holder will take a tax basis in the shares acquired on the exercise of a Warrant equal to the exercise price of the Warrant, increased by the U.S. Holder’s adjusted tax basis in the Warrant exercised (as determined pursuant to the rules discussed above). The U.S. Holder’s holding period in the shares of our Common Stock acquired on exercise of the Warrant will begin on the date of exercise of the Warrant or possibly the day after such exercise and will not include any period for which the U.S. Holder held the Warrant.

The lapse or expiration of a Warrant will be treated as if the U.S. Holder sold or exchanged the Warrant and recognized a capital loss equal to the U.S. Holder’s tax basis in the Warrant. The deductibility of capital losses is subject to limitations.

Distributions

Distributions (including constructive distributions as described above under the heading “Certain Adjustments to the Series A Preferred Shares” above) paid on our Series A Preferred Shares or Common Stock to a U.S. Holder generally will constitute dividends for U.S. tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a U.S. Holder’s adjusted tax basis in our Series A Preferred Shares or Common Stock. Any remaining excess will be treated as gain realized on the sale or exchange of our Series A Preferred Shares or Common Stock as described below under the section titled “—Disposition of Our Securities.”

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Certain Adjustments to Warrants

The number of shares of Common Stock issued on the exercise of the Warrants and the exercise price of Warrants are subject to adjustment in certain circumstances. Adjustments (or failure to make adjustments) that have the effect of increasing a U.S. Holder’s proportionate interest in our assets or earnings and profits may, in some circumstances, result in a constructive distribution to the U.S. Holder. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of our Warrants generally will not be deemed to result in a constructive distribution. If an adjustment is made that does not qualify as being made pursuant to a bona fide reasonable adjustment formula, a U.S. Holder of warrants may be deemed to have received a constructive distribution from us, even though such U.S. Holder has not received any cash or property as a result of such adjustment. The tax consequences of the receipt of a distribution from us are described above under “Distributions.”

Disposition of Our Securities

Upon a sale or other taxable disposition (other than a redemption treated as a distribution, which will be taxed as described above under “Distributions”) of our Securities, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the Securities. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the Securities exceeds one year. The deductibility of capital losses is subject to certain limitations. U.S. Holders who recognize losses with respect to a disposition of our Securities should consult their own tax advisors regarding the tax treatment of such losses.

Information Reporting and Backup Reporting

Information reporting requirements generally will apply to payments of dividends (including constructive dividends) on our Securities and to the proceeds of a sale or other disposition of our Securities paid by us to a U.S. Holder. Backup withholding will apply to those payments if the U.S. Holder fails to provide the holder’s taxpayer identification number, or certification of exempt status, or if the holder otherwise fails to comply with applicable requirements to establish an exemption.

Backup withholding is not an additional tax. Generally, any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. U.S. Holders should consult their own tax advisors regarding their qualification for exemption from information reporting and backup withholding and the procedure for obtaining such exemption.

Tax Considerations Applicable to Non-U.S. Holders

Certain Adjustments to the Series A Preferred Shares

An adjustment to the number of shares of Common Stock that will be issued upon the conversion of a Series A Preferred Share may be treated as a constructive distribution to a Non-U.S. Holder of the Series A Preferred Shares depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). Adjustments to the conversion price of Series A Preferred Shares made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders thereof generally should not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property. See the more detailed discussion of the rules applicable to distributions made by us under the heading “Distributions” below.

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Conversion of Series A Preferred Shares

A Non-U.S. Holder generally will not recognize gain or loss upon the conversion of a share of Series A Preferred Shares into Common Stock (except to the extent that cash is received in lieu of the issuance of a fractional share of Common Stock). A Non-U.S. Holder’s initial tax basis in the Common Stock received upon the conversion of a Series A Preferred Share (including any fractional share deemed received) will be equal to such Non-U.S. Holder’s tax basis in the Series A Preferred Share (reduced by the tax basis of any fractional share paid out in cash). A Non-U.S. Holder’s holding period for the Common Stock received upon the conversion of a Series A Preferred Share will include the Non-U.S. Holder’s holding period in such Series A Preferred Share.

Treatment of Fractional Common Stock

A Non-U.S. Holder who receives cash in lieu of a fractional share of Common Stock upon the conversion of Series A Preferred Shares will allocate the tax basis in the Common Stock received over all of the shares received including the fractional share deemed received and will recognize capital gain or loss in the amount of the difference between the cash received and the tax basis allocated to the fractional share. See the more detailed discussion of the rules applicable to dispositions of Common Stock under the heading “Dispositions of Our Securities” below

Exercise and Expiration of Warrants

In general, a Non-U.S. Holder will not recognize gain or loss for U.S. federal income tax purposes upon the exercise of Warrants into shares of Common Stock.

The expiration of a Warrant will be treated as if the Non-U.S. Holder sold or exchanged the Warrant and recognized a capital loss equal to the Non-U.S. Holder’s tax basis in the Warrant. However, a Non-U.S. Holder will not be able to utilize a loss recognized upon expiration of a Warrant against the Non-U.S. Holder’s U.S. federal income tax liability unless the loss is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base in the United States) or is treated as a U.S.-source loss and the Non-U.S. Holder is present 183 days or more in the taxable year of disposition and certain other conditions are met.

Certain Adjustments to Series A Preferred Shares and Warrants

As described above under “—U.S. Holders—Certain Adjustments to Warrants,” an adjustment to the terms of the Warrants could result in a constructive distribution to a Non-U.S. Holder, which would be treated as described under “Distributions” below. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the Non-U.S. Holder. Non-U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to the terms of the Warrants.

Distributions

Distributions (including constructive distributions as described above under the heading “Certain Adjustments to the Series A Preferred Shares” above) on our Securities to a Non-U.S. Holder will constitute dividends for U.S. federal income tax purposes as described in “—U.S. Holders—Distributions.” Any distribution (including constructive distributions) on our Securities that is treated as a dividend paid to a Non-U.S. Holder that is not effectively connected with the holder’s conduct of a trade or business in the United States will generally be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and the Non-U.S. Holder’s country of residence. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide the applicable withholding agent with a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. Such form must be provided prior to the payment of dividends and must be updated periodically. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent may then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. If a holder is eligible for a reduced rate of U.S. withholding tax under an income tax treaty, the holder should consult with his, her or its own tax advisor to determine if the holder is able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. If we are a USRPHC (as defined below) and do not qualify for the Regularly Traded Exception (as defined below), distributions which constitute a return of capital will be subject to withholding tax unless an application for a withholding certificate is filed to reduce or eliminate such withholding. See “Disposition of Our Securities” below for a discussion of the treatment of USRPHCs.

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Dividends that are effectively connected with the conduct of a trade or business within the U.S. and includible in the Non-U.S. Holder’s gross income are not subject to the withholding tax (assuming proper certification and disclosure), but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Any such effectively connected income received by a non-U.S. corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate, subject to any exemption or lower rate as may be specified by an applicable income tax treaty.

Disposition of Our Securities

Subject to the discussions below under the sections titled “—Backup Withholding and Information Reporting” and “—Foreign Accounts,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain, if any, recognized on a sale, conversion or other disposition (other than a redemption treated as a distribution, which will be taxed as described above under “Distributions”) of our Securities unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States, and if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States; in these cases, the Non-U.S. Holder will be taxed on a net income basis at the regular tax rates and in the manner applicable to U.S. persons, and if the Non-U.S. Holder is a corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply;
●	the Non-U.S. Holder is a nonresident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the Non-U.S. Holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the Non-U.S. Holder, if any; or
●	our Securities constitute a U.S. real property interest because we are, or have been at any time during the five-year period preceding such disposition (or the Non-U.S. Holder’s holding period of the Securities, if shorter), a “U.S. real property holding corporation” or “USRPHC”, unless our Series A Preferred Shares or Common Stock, as applicable, is regularly traded on an established securities market (“Regularly Traded Exception”) and the Non-U.S. Holder held no more than 5% of our outstanding Common Stock or Series A Preferred Shares, as applicable, directly or indirectly, during the shorter of the five-year period ending on the date of the disposition or the period that the Non-U.S. Holder held such stock. Special rules may apply to the determination of the 5% threshold in the case of a holder of Warrants. Non-U.S. Holders are urged to consult their own tax advisors regarding the effect of holding our Warrants on the calculation of such 5% threshold. The Warrants are not expected to qualify for the Regularly Traded Exception. Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” (as defined in the Code and applicable regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we believe that we are not currently, and we do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes. No assurance can be provided that our Common Stock or Series A Preferred Shares will be regularly traded on an established securities market for purposes of the rules described above. Non-U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax considerations that could result if we are, or become, a “U.S. real property holding corporation.”

See the sections titled “—Backup Withholding and Information Reporting” and “—Foreign Accounts” for additional information regarding withholding rules that may apply to proceeds of a disposition of our Securities paid to foreign financial institutions or non-financial foreign entities.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each Non-U.S. Holder the gross amount of the distributions (including constructive distributions) on our Securities paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. Holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate, currently 24%, with respect to dividends (or constructive dividends) on our Securities. Generally, a holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN (or other applicable Form W-8) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. Holder, or otherwise establishes an exemption. Dividends paid to Non-U.S. Holders subject to withholding of U.S. federal income tax, as described above under the heading “Dividends,” will generally be exempt from U.S. backup withholding.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our Securities by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a Non-U.S. Holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or is incorporated under the provisions of a specific treaty or agreement.

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Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder can be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

Foreign Accounts

The Foreign Account Tax Compliance Act, or FATCA, generally imposes a 30% withholding tax on dividends (including constructive dividends) on, and gross proceeds from the sale or other disposition of, our Securities if paid to a non-U.S. entity unless (i) if the non-U.S. entity is a “foreign financial institution,” the non-U.S. entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the non-U.S. entity is not a “foreign financial institution,” the non-U.S. entity identifies certain of its U.S. investors, if any, or (iii) the non-U.S. entity is otherwise exempt under FATCA.

Withholding under FATCA generally will apply to payments of dividends (including constructive dividends) on our Securities. While withholding under FATCA may apply to payments of gross proceeds from a sale or other disposition of our Securities, under recently proposed U.S. Treasury Regulations withholding on payments of gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued.

An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Under certain circumstances, a holder may be eligible for refunds or credits of the tax. Holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our Securities.

Federal Estate Tax

Securities owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes and, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise. A Non-U.S. Holder should consult his, her, or its own tax advisor regarding the U.S. federal estate tax consequences of the ownership or disposition of shares of our Securities.

The preceding discussion of material U.S. federal tax considerations is for information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local, and non-U.S. tax consequences of purchasing, holding, and disposing of our Securities, including the consequences of any proposed changes in applicable laws.

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UNDERWRITING

ThinkEquity LLC is acting as the representative of the several underwriters of this offering (the “Representative”). We have entered into an underwriting agreement, dated        , 2021 with the Representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of Series A Preferred Shares and Warrants listed next to its name in the following table:

Underwriters	Number of Shares	Number of Warrants
ThinkEquity LLC

Total

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Series A Preferred Shares and Warrants offered by this prospectus are subject to various conditions and representations and warranties, including the approval of certain legal matters by their counsel and other conditions specified in the underwriting agreement. The Series A Preferred Shares and Warrants are offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them. The underwriters reserve the right to withdraw, cancel or modify the offer to the public and to reject orders in whole or in part. The underwriters are obligated to take and pay for all of the Series A Preferred Shares and Warrants offered by this prospectus if any such Series A Preferred Shares and Warrants are taken, other than those Series A Preferred Shares and/or Warrants covered by the over-allotment option described below.

Over-Allotment Option

We have granted a 45-day option to the underwriters to purchase up to          additional Series A Preferred Shares at a public offering price of $       per share and/or             up to additional Warrants at a public offering price of $ per Warrant, less the underwriting discounts as set forth on the cover page of the registration statement of which this prospectus forms a part, solely to cover over-allotments, if any. The underwriters may exercise this option for 45 days from the date of the closing of the Offering solely to cover sales of Series A Preferred Shares and Warrants by the underwriters in excess of the total number of Series A Preferred Shares and Warrants set forth in the table above. Any Series A Preferred Shares and/or Warrants issued or sold under the option will be issued and sold on the same terms and conditions as the other Series A Preferred Shares and/or Warrants that are the subject of this Offering. If this option is exercised in full, the total offering price to the public will be $34,500,000 and the total net proceeds, before expenses, to us will be $              .

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Discounts and Commissions

The underwriters propose initially to offer the Series A Preferred Shares and Warrants to the public at the public offering price set forth on the cover page of the registration statement of which this prospectus forms a part and to dealers at those prices less a concession not in excess of $          per Series A Preferred Share and five Warrants. If all of the Series A Preferred Shares and Warrants offered by us are not sold at the public offering price, the underwriters may change the offering price and other selling terms by means of a supplement to this prospectus.

The following table shows the public offering price, underwriting discounts and commissions and proceeds before expenses to us. The information assumes either no exercise or full exercise of the over-allotment option we granted to the underwriters.

	Per Series A Preferred Share and Warrants(1)	Total Without Over-allotment Option	Total With Over-allotment Option
Public offering price	$	$	$
Underwriting discounts and commissions (7.0%)(1)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)	Represents the aggregate offering price for one Series A Preferred Share and five Warrants to each purchase one share of Common Stock at $ per share.
(2)	We have agreed to pay a non-accountable expense allowance to the Representative equal to 0.75% of the gross proceeds received in this Offering (excluding proceeds received from exercise of the underwriter’s over-allotment option) which is not included in Underwriting discounts and commissions.

We have agreed to reimburse the Representative for all reasonable and actual out-of-pocket accountable fees and costs incurred by the Representative in connection with this Offering up to a maximum of $150,000 in the aggregate, including the fees and expenses of the underwriters’ legal counsel.

We estimate the expenses of this Offering payable by us, not including underwriting discounts and commissions, will be approximately $615,000.

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Right of First Refusal

Subject to certain limited exceptions, until August 28, 2022, the Representative will have, subject to certain exceptions, an irrevocable right of first refusal to act as sole investment banker, sole book-runner, and/or sole placement agent, at the Representative’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings, during such period, for us, or any successor to or any subsidiary of us, on terms customary for the Representative. The Representative will have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation.

Lock-Up Agreements

Pursuant to “lock-up” agreements, we, our executive officers and directors, and certain stockholders, have agreed, without the prior written consent of the Representative not to directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) our Common Stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our Common Stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of ours or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for a period of 90 days after the date of this prospectus.

Determination of Offering Price

The public offering price of the securities we are offering was negotiated between us and the underwriters. Factors considered in determining the public offering price of the shares include the history and prospects of the Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the Offering and such other factors as were deemed relevant.

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Other

From time to time, certain of the underwriters and/or their affiliates may in the future provide, various investment banking and other financial services for us for which they may receive customary fees. In the course of their businesses, the underwriters and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans. Except for services provided by the Representative in connection with this Offering and our public offering of Series A Preferred Shares in June 2021, no underwriter has provided any investment banking or other financial services to us during the 180-day period preceding the date of this prospectus and we do not expect to retain any underwriter to perform any investment banking or other financial services for at least 90 days after the date of this prospectus.

Nasdaq Capital Market Listing

Our Series A Preferred Shares are listed on Nasdaq under the symbol “HCDIP.” We have applied to list our Warrants on Nasdaq under the symbol “HCDIZ.” No assurance can be given that our application will be approved by Nasdaq. There is currently no established trading market for the Warrants.

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Price Stabilization, Short Positions and Penalty Bids

In connection with this Offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

●	Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum.

●	Over-allotment involves sales by the underwriters of securities in excess of the number of securities the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriters is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing securities in the open market.

●	Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. A naked short position occurs if the underwriters sell more securities than could be covered by the over-allotment option. This position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in this Offering.

●	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when securities originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of the securities. As a result, the price of our Series A Preferred Shares and Warrants may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Series A Preferred Shares and Warrants. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our Series A Preferred Shares and Warrants on the Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the securities and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters, or by their affiliates. Other than this prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other websites maintained by the underwriters is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

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Indemnification

We have agreed to indemnify the underwriters against liabilities relating to this Offering arising under the Securities Act and the Exchange Act, liabilities arising from breaches of some or all of the representations and warranties contained in the underwriting agreement, and to contribute to payments that the underwriters may be required to make for these liabilities.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our Series A Preferred Shares and Warrants, or the possession, circulation or distribution of this prospectus or any other material relating to us or our Series A Preferred Shares and Warrants in any jurisdiction where action for that purpose is required. Accordingly, our Series A Preferred Shares and Warrants may not be offered or sold, directly or indirectly, and none of this prospectus or any other offering material or advertisements in connection with our Series A Preferred Shares and Warrants may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the Offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area—Belgium, Germany, Luxembourg, and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC, or the Prospectus Directive, as implemented in Member States of the European Economic Area, or each, a Relevant Member State, from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
●	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

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●	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the Company or any underwriter for any such offer; or
●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monétaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des Marchés Financiers, or AMF. The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other Offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005, or the Prospectus Regulations. The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus has not been approved or disapproved by the Israeli Securities Authority, or ISA, nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals, or licenses in connection with the Offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

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Italy

The Offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societ—$$—Aga e la Borsa, “CONSOB” pursuant to the Italian securities legislation and, accordingly, no Offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998, or Decree No. 58, other than:

●	to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999, or Regulation no. 1197l as amended, or Qualified Investors; and
●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and
●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971, as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended, or the FIEL, pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other Offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales, and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any Offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

58

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other Offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other Offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended, or FSMA, has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published, or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to the Company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005, or the FPO, (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter are not required to comply with the disclosure requirements of NI33-105 regarding underwriter conflicts of interest in connection with this Offering.

59

LEGAL MATTERS

Certain legal matters in connection with this Offering, including the validity of the Series A Preferred Shares and Warrants offered hereby, will be passed upon for us by FitzGerald Yap Kreditor LLP, Irvine, California. Certain legal matters in connection with this Offering will be passed upon for the underwriters by Dorsey & Whitney LLP, New York, New York and Seattle, Washington.

EXPERTS

Our consolidated financial statements as of and for the years ended December 31, 2020 and 2019, included in this prospectus have been so included in reliance on the report of Rosenberg Rich Baker Berman, P.A., an independent registered public accounting firm, given upon the authority of such firm as experts in accounting and auditing.

MATERIAL CHANGES

There have been no material changes in our affairs since the end of the fiscal year ended that have not been described in a Form 10-Q or Form 8-K under the Exchange Act.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the shares of our Series A Preferred Shares and Warrants being offered by this prospectus. This prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. Some items included in the registration statement are omitted from the prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered in this prospectus, we refer you to the registration statement and the accompanying exhibits.

A copy of the registration statement and the accompanying exhibits and any other document we file may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from this office upon the payment of the fees prescribed by the SEC. The public may obtain information on the operation of the public reference facilities in Washington, D.C. by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are available to the public from the SEC’s website at www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act, applicable to a company with securities registered pursuant to Section 12 of the Exchange Act. In accordance therewith, we will file proxy statements, periodic information, and other information with the SEC. All documents filed with the SEC are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.harborcustomdev.com. You may access our reports, proxy statements and other information free of charge at this website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not a part of this prospectus.

60

HARBOR CUSTOM DEVELOPMENT, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

AND FINANCIAL STATEMENT SCHEDULE

61

ITEM 1. INTERIM FINANCIAL STATEMENTS

HARBOR CUSTOM DEVELOPMENT, INC. AND SUBSIDIARIES

D/B/A HARBOR CUSTOM HOMES

CONDENSED CONSOLIDATED BALANCE SHEETS

	6/30/2021	12/31/2020
	(unaudited)
ASSETS

Real Estate	$85,217,800	$20,370,300
Property, Plant and Equipment, net	8,438,800	8,176,000
Right of Use Assets	877,400	873,800
Cash	12,785,600	2,396,500
Prepaid Expense	847,600	1,658,000
Accounts Receivable, net	61,900	78,200
Contract Assets, net	1,481,500	-
Deferred Offering Costs	-	65,100
TOTAL ASSETS	$109,710,600	$33,617,900

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES

Construction Loans, net of Debt Discount of $1,067,100 and $502,400 respectively	$26,456,600	$9,590,100
Construction Loans - Related Parties, net of Debt Discount of $1,897,600 and $670,200 respectively	10,352,600	5,819,700
Equipment Loans	5,418,900	5,595,500
Accounts Payable and Accrued Expenses	5,908,000	2,700,000
Operating Lease Liabilities	852,900	841,700
Finance Leases	759,100	999,400
Deferred Revenue	14,500	896,300
Note Payable PPP	2,200	19,300
Dividends Payable	140,100	-
Note Payable D&O Insurance	-	741,200
TOTAL LIABILITIES	49,904,900	27,203,200

COMMITMENTS AND CONTINGENCIES - SEE NOTE 10

STOCKHOLDERS’ EQUITY
Preferred Stock, No Par 10,000,000 shares authorized and 1,260,555 issued and outstanding at June 30, 2021 and 0 outstanding and issued at December 31, 2020	$28,661,000	$-
Common Stock, No Par 50,000,000 shares authorized and 14,898,594 issued and outstanding at June 30, 2021 and 5,636,548 issued and outstanding at December 31, 2020	37,057,900	11,956,900
Additional Paid In Capital	483,700	234,800
Accumulated Deficit	(5,105,300)	(4,487,100)
Total Stockholders’ Equity - Harbor Custom Development, Inc.	61,097,300	7,704,600
Non-Controlling Interest	(1,291,600)	(1,289,900)
TOTAL STOCKHOLDERS’ EQUITY	59,805,700	6,414,700
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$109,710,600	$33,617,900

See accompanying notes to the condensed consolidated financial statements.

(Amounts rounded to the nearest $100)

F-1

HARBOR CUSTOM DEVELOPMENT, INC. AND SUBSIDIARIES

D/B/A HARBOR CUSTOM HOMES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020

Sales	$14,132,400	$8,329,800	$28,006,600	$18,270,800

Cost of Sales	10,805,100	7,436,000	24,072,100	17,264,200

Gross Profit	3,327,300	893,800	3,934,500	1,006,600

Operating Expenses	2,267,800	1,282,300	4,317,600	2,311,700

Operating Income (Loss)	1,059,500	(388,500)	(383,100)	(1,305,100)

Other Income (Expense)
Loss on Sale of Equipment	-	-	(35,900)	(15,500)
Forgiveness of Debt	-	-	10,000	-
Other Income (Expense)	95,200	13,000	112,600	13,000
Interest Expense	(85,300)	(18,700)	(183,400)	(90,300)
Total Other Income (Expense)	9,900	(5,700)	(96,700)	(92,800)

Income (Loss) Before Income Tax	1,069,400	(394,200)	(479,800)	(1,397,900)

Income Tax Benefit (Expense)	-	(39,900)	-	(10,100)

Net Income (Loss) Attributable to Stockholders	$1,069,400	$(434,100)	$(479,800)	$(1,408,000)

Net (Loss) Income Attributable to Non-controlling interests	(2,300)	(3,000)	(1,700)	(224,900)
Preferred Dividends	(140,100)	-	(140,100)	-

Net Income (Loss) Attributable to Common Stockholders	$931,600	$(431,100)	$(618,200)	$(1,183,100)

Net Income (Loss) Per Share - Basic	$0.06	$(0.12)	$(0.04)	$(0.34)
Net Income (Loss) Per Share - Diluted	$0.06	$(0.12)	$(0.04)	$(0.34)

Weighted Average Common Shares Outstanding - Basic	14,890,094	3,513,517	14,071,373	3,513,517
Weighted Average Common Shares Outstanding - Diluted	15,052,525	3,513,517	14,071,373	3,513,517

See accompanying notes to the condensed consolidated financial statements.

(Amounts rounded to the nearest $100)

F-2

HARBOR CUSTOM DEVELOPMENT, INC. AND SUBSIDIARIES

D/B/A HARBOR CUSTOM HOMES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Six Months Ended June 30, 2021 and 2020 (Unaudited)

	6/30/21	6/30/20
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(479,800)	$(1,408,000)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation	483,100	285,900
Amortization of right of use assets	163,200	128,600
Forgiveness on PPP loan	(10,000)	-
Loss on sale of equipment	35,900	15,500
Stock compensation	230,900	1,100
Net change in assets and liabilities:
Accounts receivable	16,300	(206,900)
Contract assets	(1,481,500)	-
Prepaid expenses	810,400	(440,200)
Real estate	(63,469,900)	(2,124,400)
Deferred revenue	(881,800)	1,301,900
Deferred income tax	-	10,100
Payments on right of use liability	(155,600)	(145,400)
Accounts payable and accrued expenses	3,208,000	(319,300)
NET CASH (USED IN) OPERATING ACTIVITIES	(61,530,800)	(2,901,100)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(175,100)	(321,800)
Proceeds on the sale of equipment	69,500	145,400
NET CASH (USED IN) INVESTING ACTIVITIES	(105,600)	(176,400)

CASH FLOWS FROM FINANCING ACTIVITIES
Construction loans, net	17,431,200	7,904,400
Financing fees construction loans	(1,185,700)	(138,200)
Construction loans related parties, net	5,760,200	(5,200,800)
Financing fees related party construction loans	(1,983,900)	-
Payments on financing leases	(141,200)	(179,500)
Payments on PPP loan	(7,100)	582,800
Due to related party	-	39,300
Repayments on note payable D&O insurance	(741,200)	-
Net proceeds from issuance of common stock	25,101,000	-
Net proceeds from issuance of preferred stock	28,661,000	-
Repayment on equipment loans	(951,900)	(27,700)
Proceeds from exercise of stock options	18,000	-
Deferred offering costs	65,100	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	72,025,500	2,980,300

NET INCREASE (DECREASE) IN CASH	10,389,100	(97,200)

CASH AT BEGINNING OF YEAR	2,396,500	430,000

CASH AT END OF PERIOD	$12,785,600	$332,800

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$1,915,700	$90,300

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Financing of assets additions	$775,300	$258,100
New right of use obligations	$166,800	$-
Cancellation of finance leases	$99,100	$-
Amortization of debt discount capitalized	$1,347,800	$500,400

See accompanying notes to the condensed consolidated financial statements.

(Amounts rounded to the nearest $100)

F-3

HARBOR CUSTOM DEVELOPMENT, INC. AND SUBSIDIARIES

D/B/A HARBOR CUSTOM HOMES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

For the Periods January 1, 2020 through June 30, 2020 and January 1, 2021 through June 30, 2021

(Unaudited)

	Common Stock		Preferred Stock		Additional		Stockholders’		Total
	Shares	No	Shares	No	Paid	Accumulated	Equity	Non-Controlling	Equity
	Issued	Par	Issued	Par	in Capital	(Deficit)	(Deficit)	Interest	(Deficit)

Balance, January 1, 2020	3,513,517	$670,900	-	$-	$119,100	$(954,300)	$(164,300)	$(1,060,600)	$(1,224,900)

Net Loss					-	(752,000)	(752,000)	(221,900)	(973,900)

Balance, March 31, 2020	3,513,517	$670,900	-	$-	$119,100	$(1,706,300)	$(916,300)	$(1,282,500)	$(2,198,800)

Stock Compensation Expense					1,100		1,100		1,100
Net Loss					-	(431,100)	(431,100)	(3,000)	(434,100)

Balance, June 30, 2020	3,513,517	$670,900	-	$-	$120,200	$(2,137,400)	$(1,346,300)	$(1,285,500)	$(2,631,800)

Balance, January 1, 2021	5,636,548	$11,956,900	-	$-	$234,800	$(4,487,100)	$7,704,600	$(1,289,900)	$6,414,700

Net proceeds issuance of common stock	9,200,000	25,101,000					25,101,000		25,101,000
Exercise of stock options	45,046				18,000		18,000		18,000
Stock Compensation Expense	8,500				115,100		115,100		115,100
Net (Loss) Income						(1,549,800)	(1,549,800)	600	(1,549,200)

Balance, March 31, 2021	14,890,094	$37,057,900	-	$-	$367,900	$(6,036,900)	$31,388,900	$(1,289,300)	$30,099,600

Net proceeds issuance of preferred stock			1,260,555	28,661,000			28,661,000		28,661,000
Dividends						(140,100)	(140,100)		(140,100)
Stock Compensation Expense	8,500				115,800		115,800		115,800
Net Income (Loss)						1,071,700	1,071,700	(2,300)	1,069,400

Balance, June 30, 2021	14,898,594	$37,057,900	1,260,555	$28,661,000	$483,700	$(5,105,300)	$61,097,300	$(1,291,600)	$59,805,700

See accompanying notes to the consolidated financial statements.

(Amounts rounded to the nearest $100)

F-4

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

The Company’s principal business activity involves acquiring raw land and developed lots for the purpose of building and selling single family and multi-family dwellings in Washington, California, Texas and Florida. It utilizes its heavy equipment resources to develop an inventory of finished lots and provide development infrastructure construction, on a contract basis, for other home builders. Single family construction and infrastructure construction contracts vary but are typically less than one year.

On August 1, 2019, the Company changed its name from Harbor Custom Homes, Inc. to Harbor Custom Development, Inc.

The Company became an effective filer with the Securities and Exchange Commission SEC and started trading on The Nasdaq Stock Market LLC (“Nasdaq”) on August 28, 2020.

Principles of Consolidation

The consolidated financial statements include the following subsidiaries of Harbor Custom Development, Inc. as of the reporting period ending dates as follows (all entities are formed as Washington LLCs):

Names	Dates of Formation	Attributable Interest
		June 30,	December 31,
		2021	2020
Saylor View Estates, LLC	March 30, 2014	51%	51%
Harbor Materials, LLC*	July 5, 2018	N/A	100%
Belfair Apartments, LLC	December 3, 2019	100%	100%
Pacific Ridge CMS, LLC	May 24, 2021	100%	N/A
Tanglewilde, LLC	June 25, 2021	100%	N/A

F-5

*	Harbor Materials, LLC was voluntarily dissolved with the State of Washington as of January 29, 2021.

All intercompany transactions and balances have been eliminated in consolidation.

As of June 30, 2021 and December 31, 2020, the aggregate non-controlling interest was $(1,291,600) and $(1,289,900).

Basis of Presentation

The unaudited financial information furnished herein reflects all adjustments, consisting solely of normal recurring items, which in the opinion of management are necessary to fairly state the financial position of the Company and the results of its operations for the periods presented. This report should be read in conjunction with the Company’s consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the (“SEC”) on March 31, 2021. The Company assumes that the users of the interim financial information herein have read or have access to the audited financial statements for the preceding fiscal year and the adequacy of additional disclosure needed for a fair presentation may be determined in that context. The condensed consolidated balance sheet at December 31, 2020 was derived from the audited financial statements but does not include all disclosures required by accounting principles generally accepted in the United States of America. The results of operations for the interim periods presented are not necessarily indicative of results for the year ending December 31, 2021.

The Company’s Board of Directors and stockholders approved a 1-for-2.22 reverse split of the Company’s common stock, which was effected on April 15, 2020. The reverse split combined each 2.22 shares of the Company’s outstanding common stock into one share of common stock. No fractional shares were issued in connection with the reverse split, and any fractional shares resulting from the reverse split were rounded up to the nearest whole share. All references to common stock, options to purchase common stock, restricted stock, share data, per share data, and related information, as applicable have been adjusted in the financial statements to reflect the split of the common stock as if it had occurred at the beginning of the earliest period presented.

All numbers in these financial statements are rounded to the nearest $100.

F-6

Use of Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

Stock-Based Compensation

Effective as of November 19, 2018, the Company’s Board of Directors and stockholders approved and adopted the 2018 Incentive and Non-Statutory Stock Option Plan (the “2018 Plan”). The 2018 Plan allows the Administrator (as defined in the 2018 Plan), currently the Board of Directors, to determine the issuance of incentive stock options and non-qualified stock options to eligible employees and outside directors and consultants of the Company. The Company reserved 675,676 shares of common stock for issuance under the 2018 Plan.

Effective as of December 3, 2020, the Company’s Board of Directors and stockholders approved and adopted the 2020 Restricted Stock Plan (the “2020 Plan”). The 2020 Plan allows the Administrator (currently the Compensation Committee) to determine the issuance of restricted stock to eligible officers, directors, and key employees. The Company reserved 700,000 shares of common stock for issuance under the 2020 Plan.

The Company accounts for stock-based compensation in accordance with ASC Topic 718, “Compensation – Stock Compensation” (“ASC 718”) which establishes financial accounting and reporting standards for stock-based employee compensation. It defines a fair value-based method of accounting for an employee stock option or similar equity instrument.

The Company recognizes all forms of share-based payments, including stock option grants, warrants and restricted stock grants, at their fair value on the grant date, which is based on the estimated number of awards that are ultimately expected to vest.

Options and warrants are valued using a Black-Scholes option pricing model. Grants of share-based payment awards issued to non-employees for services rendered have been recorded at the fair value of the share-based payment. The grants are amortized on a straight-line basis over the requisite service periods, which is generally the vesting period. If an award is granted, but vesting does not occur, any previously recognized compensation expense is reversed in the period related to the termination of service.

Stock-based compensation expenses are included in selling, general and administrative expenses in the consolidated statement of operations.

F-7

For the six months ended June 30, 2021 and 2020 when computing fair value of share-based payments, the Company has considered the following variables:

	June 30, 2021	June 30, 2020
Risk-free interest rate	0.23-0.84%	1.46%
Exercise price	$3.36-$5.00	$2.22
Expected life of grants	2.50-6 years	5.64 years
Expected volatility of underlying stock	42.97%-56.13%	32.39%
Dividends	0	0

The expected term is computed using the “simplified” method as permitted under the provisions of ASC 718-10-S99. The Company uses the simplified method to calculate the expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate the expected term. The share price as of the grant date was determined by an independent third party 409(a) valuation until the Company’s stock became publicly traded. Now the share price is the public trading price at the time of grant. Expected volatility is based on the historical stock price volatility of comparable companies’ common stock, as the stock does not have sufficient historical trading activity. Risk free interest rates were obtained from U.S. Treasury rates for the applicable periods.

Earnings (Loss) Per Share

Earnings (Loss) per share (“EPS”) is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share. EPS is computed pursuant to Section 260-10-45 of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”). Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16, basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period. Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the income statement) and also from net income. The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

The following table provides a reconciliation of the numerator and denominator used in computing basic and diluted net loss attributable to common stockholders per common share.

F-8

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Numerator:
Net income (loss) attributable to common stockholders	$931,600	$(431,100)	(618,200)	$(1,183,100)
Effect of dilutive securities:	-	-	-	-

Diluted income (net) loss	$931,600	$(431,100)	(618,200)	$(1,183,100)

Denominator:
Weighted average common shares outstanding - basic	14,890,094	3,513,517	14,071,373	3,513,517
Dilutive securities (a):
Options	19,778	-	-	-
Warrants	142,653	-	-	-

Weighted average common shares outstanding and assumed	15,052,525	3,513,517	14,071,373	3,513,517
conversion – diluted

Basic net income (loss) per common share	$0.06	$(0.12)	(0.04)	$(0.34)

Diluted net income (loss) per common share	$0.06	$(0.12)	(0.04)	$(0.34)

(a) - Anti-dilutive securities excluded:	10,570,115	152,032	10,777,506	152,032

F-9

Fair Value of Financial Instruments

For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The carrying amount of the Company’s short-term financial instruments approximates fair value due to the relatively short period to maturity for these instruments.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents. There were no cash equivalents as of June 30, 2021 and December 31, 2020.

Accounts Receivable

Accounts receivables are reported at the amount the Company expects to collect from outstanding balances. The Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. The Company determines if receivables are past due based on days outstanding, and amounts are written off when determined to be uncollectible by management. The allowance for doubtful accounts was $11,000 and $0 as of June 30, 2021 and December 31, 2020, respectively.

F-10

Property and Equipment and Depreciation

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method (after considering their respective estimated residual values) over the estimated useful lives:

Construction Equipment	5-10 years
Leasehold Improvements	The lesser of 10 years or the remaining life of the lease
Furniture and Fixtures	5 years
Computers	3 years
Vehicles	10 years

Real Estate Assets

Real estate assets are recorded at cost, except when real estate assets are acquired that meet the definition of a business combination in accordance with FASB ASC 805, “Business Combinations,” where acquired assets are recorded at fair value. Interest, property taxes, insurance and other incremental costs (including salaries) directly related to a project are capitalized during the construction period of major facilities and land improvements. The capitalization period begins when activities to develop the parcel commence and ends when the asset constructed is completed. The capitalized costs are recorded as part of the asset to which they relate and are expensed when the underlying asset is sold.

The Company capitalized interest from related party borrowings of $219,100 and $323,300 for the three months ended June 30, 2021 and 2020, respectively. The Company capitalized interest from related party borrowings of $404,400 and $636,400 for the six months ended June 30, 2021 and 2020, respectively. The Company capitalized interest from third-party borrowings of $264,900 and $657,900 for the three months ended June 30, 2021 and 2020, respectively. The Company capitalized interest from third-party borrowings of $475,800 and $1,051,000 for the six months ended June 30, 2021 and 2020, respectively.

A property is classified as “held for sale” when all the following criteria for a plan of sale have been met:

(1) Management, having the authority to approve the action, commits to a plan to sell the property;

(2) The property is available for immediate sale in its present condition, subject only to terms that are usual and customary;

(3) An active program to locate a buyer and other actions required to complete the plan to sell, have been initiated;

(4) The sale of the property is probable and is expected to be completed within one year of the contract date;

F-11

(5) The property is being actively marketed for sale at a price that is reasonable in relation to its current fair value; and

(6) Actions necessary to complete the plan of sale indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn.

When all these criteria have been met, the property is classified as “held for sale.”

In addition to the annual assessment of potential triggering events in accordance with ASC 360, the Company applies a fair value-based impairment test to the net book value assets on an annual basis and on an interim basis if certain events or circumstances indicate that an impairment loss may have occurred.

As of June 30, 2021 and December 31, 2020, the Company did not have any projects that qualified for an impairment charge.

Revenue and Cost Recognition

ASC 606, Revenue from Contracts with Customers (“ASC 606”), establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contract to provide goods or services to customers.

In accordance with ASC 606, revenue is recognized when a customer obtains control of the promised good or service. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for these goods or services. The provision of ASC 606 includes a five-step process by which the Company determines revenue recognition, depicting the transfer of goods or services to customers in amounts reflecting the payment to which the Company expects to be entitled in exchange for those goods or services.

ASC 606 requires the Company to apply the following steps: (1) identify the contract with the customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when, or as, performance obligations are satisfied.

F-12

A detailed breakdown of the five-step process for the revenue recognition of Entitled Land Revenue is as follows:

1. Identify the contract with a customer.

The Company signs an agreement with a buyer to purchase the parcel of entitled land.

2. Identify the performance obligations in the contract.

Performance obligations of the Company include delivering entitled land to the customer, which are required to meet certain specifications outlined in the contract.

3. Determine the transaction price.

The transaction price is fixed and specified in the contract. Any subsequent change orders or price changes are required to be approved by both parties.

4. Allocation of the transaction price to performance obligations in the contract

The parcel is a separate performance obligation for which the specific price is in the contract.

5. Recognize revenue when (or as) the entity satisfies a performance obligation.

The Company recognizes revenue when title is transferred. The Company does not have any further performance obligations once title is transferred.

F-13

A detailed breakdown of the five-step process for the revenue recognition of Developed Lots Revenue is as follows:

1. Identify the contract with a customer.

The Company signs an agreement with the buyer to purchase lots that have completed infrastructure.

2. Identify the performance obligations in the contract.

Performance obligations of the Company include delivering developed lots to the customer, which are required to meet certain specifications that are outlined in the contract.

3. Determine the transaction price.

The transaction price is fixed and specified in the contract. Any subsequent change orders or price changes are required to be approved by both parties.

4. Allocation of the transaction price to performance obligations in the contract

All lots are a single performance obligation for the specific price in the contract.

5. Recognize revenue when (or as) the entity satisfies a performance obligation.

The Company recognizes revenue when title is transferred. The Company does not have any further performance obligations once title is transferred.

A detailed breakdown of the five-step process for the revenue recognition of Fee Build Revenue is as follows:

1. Identify the contract with a customer.

The Company signs an agreement with a customer to construct the required infrastructure so that houses can be developed on the lots.

2. Identify the performance obligations in the contract.

Performance obligations of the Company include delivering developed lots which are required to meet certain specifications that are outlined in the contract.

3. Determine the transaction price.

The transaction price is fixed and specified in the contract. Any subsequent change orders or price changes are required to be approved by both parties.

4. Allocation of the transaction price to performance obligations in the contract

The nature of the industry involves a number of uncertainties that can affect the current state of the contract. Variable considerations are the estimates made due to a contract modification in the contractual service. Change orders, claims, extras, or back charges are common in contractual services activity as a form of variable consideration. If there is going to be a contract modification, judgment by management will need to be made to determine if the variable consideration is enforceable. The following factors are considered in determining if the variable consideration is enforceable:

1.	The customer’s written approval of the scope of the change order;
2.	Current contract language that indicates clear and enforceable entitlement relating to the change order;
3.	Separate documentation for the change order costs that are identifiable and reasonable; and
4.	The Company’s experience in negotiating change orders, especially as it relates to the specific type of contract and change order being evaluated

Once the Company receives a contract, it generates a budget of projected costs for the contract based on the contract price. If the scope of the contract during the contractual period needs to be modified, the Company files a change order. The Company does not continue to perform services until the change modification is agreed upon with documentation by both the Company and the customer. There are few times that claims, extras, or back charges are included in the contract.

F-14

If there are multiple performance obligations to the contract, the costs must be allocated appropriately and consistently to each performance obligation. In the Company’s experience, usually only one performance obligation is stated per contract. If there are multiple services provided for one customer, the Company has a policy of splitting out the services over multiple contracts.

5. Recognize revenue when (or as) the entity satisfies a performance obligation.

The Company uses the total costs incurred on the project relative to the total expected costs to satisfy the performance obligation. The input method involves measuring the resources consumed, labor hours expended, costs incurred, time lapsed, or machine hours used relative to the total expected inputs to the satisfaction of the performance obligation. Costs incurred prior to actual contract (i.e. design, engineering, procurement of material, etc.) should not be recognized as the client does not have control of the good/service provided. When the estimate on a contract indicates a loss or claims against costs incurred reduce the likelihood of recoverability of such costs, the Company records the entire estimated loss in the period the loss becomes known. Project contracts typically provide for a schedule of billings or invoices to the customer based on the Company’s job to date percentage of completion of specific tasks inherent in the fulfillment of its performance obligation(s). The schedules for such billings usually do not precisely match the schedule on which costs are incurred. As a result, contract revenue recognized in the statement of operations can and usually does differ from amounts that can be billed or invoiced to the customer at any point during the contract. Amounts by which cumulative contract revenue recognized on a contract as of a given date exceed cumulative billings and unbilled receivables to the customer under the contract are reflected as a current asset in the Company’s balance sheet under the captions “Contract Asset” which is further disclosed in Note 14. Amounts by which cumulative billings to the customer under a contract as of a given date exceed cumulative contract revenue recognized on the contract are reflected as a current liability in the Company’s balance sheet under the caption “Billings in excess of costs and estimated earnings.”

A detailed breakdown of the five-step process for the revenue recognition of Home Revenue is as follows:

1. Identify the contract with a customer.

The Company signs an agreement with a home buyer to purchase a lot with a completed house.

2. Identify the performance obligations in the contract.

Performance obligations of the Company include delivering a developed lot with a completed house to the customer, which is required to meet certain specifications that are outlined in the contract.

3. Determine the transaction price.

The transaction price is fixed and specified in the contract. Any subsequent change orders or price changes are required to be approved by both parties.

F-15

4. Allocation of the transaction price to performance obligations in the contract

Each lot with a completed house is a separate performance obligation, for which the specific price in the contract is allocated.

5. Recognize revenue when (or as) the entity satisfies a performance obligation.

The Company recognizes revenue when title is transferred. The Company does not have any further performance obligations once title is transferred.

A detailed breakdown of the five-step process for the revenue recognition of Construction Materials sold to or received from contractors is as follows:

1. Identify the contract with a customer.

There are no signed contracts. Each transaction is verbally agreed to with the customer.

2. Identify the performance obligations in the contract.

The Company delivers or receives materials from customers based on the verbal agreement reached.

3. Determine the transaction price.

The Company has a set price list for receiving approved fill materials to recycle or provides customers with a combination of said materials.

4. Allocation of the transaction price to performance obligations in the contract.

There is only one performance obligation, which is to pick up or deliver the materials. The entire transaction price is therefore allocated to the performance obligation.

5. Recognize revenue when (or as) the entity satisfies a performance obligation.

The performance obligation is fulfilled, and revenue is recognized when the materials have been received or delivered by the Company.

F-16

Revenues from contracts with customers are summarized by category as follows for the three and six months ended June 30:

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Entitled Land	$9,310,000	$-	$9,310,000	$-
Developed Lots	-	-	7,000,000	-
Fee Build	1,348,200	-	1,348,200	-
Homes	3,371,700	8,016,400	10,185,900	17,921,000
Construction Materials	102,500	313,400	162,500	349,800
Total Revenue	$14,132,400	$8,329,800	$28,006,600	$18,270,800

Disaggregation of Revenue from Contracts with Customers

The following table disaggregates the Company’s revenue based on the type of sale or service and the timing of satisfaction of performance obligations for the three and six months ended June 30, 2021 and 2020:

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Performance obligations satisfied at a point in time	$12,784,200	$8,329,800	$26,658,400	$18,270,800
Performance obligations satisfied over time	1,348,200	-	1,348,200	-
Total Revenue	$14,132,400	$8,329,800	$28,006,600	$18,270,800

F-17

Cost of Sales

Land acquisition costs are allocated to each lot based on the size of the lot in relation to the size of the total project. Development cost and capitalized interest are allocated to lots sold based on the same criteria.

Cost relating to the handling of recycled construction materials and converting items into usable construction materials for resale are charged to cost of sales as incurred.

Advertising

Costs for designing, producing and communicating advertising are expensed as incurred. Advertising expense for the three months ended June 30, 2021 and 2020 was $11,500 and $1,000, respectively.

Advertising expense for the six months ended June 30, 2021 and 2020 was $12,000 and $8,500, respectively.

Leases

On January 1, 2019, the Company adopted ASU 2016-02 “Leases” (Topic 842) which amended guidance for lease arrangements to increase transparency and comparability by providing additional information to users of financial statements regarding an entity’s leasing activities.

As part of the adoption the Company elected the practical expedients permitted under the transition guidance within the new standard, which among other things, allowed the Company to:

1.	Not separate non-lease components from lease components and instead to account for each separate lease component and the non-lease components associated with that lease component as a single lease;

2.	Not to apply the recognition requirements in ASC 842 to short-term leases; and

3.	Not record a right of use asset or right of use liability for leases with an asset or liability balance that would be considered immaterial.

F-18

Income Taxes

Deferred income tax assets and liabilities are determined based on the estimated future tax effects of net operating loss, credit carryforwards and temporary differences between the tax basis of assets and liabilities and their respective financial reporting amounts measured at the current enacted tax rates. Management applies the criteria established in the FASB released Accounting Standards Update No. 2019-12, Income taxes (Topic 740) (the Update) to determine if any valuation allowances are needed each year.

The Company recognizes a tax benefit for an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. There are no uncertain tax positions as of June 30, 2021 and December 31, 2020.

Recent Accounting Pronouncements

On December 18, 2019, the FASB released Accounting Standards Update No. 2019-12, Income taxes (Topic 740) (the Update). The Board issued this update as part of its initiative to reduce complexity in accounting standards. The Standard is effective for fiscal years beginning after December 15, 2020. The adoption did not have a material impact on the Company.

In August 2020, the FASB issued Accounting Standards Update 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2022 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company adopted ASU 2020-06 on January 1, 2021. The adoption of ASU 2020-06 did not have an impact on the Company.

On May 3, 2021, the FASB released Accounting Standards Update No. 2021-04, Compensation – Earning Per Share (Topic 260), Debt - Modifications and Extinguishments (subtopic 470-50), Compensation - Stock compensation (Topic 718), Contracts in Entity’s Own Equity (Subtopic 815-40) Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options. FASB issued this update to clarify and reduce diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options (for example warrants) that remain equity classified after modification or exchange. The Standard is effective for fiscal years beginning after December 15, 2021. The Company does not believe the adoption will have a material impact on the Company.

F-19

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. Impairment is present when the sum of undiscounted estimates future cash flow expected to result from use of the assets is less than carrying value. If impairment is present, the carrying value of the impaired asset is reduced to its fair value. Fair value is determined based on discounted cash flow or appraised values, depending on the nature of the assets. As of June 30, 2021, and December 31, 2020, there were no impairment losses recognized for long-lived assets.

Offering Costs Associated with a Public Offering

The Company complies with the requirements of FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering.”

On January 15 and 20, 2021, the Company closed on a follow-on public offering and overallotment option, respectively, of common stock. During 2020, the Company incurred approximately $65,100 of capitalizable costs associated with the follow-on public offering, which were netted against the proceeds received in 2021. These costs were capitalized as of December 31, 2020 and are shown on the Balance Sheet as Deferred Offering Costs.

2. CONCENTRATION, RISKS, AND UNCERTAINTIES

Cash Concentrations

The Company maintains cash balances at various financial institutions. These balances are secured by the Federal Deposit Insurance Corporation. These balances may exceed the federal insurance limits. Uninsured cash balances were $12,157,000 and $2,146,000 as of June 30, 2021 and December 31, 2020, respectively.

F-20

Revenue Concentrations

For the three months ended June 30, 2021 and 2020, revenue from Lennar Northwest, Inc. (“Lennar”) was $10,658,200 and $0, respectively. This represented 75% and 0% of revenue for the three months ended June 30, 2021 and 2020, respectively.

For the six months ended June 30, 2021 and 2020, revenue from Lennar was $17,658,200 and $0, respectively. This represented 63% and 0% of revenue for the six months ended June 30, 2021 and 2020, respectively.

COVID-19

In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (“COVID-19”) as a pandemic which continues to spread throughout the United States and the world. The Company is monitoring the outbreak of COVID-19 and the related business and travel restrictions and changes to behavior intended to reduce its spread, in addition to the impact on its employees. Due to the rapid development and fluidity of this situation, the magnitude and duration of the pandemic and its impact on the Company’s operations and liquidity are uncertain as of the date of this report.

The COVID-19 Pandemic has had the following effect on the Company’s business:

1.	Construction not related to safety, spoliation, or critical infrastructure was halted by Washington State Governor Inslee (the “Governor”) on March 23, 2020. Some operations could continue based on the aforementioned exceptions to the shutdown order, but the Company did experience a significant operational slowdown.
2.	Soundview Estates (a large Harbor Custom Development, Inc. site) continued selective activities that yielded rock byproduct, considered an essential material, needed for critical infrastructure projects for an Amazon distribution center and a local hospital.
3.	On April 24, 2020, the Governor approved the restart of most residential housing projects, deeming them essential, as long as they adhered to certain safety measures. Under this order, most existing permitted residential homes or projects were considered essential. The order allowed the Company to resume near full construction activities on all permitted lots.
4.	On May 1, 2020, the Governor established a four-phase plan for Washington businesses to follow. All Harbor Custom Development, Inc. development sites were in Phase 3 of the plan where construction was able to continue, and new construction was allowed, as long as the Company created a safety plan adhering to certain safety practices, which the Company had done.
5.	As of June 30, 2021, Washington State reopened the state under the Washington Ready plan. All industry sectors previously covered by the Roadmap to Recovery or the Safe Start Plan (which included all Harbor Custom Development, Inc. operational activities) returned to usual capacity and operations.

F-21

The Company has not, at this time, experienced any cancelled sales contracts. The Company has experienced some supply-chain issues with both cabinetry and appliances related to COVID-19. As of the date of this report, the Company’s projects are on-schedule and operations are not being materially impacted by the COVID-19 pandemic. While there could ultimately be a material impact on operations and liquidity of the Company, at the time of issuance of this report, the ultimate impact could not be determined.

3. PROPERTY AND EQUIPMENT

Property and equipment stated at cost, less accumulated depreciation and amortization, consisted of the following:

	June 30, 2021	December 31, 2020

Machinery and Equipment	$9,562,500	$8,908,000
Vehicles	71,800	73,500
Furniture and Fixtures	147,600	136,300
Leasehold Improvements	7,000	7,000

Total Fixed Assets	9,788,900	9,124,800

Less Accumulated Depreciation	(1,350,100)	(948,800)

Fixed Assets, Net	$8,438,800	$8,176,000

Depreciation expense was $242,900 and $144,000 for the three months ended June 30, 2021 and 2020, respectively.

Depreciation expense was $483,100 and $285,900 for the six months ended June 30, 2021 and 2020, respectively.

F-22

4. REAL ESTATE

Real Estate consisted of the following components:

	June 30, 2021	December 31, 2020

Land Held for Development	$70,113,200	$9,532,800
Construction in Progress	15,104,600	9,042,700
Held for Sale	-	1,794,800
	$85,217,800	$20,370,300

5. EQUIPMENT LOANS

Consists of the following:

	June 30, 2021	December 31, 2020

Various notes payable to banks and financial institutions with interest rates varying from 0.00% to 13.89%, collateralized by equipment with monthly payments ranging from $400 to $11,600 through 2026:	$5,418,900	$5,595,500
Book value of collateralized equipment:	$8,064,200	$6,475,600

Future equipment loan maturities are as follows:

For the twelve months ended June 30:

2022	$1,657,200
2023	1,616,000
2024	1,452,800
2025	673,700
2026	19,200

$5,418,900

F-23

6. CONSTRUCTION LOANS

The Company has various construction loans with private individuals and finance companies. The loans are collateralized by specific construction projects. All loans have a one-year term but will be refinanced if the project is not completed within one year and will be due upon the completion of the project. Interest accrues on the loans and is included with the payoff of the loan. Interest ranges from 5% to 39%. Interest expense and amortization of debt discount are capitalized when incurred and expensed as cost of goods sold when the corresponding property is sold. The loan balances related to third party lenders as of June 30, 2021 and December 31, 2020, were $27,523,700 and $10,092,500, respectively. The book value of collateralized real estate as of June 30, 2021 and December 31, 2020 was $85,217,800 and $20,370,300, respectively.

7. NOTE PAYABLE D&O INSURANCE

The Company purchased D&O insurance on August 28, 2020 for $1,531,900. A down payment of $306,400 was made and the remaining balance of $1,225,500 was financed over ten months. The interest rate on the loan is 4.74%. Interest expense on this loan for the three months ended June 30, 2021 and 2020 was $3,000 and $0, respectively. Interest expense on this loan for the six months ended June 30, 2021 and 2020 was $10,300 and $0, respectively. The loan balance as of June 30, 2021 and December 31, 2020 was $0 and $741,200, respectively.

8. NOTE PAYABLE PPP

On April 11, 2020, the Company entered into a term note with Timberland Bank, with a principal amount of $582,800 pursuant to the Paycheck Protection Program (“PPP Loan”) under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The PPP Loan is evidenced by a promissory note (“PPP Term Note”). The PPP Term Note bears interest at a fixed annual rate of 1.00%, with the first six months of interest deferred. Beginning in November 2020, 18 equal monthly payments of principal and interest were due with the final payment due in April 2022. The PPP Term Note may be accelerated upon the occurrence of an event of default.

The PPP Term Note is unsecured and guaranteed by the United States Small Business Administration. The Company may apply for forgiveness of the PPP Term Note, with the amount which may be forgiven equal to the sum of payroll costs, covered rent and mortgage obligations, and covered utility payments incurred by the Company during the applicable period beginning upon receipt of PPP Term Note funds, calculated in accordance with the terms of the CARES Act.

On November 9, 2020 and February 1, 2021, the SBA forgave $562,300 and $10,000, respectively, on the PPP Loan.

As of June 30, 2021, and December 31, 2020, the balance of the PPP Loan was $2,200 and $19,300, respectively.

F-24

Future note payable loan maturities are as follows:

For the twelve months ended June 30:

2022	$2,200

$2,200

9. DEFINED CONTRIBUTION PLAN

Effective January 1, 2016, the Company established a 401(k) plan for qualifying employees; employee contributions are voluntary. Company contributions to the plan for the three months ended June 30, 2021 and 2020 were $23,200 and $0, respectively. Company contributions to the plan for the six months ended June 30, 2021 and 2020 were $49,600 and $0, respectively.

10. COMMITMENTS

From time to time the Company is subject to compliance audits by federal, state and local authorities relating to a variety of regulations including wage and hour laws, taxes, and workers’ compensation. There are no significant or pending litigation or regulatory proceedings known at this time.

On September 17, 2020, the Company entered into a purchase and sale agreement for the acquisition of 9.6 acres of land in Port Orchard, Washington for $1,440,000. Closing is contingent on permit approval and is expected to take place on or before August 30, 2021.

On June 15, 2020, the Company entered into a purchase and sale agreement to acquire property for the construction of 30 townhomes located in East Bremerton, Washington for $2,040,000. Closing is expected to take place on or before December 31, 2021.

On April 20, 2021, the Company entered into a purchase and sale agreement to acquire 106 lots in Horseshoe Bay, Texas for $16,900,000 closing on or before July 1, 2021 (see subsequent events).

On April 25, 2021, the Company entered into a purchase and sale agreement to acquire 31 acres and a 2,700 square foot office building in Horseshoe Bay, Texas for $4,750,000 closing on or before July 1, 2021 (see subsequent events).

On May 6, 2021, the Company entered into a purchase and sale agreement to acquire 53 acres in Punta Gorda, Florida for $4,700,000 closing on or before August 4, 2021 (see subsequent events).

F-25

On June 7, 2021 the Company entered into a purchase and sale agreement to acquire a 177-unit condominium site in Olympia, Washington for $4,425,000 closing on or before August 27, 2021(see subsequent events).

On June 22, 2021 the Company entered into a purchase and sale agreement to acquire a 112-unit condominium site in Burien, Washington for $2,600,000 closing on or before September 7, 2021.

11. RELATED PARTY TRANSACTIONS

Notes Payable

The Company entered into construction loans with Sound Equity, LLC of which Robb Kenyon, a director and minority shareholder, is a partner. These loans were originated between April 2019 and January 2021; all of the loans have a one-year maturity with interest rates ranging between 8.49% - 12.00%. For the three months ended June 30, 2021 and 2020, the Company incurred loan origination fees of $465,200 and $0, respectively. For the six months ended June 30, 2021 and 2020, the Company incurred loan origination fees of $552,800 and $0, respectively. These fees are recorded as debt discount and amortized over the life of the loan. The amortization is capitalized to real estate. As of June 30, 2021, and December 31, 2020, there were $466,000 and $202,500 of remaining debt discounts, respectively. During the three months ended June 30, 2021 and 2020 the Company incurred prepaid interest of $1,141,800 and $293,400, respectively. During the six months ended June 30, 2021 and 2020 the Company incurred prepaid interest of $1,431,100 and $621,300, respectively. This interest is recorded as debt prepaid interest and amortized over the life of the loan. The interest is capitalized to real estate. As of June 30, 2021, and December 31, 2020 there were $1,431,600 and $466,600 of remaining prepaid interest reserves, respectively. As of June 30, 2021, and December 31, 2020 the outstanding loan balances were $12,250,200 and $6,489,900, respectively.

The Company entered into a construction loan with Curb Funding, LLC of which Robb Kenyon a director and minority shareholder, is 100% owner. The loan originated on August 13, 2020. The loan has a one-year maturity with an interest rate of 12%. As of June 30, 2021 and December 31, 2020, the Company incurred loan fees of $0 and $3,500, respectively. These fees are recorded as debt discount and amortized over the life of the loan. The amortization is capitalized to real estate. As of June 30, 2021, and December 31, 2020, there were $0 and $1,100 of remaining debt discounts, respectively. As of June 30, 2021, and December 31, 2020, the outstanding loan balances were $0, and $51,800, respectively. The Company incurred interest expense of $2,800 and $0 for the six months ended June 30, 2021 and 2020, respectively.

As discussed in Note 15 - Subsequent Events, Robb Kenyon resigned as a director of the Company on July 8, 2021.

On April 19, 2019, the Company entered into a construction loan with Olympic Views, LLC of which the Company’s Chief Executive Officer and President, previously owned a 50% interest. The loan amount was $442,000 with an interest rate of 12% and a maturity date of April 19, 2020. The loan was collateralized by a deed of trust on the land. The amounts outstanding were $0 and $0 as of June 30, 2021 and December 31, 2020, respectively. The interest expense was $0 and $33,200 for the six months ended June 30, 2021 and 2020 and was capitalized as part of Real Estate. In May 2020, the Company entered into an agreement with Olympic Views, LLC to convert this debt and accrued interest of $55,000 to common stock at the Initial Public Offering price of $6.00. This conversion was effected on August 28, 2020 simultaneous with to the Initial Public Offering. This transaction resulted in 82,826 shares of common stock being issued to Olympic Views, LLC.

F-26

Due to Related Party

The Company utilizes a quarry to process waste materials from the completion of raw land into sellable/buildable lots. The quarry is located on land owned by SGRE, LLC which is 100% owned by the Company’s Chief Executive Officer and President. The materials produced by the quarry and sold by the Company to others are subject to a 25% commission payable to SGRE, LLC. On June 30, 2021 and December 31, 2020, the commission payable was $0 and $0, respectively. The commission expense for the three months ended June 30, 2021 and 2020, was $26,800 and $0, respectively. The commission expense for the six months ended June 30, 2021 and 2020, was $41,900 and $78,300, respectively.

Richard Schmidtke, a Company director, provided accounting services in 2021 and 2020 to the Company. On June 30, 2021 and December 31, 2020, the fees payable to Mr. Schmidtke were $0 and $500, respectively. The accounting expense incurred by the Company for Mr. Schmidtke’s services for the three months ended June 30, 2021 and 2020 was $500 and $12,000, respectively. The accounting expense incurred by the Company for Mr. Schmidtke’s services for the six months ended June 30, 2021 and 2020 was $500 and $34,300, respectively.

Land Purchase from a Related Party

On September 2, 2020, the Company purchased 99 unfinished lots for $3,430,000 from Olympic Views, LLC. The Company’s Chief Executive Officer and President owned a 50% interest in this LLC at the date of purchase. He currently has no ownership interest in this LLC.

12. STOCKHOLDERS’ EQUITY

Common Stock

The Company is authorized to issue 50,000,000 shares of common stock, at no par value per share. At June 30, 2021, the Company has 14,898,594 shares of common stock issued and outstanding.

Each share of common stock has one vote per share for all purposes. Common stock does not provide any preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Common stockholders are not entitled to cumulative voting for purposes of electing members to the Board of Directors.

F-27

Preferred Stock

At June 30, 2021, the Company is authorized to issue 10,000,000 shares of preferred stock, at no par value per share. As of June 30, 2021, the Company has 1,260,555 shares of Series A Cumulative Convertible Preferred Stock (“Series A Preferred Shares”) issued and outstanding. The holders of the Series A Preferred Shares are entitled to receive dividends at a rate of 8% per annum payable monthly in arrears starting June 30, 2021 and are entitled to a liquidation preference equal to $25.00 per share plus all accrued and unpaid dividends. Beginning on June 9, 2024, the Company may, at its option, redeem the Series A Preferred Shares, in whole or in part, by paying $25.00 per share, plus any accrued and unpaid dividends to but not including the date of redemption. To the extent declared by the board of Directors, dividends will be payable not later than 20 days after the end of each calendar month. Dividends on the Series A Preferred Shares will accumulate whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are declared by the Board of Directors.

Conversion at Option of Holder. Each Series A Preferred Share, together with accrued but unpaid dividends, is convertible into common stock at a conversion Price of $4.50 per share of common stock, which initially equals 5.556 shares of common stock at any time at the option of the holder.

Dividends

Preferred Stock. The holders of the Series A Preferred Shares are entitled to receive dividends at a rate of 8% per annum payable monthly in arrears. The Company has accrued dividends of $140,100 for the month of June which will be paid to the shareholders along with the July dividends on August 20, 2021.

Common Stock. The declaration of any future cash dividends is at the discretion of the board of directors and depends upon the Company’s earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. It is the Company’s present intention not to pay any cash dividends on the Company’s common stock in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

Public Offering and Conversion of Debt

The registration statement for the Company’s initial public offering (the “Initial Public Offering”) became effective on August 28, 2020. On September 1, 2020, the Company closed on the Initial Public Offering of 2,031,705 shares of its common stock at the public offering price of $6.00 per share, which included 265,005 shares of common stock sold upon full exercise of the underwriters’ option to purchase additional shares of common stock for gross proceeds of $12,190,200. The net proceeds from the Initial Public Offering after deducting the underwriting discount and the underwriters’ fees and expenses were $10,789,000.

F-28

In addition, upon closing of the Initial Public Offering the Company issued, to the underwriters, warrants to purchase an aggregate of 88,335 shares of common stock exercisable at a per share price of $7.50 for a term of four years beginning on August 28, 2021. The fair value of these warrants is $167,400.

Also, upon closing of the Initial Public Offering, the Company issued to Olympic Views, LLC (“Olympic”), 82,826 shares of its common stock as a result of the conversion of debt owed to Olympic in the amount of $442,000 and accrued interest of $55,000 and into shares of the Company’s common stock at the public offering price per share of $6.00.

2021 Common Stock Offering

On January 15 and 20, 2021, the Company closed on an offering (the “Follow-On Offering”) of 9,200,000 shares of common stock at the public offering price of $3.00 per share, which includes 1,200,000 shares of common stock sold upon full exercise of the underwriters’ option to purchase additional shares of common stock for gross proceeds of $27,600,000. The net proceeds after deducting stock issuance costs were $25,101,000.

In addition, upon closing of the Follow-On Offering the Company issued to the underwriters, warrants to purchase an aggregate of 400,000 shares of common stock exercisable at a per share price of $3.75 for a term of five years beginning on January 12, 2021 which vest on July 12, 2021. The fair value of these warrants is $453,800.

Preferred Stock Offering

On June 11, 2021, the Company closed an offering (the “Preferred Stock Offering”) for 1,200,000 Series A Preferred Shares and warrants to purchase 4,140,000 shares of common stock at an exercise price of $5.00 per share, which included 540,000 warrants pursuant to the underwriter’s partial exercise of their over-allotment option, for gross proceeds of $30,005,400. On June 30, 2021, the underwriters made another partial exercise of their over-allotment option and purchased an additional 60,555 Series A Preferred Shares for additional gross proceeds of $1,406,200. The net proceeds from the Preferred Stock Offering after deducting stock issuance costs was $28,661,000.

In addition, upon closing of the Preferred Stock Offering, the Company issued to the underwriters two warrants, including (i) warrants to purchase 12,000 Series A Preferred Shares; and (ii) warrants to purchase 36,000 shares of common stock at an exercise price of $5.00.

The warrants issued to investors in this offering have an exercise price of $5.00 with a life of five years, from the date of issue. The fair value of the warrants was $3,701,600, which was valued using the Black Scholes Model.

F-29

(A) Options

The following is a summary of the Company’s option activity:

	Options	Weighted Average Exercise Price
Outstanding – December 31, 2020	442,172	$2.53
Exercisable – December 31, 2020	219,085	$1.31
Granted	25,000	$3.39
Exercised	(45,046)	$0.40
Forfeited/Cancelled	-	$-
Outstanding – June 30, 2021	422,126	$2.80
Exercisable – June 30, 2021	306,117	$2.54

	Options Outstanding			Options Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$0.40 - $6.50	422,126	6.07	$2.80	306,117	$2.54

F-30

During the six months ended June 30, 2021, the Company issued 25,000 options to employees. The options have an exercise price between $3.36 and 3.41 per share, a term of 10 years, and vest over two years. The options have an aggregated fair value of approximately $29,600 that was calculated using the Black-Scholes option-pricing model based on the assumptions discussed above in Note 1 under Stock-Based Compensation.

During the six months ended June 30, 2021, the Company had 45,046 options exercised by a former employee. These shares were exercised at $0.40 per share for a total of $18,000 which has been included in additional paid in capital.

The Company recognized share-based compensation net of forfeitures related to options of $77,300 and $1,100 for the three months ended June 30, 2021 and 2020, respectively.

The Company recognized share-based compensation net of forfeitures related to options of $153,900 and $1,100 for the six months ended June 30, 2021 and 2020, respectively.

As of June 30, 2021, unrecognized share-based compensation was $138,400.

The intrinsic value for outstanding and exercisable options as of June 30, 2021 was $552,200 and $460,600.

F-31

(B) Warrants

The following is a summary of the Company’s Common Stock Warrant activity:

	Warrants	Weighted Average Exercise Price
Outstanding – December 31, 2020	110,859	$6.06
Exercisable – December 31, 2020	22,524	$0.40
Granted	4,757,665	$4.89
Exercised	-	$-
Forfeited/Cancelled	-	$-
Outstanding – June 30, 2021	4,868,524	$4.92
Exercisable – June 30, 2021	3,804,189	$4.97

	Warrants Outstanding			Warrants Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$0.40 - $7.50	4,868,524	4.92	$4.92	3,804,189	$4.97

The intrinsic value for outstanding and exercisable warrants as of June 30, 2021 was $64,000 and $64,000, respectively.

F-32

The following is a summary of the Company’s Preferred Stock Warrant activity:

	Warrants	Weighted Average Exercise Price
Outstanding – December 31, 2020	-	$-
Exercisable – December 31, 2020	-	$-
Granted	12,000	$24.97
Exercised	-	$-
Forfeited/Cancelled	-	$-
Outstanding – June 30, 2021	12,000	$24.97
Exercisable – June 30, 2021	-	$-

	Warrants Outstanding			Warrants Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$24.97	12,000	4.95	$24.97	12,000	$24.97

The intrinsic value for outstanding and exercisable warrants as of June 30, 2021 was $0 and $0, respectively.

F-33

(C) Restricted Stock Unit (“RSU”) Plan

The following is a summary of the Company’s RSU activity:

	RSU	Weighted Average Exercise Price
Outstanding – December 31, 2020	34,000	$4.53
Exercisable – December 31, 2020	8,500	$4.53
Granted	-	$-
Exercised	-	$-
Forfeited/Cancelled	-	$-
Outstanding – June 30, 20201	34,000	$4.53
Exercisable – June 30, 2021	25,500	$4.53

The Company periodically grants restricted stock awards to the board of directors and certain employees pursuant to the 2020 RSU plan. These typically are awarded by the board of directors at one time and from time to time, to vest in four equal installments on the last day of a fiscal quarter. The Company recognized $38,500 and $0 of share-based compensation expense during the three months ended June 30, 2021 and 2020, respectively. The Company recognized $77,000 and $0 of share-based compensation during the six months ended June 30, 2021 and 2020, respectively. On June 30, 2021, there was $38,500 of unrecognized compensation related to non-vested restricted stock.

13. SEGMENTS

The Company’s business is organized into four material reportable segments which aggregate 99% of revenue:

1) Homes revenue

2) Completed lots revenue

3) Entitled land revenue

4) Fee build revenue

F-34

The reporting segments follow the same accounting policies used in the preparation of the Company’s consolidated financial statements. The following represents selected information for the Company’s reportable segment for the three months ended June 30, 2021 and 2020 and the six months ended June 30, 2021 and 2020. Immaterial construction materials revenues and costs are included in the homes segment.

	For the Three Months ended		For the Six Months ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenue by segment
Homes	$3,474,200	$8,329,800	$10,348,400	$18,270,800
Completed lots	-	-	7,000,000	-
Entitled land	9,310,000	-	9,310,000	-
Fee Build	1,348,200	-	1,348,200	-
	$14,132,400	$8,329,800	$28,006,600	$18,270,800

Cost of goods sold by segment
Homes	$2,681,500	$7,436,000	$8,742,800	$17,264,200
Completed lots	-	-	7,046,400	-
Entitled land	6,934,900	-	7,094,200	-
Fee Build	1,188,700	-	1,188,700	-
	$10,805,100	$7,436,000	$24,072,100	$17,264,200

Gross profit (loss) by segment
Homes	$792,700	$893,800	$1,605,600	$1,006,600
Completed lots	-	-	(46,400)	-
Entitled land	2,375,100	-	2,215,800	-
Fee Build	159,500	-	159,500	-
	$3,327,300	$893,800	$3,934,500	$1,006,600

F-35

14. UNCOMPLETED CONTRACTS

Costs, estimated earnings and billings on uncompleted contracts are summarized as follows at June 30, 2021 and December 31, 2020:

	June 30, 2021	December 31, 2020
Costs incurred on uncompleted contracts	$1,188,700		$-
Estimated earnings	292,800		-
Costs and estimated earnings on uncompleted contracts	1,481,500		-
Billings to date	1,287,000		-
Costs and estimated earnings in excess of billings on uncompleted contracts	194,500		-
Costs and earnings in excess of billings on completed contracts	-		-
	$194,500	$

Costs in excess of billings	$194,500	$
Billings in excess of cost	-		-
	$194,500		$-

The contract asset of $1,481,500 consists of uncollected billings of $1,287,000 and costs in excess of billings of $194,500.

15. SUBSEQUENT EVENTS

The registration statement for the Company’s follow-on public offering was effective on January 12, 2021. On January 15 and 20, 2021, the Company closed on the public offering of 9,200,000 shares of common stock at the public offering price of $3.00 per share, which includes 1,200,000 shares of common stock sold upon full exercise of the underwriters’ option to purchase additional shares of common stock for gross proceeds of $27,600,000. The Company also issued to the underwriter warrants to purchase an aggregate of 400,000 shares of common stock, which are exercisable at a per share price of $3.75 for a term of four years and six months beginning on July 12, 2021. The net proceeds from the public offering after deducting the costs incurred in connection with formation and preparation for the public offering along with underwriting discount and the underwriters’ fees and expenses were $25,256,000.

On April 20, 2021, the Company entered into a purchase and sale agreement to acquire 106 lots in Horseshoe Bay, Texas for $16,900,000. The purchase closed on July 1, 2021.

On April 25, 2021, the Company entered into a purchase and sale agreement to acquire 31 acres and a 2,700 square foot office building in Horseshoe Bay, Texas for $4,750,000. The purchase closed on July 1, 202.

On May 6, 2021, the Company entered into a purchase and sale agreement to acquire ten lots in Horseshoe Bay, Texas for $2,005,200. The purchase closed on July 15, 2021.

On May 6, 2021, the Company entered into a purchase and sale agreement to acquire 53 acres in Punta Gorda, Florida for $4,700,000. The purchase closed on August 10, 2021.

On June 7, 2021 the Company entered into a purchase and sale agreement to acquire a 177-unit condominium site in Olympia, Washington for $4,425,000. The purchase closed on August 13, 2021

On July 8, 2021, Robb Kenyon resigned his position as a director of the Company.

On July 9, 2021, the Company entered into a purchase and sale agreement to acquire one lot in Horseshoe Bay, Texas for $60,000. The purchase closed on July 15, 2021.

On July 12, 2021, the Company entered into a purchase and sale agreement to acquire 208-unit condominium site in Sacramento, California for $5,544,000 closing on or before October 11, 2021.

On July 26, 2021, the Company entered into a contract with Lennar to sell 144 entitled lots in Belfair Washington for $10,440,000 on or before September 1, 2021.

On July 29, 2021, the Company entered into a non-binding credit facilities agreement with US Capital Global in the amount of $158,400,000 to fund construction of three condominium projects in Washington and one in Florida.

F-36

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Harbor Custom Development Inc. and Subsidiaries

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Harbor Custom Development Inc. and Subsidiaries (the Company) as of December 31, 2020 and 2019, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2020, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Rosenberg Rich Baker Berman P.A.

We have served as the Company’s auditor since 2019.

Somerset, New Jersey

March 31, 2021

F-37

HARBOR CUSTOM DEVELOPMENT, INC. AND SUBSIDIARIES

D/B/A HARBOR CUSTOM HOMES

CONSOLIDATED BALANCE SHEETS

December 31, 2020 and 2019

	2020	2019

ASSETS

Real Estate	$20,370,300	$24,826,700
Property, Plant and Equipment, net	8,176,000	5,071,900
Cash	2,396,500	430,000
Prepaid Expense	1,658,000	117,600
Right of Use Assets	873,800	1,132,700
Accounts Receivable, net	78,200	11,800
Deferred Offering Costs	65,100	-
Deferred Tax Asset	-	171,600

TOTAL ASSETS	$33,617,900	$31,762,300

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

LIABILITIES

Construction Loans, net of Debt Discount of $502,400 and $148,400 , respectively	$9,590,100	$9,499,300
Construction Loans - Related Parties, net of Debt Discount of $670,200 and $853,800, respectively	5,819,700	14,523,200
Equipment Loans	5,595,500	3,476,800
Accounts Payable and Accrued Expenses	2,700,000	3,770,400
Finance Leases	999,400	520,700
Deferred Revenue	896,300	73,200
Right of Use Liabilities	841,700	1,115,500
Note Payable D&O Insurance	741,200	-
Note Payable PPP	19,300	-
Due to Related Party	-	8,100

TOTAL LIABILITIES	27,203,200	32,987,200

COMMITMENTS AND CONTINGENCIES (See Note 10)

STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock, No Par 10,000,000 shares authorized and 0 issued and outstanding at December 31, 2020 and 2019	-	-
Common Stock, No Par 50,000,000 shares authorized and 5,636,548 and 3,513,517 issued and outstanding on December 31, 2020 and 2019	11,956,900	670,900
Additional Paid in Capital	234,800	119,100
Accumulated Deficit	(4,487,100)	(954,300)
Total Stockholders’ Equity (Deficit)	7,704,600	(164,300)
Non-Controlling Interest	(1,289,900)	(1,060,600)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	6,414,700	(1,224,900)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$33,617,900	$31,762,300

See accompanying notes to the consolidated financial statements.

(Amounts rounded to the nearest $100)

F-38

HARBOR CUSTOM DEVELOPMENT, INC. AND SUBSIDIARIES

D/B/A HARBOR CUSTOM HOMES

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended December 31, 2020 and 2019

	2020	2019

Sales	$50,397,000	$30,953,500

Cost of Sales	48,393,800	27,645,100

Gross Profit	2,003,200	3,308,400

Operating Expenses	5,493,900	3,466,800

Operating Loss	(3,490,700)	(158,400)

Other Income (Expense)
Forgiveness of Debt PPP Loan	562,300	-
Other Income	4,000	79,100
Other Expenses	(70,300)	-
Loss on Sale of Equipment	(267,700)	-
Interest Expense	(382,900)	(358,300)
Total Other Income (Expense)	(154,600)	(279,200)

Loss Before Income Tax	(3,645,300)	(437,600)

Income Tax Benefit (Expense)	(116,800)	634,600

Net Income (Loss)	$(3,762,100)	$197,000

Net Loss Attributable to Non-controlling interest	$(229,300)	$(38,600)

Net Income (Loss) Attributable to Stockholders	$(3,532,800)	$235,600

Net Income (Loss) Per Share - Basic and Diluted	$(0.84)	$0.07

Weighted Average Common Shares Outstanding - Basic and Diluted	4,214,418	3,513,517

See accompanying notes to the consolidated financial statements.

(Amounts rounded to the nearest $100)

F-39

HARBOR CUSTOM DEVELOPMENT, INC. AND SUBSIDIARIES

D/B/A HARBOR CUSTOM HOMES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2020 and 2019

	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(3,762,100)	$197,000
Adjustments to reconcile net income (loss) to net cash provided by (used in) used in operating activities:
Depreciation	619,800	427,600
Amortization of right of use assets	258,900	153,500
Loss on sale of equipment	267,700	-
Forgiveness of PPP loan	(562,300)	-
Stock compensation	115,700	7,100
Net change in assets and liabilities:
Accounts receivable	(66,400)	40,200
Prepaid expenses	(314,900)	(102,900)
Real estate	6,755,900	(6,089,900)
Deferred revenue	823,100	73,200
Deferred income tax	171,600	(634,600)
Income tax payable	-	(54,800)
Payments on right of use liability	(273,800)	(170,700)
Accounts payable and accrued expenses	(1,015,400)	2,969,400
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	3,017,800	(3,184,900)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(408,000)	(402,800)
Proceeds on the sale of equipment	987,200	-
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	579,200	(402,800)

CASH FLOWS FROM FINANCING ACTIVITIES
Construction loans, net	444,800	(7,524,600)
Financing fees construction loans	(1,048,700)	(1,289,100)
Construction loans related parties, net	(8,445,100)	13,720,800
Financing fees related party construction loans	(1,421,200)	-
Payments on financing leases	(564,400)	(185,100)
Proceeds from note payable PPP	582,800	-
Payments on PPP loan	(1,200)	-
Repayments for note payable D&O	(484,300)	-
Due to related party	(8,100)	8,100
Net proceeds from issuance of common stock	10,789,000	-
Distributions	-	(488,400)
Deferred offering cost	(65,100)	-
Repayment for equipment loans	(1,409,000)	(444,900)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(1,630,500)	3,796,800

NET INCREASE IN CASH AND RESTRICTED CASH	1,966,500	209,100

CASH AND RESTRICTED CASH AT BEGINNING OF PERIOD	430,000	220,900

CASH AND RESTRICTED CASH AT END OF PERIOD	$2,396,500	$430,000

SUPPLEMENTAL CASH FLOW INFORMATION
Cash Paid During the Period for:
Interest	$1,266,300	$352,800

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Financing of assets additions	$4,570,800	$2,924,500
Amortization of debt discount capitalized	$2,299,500	$738,400
Distribution of land	$-	$356,500
Right of use asset	$-	$1,286,000
Stock issued for conversion of related interest and principal	$497,000	$-
Financing of D&O insurance	$1,225,500	$-

See accompanying notes to the consolidated financial statements.

(Amounts rounded to the nearest $100)

F-40

HARBOR CUSTOM DEVELOPMENT, INC. AND SUBSIDIARIES

D/B/A HARBOR CUSTOM HOMES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

For the Periods January 1, 2019 through December 31, 2020

	Common Stock		Additional		Stockholders’		Total
	Shares	No	Paid	Accumulated	Equity	Non-Controlling	Equity
	Issued	Par	in Capital	Deficit	(Deficit)	Interest	(Deficit)

Balance, January 1, 2019	3,513,517	$670,900	$112,000	$(577,600)	$205,300	$(789,400)	$(584,100)

Distributions				(116,800)	(116,800)	(232,600)	(349,400)
Stock Compensation Expense			5,500		5,500		5,500
Issuance of Warrants			1,600		1,600		1,600
Transfer of land to Owner				(495,500)	(495,500)		(495,500)
Net Income (Loss)				235,600	235,600	(38,600)	197,000

Balance, December 31, 2019	3,513,517	$670,900	$119,100	$(954,300)	$(164,300)	$(1,060,600)	$(1,224,900)

Net proceeds issuance of stock	2,031,705	$10,789,000			10,789,000		10,789,000
Conversion of Olympic View debt to stock	82,826	$497,000			497,000		497,000
Stock Compensation Expense	8,500		115,700		115,700		115,700
Net (Loss)				(3,532,800)	(3,532,800)	(229,300)	(3,762,100)

Balance, December 31, 2020	5,636,548	$11,956,900	$234,800	$(4,487,100)	$7,704,600	$(1,289,900)	$6,414,700

See accompanying notes to the consolidated financial statements.

(Amounts rounded to the nearest $100)

F-41

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Our principal business activity involves acquiring raw land and developed lots for the purpose of building and selling single family and multi-family dwellings in the Puget Sound region of Washington State, California, and Texas. We utilize our heavy equipment resources to develop an inventory finished building lots and provide development infrastructure construction, on a contract basis, for other home builders. Single family construction and infrastructure construction contracts vary but are typically less than one year.

On August 1, 2019, the Company changed its name from Harbor Custom Homes, Inc. to Harbor Custom Development, Inc.

The Company became an effective filer with the SEC and started trading on the NASDAQ on August 31, 2020.

Principles of Consolidation

The consolidated financial statements include the following subsidiaries of Harbor Custom Development, Inc. as of the reporting period ending dates as follows (all entities are formed as Washington LLCs):

Names	Dates of Formation	Attributable Interest
		2020	2019
Saylor View Estates, LLC	March 30, 2014	51%	51%
Harbor Excavation, LLC*	July 3, 2017	N/A	N/A
Harbor Materials, LLC**	July 5, 2018	100%	100%
Belfair Apartments, LLC	December 3, 2019	100%	100%

*	Harbor Excavation, LLC was voluntarily dissolved with the State of Washington as of June 14, 2019.

**	Harbor Material, LLC was voluntarily dissolved with the State of Washington as of January 29, 2020.

All intercompany transactions and balances have been eliminated in consolidation.

As of December 31, 2020, and December 31, 2019, the aggregate non-controlling interest was $(1,289,900) and $(1,060,600).

Basis of Presentation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

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The Company’s board of directors and stockholders approved a 1-for-2.22 reverse split of the Company’s common stock, which was effected on April 15, 2020. The reverse split combined each 2.22 shares of the Company’s outstanding common stock into one share of common stock. No fractional shares were issued in connection with the reverse split, and any fractional shares resulting from the reverse split were rounded up to the nearest whole share. All references to common stock, options to purchase common stock, restricted stock, share data, per share data, and related information, as applicable, have been adjusted in the financial statements to reflect the split of our common stock as if it had occurred at the beginning of the earliest period presented.

All numbers in these financial statements are rounded to the nearest $100.

Reclassification

Certain prior year amounts have been reclassified for consistency with the current year presentation. These reclassifications had no effect on the reported results of operations.

Use of Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

Stock-Based Compensation

Effective as of November 19, 2018, the Company’s board of directors and stockholders approved and adopted the 2018 Incentive and Non-Statutory Stock Option Plan (the “2018 Plan”). The 2018 Plan allows the Administrator (as defined in the 2018 Plan), currently the board of directors, to determine the issuance of incentive stock options, non-qualified stock options and restricted stock to eligible employees and outside directors and consultants of the Company. The Company has reserved 675,676 shares of common stock for issuance under the 2018 Plan.

The 2020 Restricted Stock Plan allows the Administrator (currently the Compensation Committee), to determine the issuance of restricted stock to eligible officers, directors, and key employees. We reserved 700,000 shares of common stock for issuance under the 2020 Restricted Stock Plan.

The Company accounts for stock-based compensation in accordance with ASC Topic 718, “Compensation – Stock Compensation” (“ASC 718”) which establishes financial accounting and reporting standards for stock-based employee compensation. It defines a fair value-based method of accounting for an employee stock option or similar equity instrument.

The Company recognizes all forms of share-based payments, including stock option grants, warrants and restricted stock grants, at their fair value on the grant date, which are based on the estimated number of awards that are ultimately expected to vest.

Options and warrants are valued using a Black-Scholes option pricing model. Grants of share-based payment awards issued to non-employees for services rendered and have been recorded at the fair value of the share-based payment. The grants are amortized on a straight-line basis over the requisite service periods, which is generally the vesting period. If an award is granted, but vesting does not occur, any previously recognized compensation expense is reversed in the period related to the termination of service.

Stock-based compensation expenses are included in selling, general and administrative expenses in the consolidated statement of operations.

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For the years ended December 31, 2020 and 2019 when computing fair value of share-based payments, the Company has considered the following variables:

	December 31, 2020	December 31, 2019
Risk-free interest rate	0.14% - 1.46%	1.56-1.84%
Exercise price	$2.22 - $6.50	$0.40
Expected life of grants	2.86 - 6.00 years	5.0-6.53 years
Expected volatility of underlying stock	32.39% - 51.94%	31.75-32.89%
Dividends	0%	0%

The expected option term is computed using the “simplified” method as permitted under the provisions of ASC 718-10-S99. The Company uses the simplified method to calculate expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate the expected term. The share price as of the grant date was determined by an independent third party 409(a) valuation until the Company’s stock became publicly traded, now the share price is the public trading price at the time of grant. Expected volatility is based on the historical stock price volatility of comparable companies’ common stock, as our stock does not have sufficient historical trading activity. Risk free interest rates were obtained from U.S. Treasury rates for the applicable periods.

Earnings (Loss) Per Share

Earnings (loss) per share (“EPS”) is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share. EPS is computed pursuant to Section 260-10-45 of the FASB Accounting Standards Codification. Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16, basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period. Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the income statement) and also from net income. The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

The following table provides a reconciliation of the numerator and denominator used in computing basic and diluted net income (loss) attributable to common stockholders per common share.

	December 31, 2020	December 31, 2019
Numerator:
Net income (loss) attributable to common stockholders	$(3,532,800)	$235,600
Effect of dilutive securities:	-	-

Diluted net income (loss)	$(3,532,800)	$235,600

Denominator:
Weighted average common shares outstanding - basic	4,214,418	3,513,517
Dilutive securities (a):
Options	-	-
Warrants	-	-

Weighted average common shares outstanding and assumed conversion – diluted	4,214,418	3,513,517

Basic net income (loss) per common share	$(0.84)	$0.07

Diluted net income (loss) per common share	$(0.84)	$0.07

(a) - Anti-dilutive securities excluded:	241,609	139,742

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Fair Value of Financial Instruments

For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The carrying amount of the Company’s short-term financial instruments approximates fair value due to the relatively short period to maturity for these instruments.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents. There were no cash equivalents as of December 31, 2020 or 2019.

Accounts Receivable

Accounts receivable are reported at the amount the Company expects to collect from outstanding balances. The Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. The Company determines if receivables are past due based on days outstanding, and amounts are written off when determined to be uncollectible by management. The allowance for doubtful accounts was $0 and $11,300 as of December 31, 2020 and 2019.

Property and Equipment and Depreciation

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method (after considering their respective estimated residual values) over the estimated useful lives:

Construction Equipment	10 years
Leasehold improvements	The lesser of 10 years or the remaining life of the lease
Furniture and Fixtures	5 years
Computers	3 years
Vehicles	10 years

Real Estate Assets

Real estate assets are recorded at cost, except when real estate assets are acquired that meet the definition of a business combination in accordance with Financial Accounting Standards Board (“FASB”) ASC 805, “Business Combinations,” where acquired assets are recorded at fair value. Interest, property taxes, insurance, and other incremental costs (including salaries) directly related to a project are capitalized during the construction period of major facilities and land improvements. The capitalization period begins when activities to develop the parcel commence and ends when the asset constructed is completed. The capitalized costs are recorded as part of the asset to which they relate and are expensed when the underlying asset is sold.

The Company capitalized interest from related party borrowings of $1,024,800 and $1,229,400 for the years ended December 31, 2020 and 2019, respectively. The Company capitalized interest from third-party borrowings of $2,401,400 and $1,563,700 for the years ended December 31, 2020 and 2019, respectively.

A property is classified as “held for sale” when all the following criteria for a plan of sale have been met:

(1) Management, having the authority to approve the action, commits to a plan to sell the property:

(2) The property is available for immediate sale in its present condition, subject only to terms that are usual and customary;

(3) An active program to locate a buyer and other actions required to complete the plan to sell, have been initiated;

(4) The sale of the property is probable and is expected to be completed within one year of the contract date;

(5) The property is being actively marketed for sale at a price that is reasonable in relation to its current fair value, and

(6) Actions necessary to complete the plan of sale indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn.

When all these criteria have been met, the property is classified as “held for sale.”

In addition to the annual assessment of potential triggering events in accordance with ASC 360, the Company applies a fair value-based impairment test to the net book value assets on an annual basis and on an interim basis if certain events or circumstances indicate that an impairment loss may have occurred.

As of December 31, 2020, and 2019, the Company did not have any projects that qualified for an impairment charge.

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Revenue and Cost Recognition

Accounting Standards codification (“ASC”) 606, Revenue from Contracts with Customers (“ASC 606”), establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contract to provide goods or services to customers.

In accordance with ASC 606, revenue is recognized when a customer obtains control of promised goods or services. The amount of revenue recognized reflects the consideration to which we expect to be entitled to receive in exchange for these goods or services. The provision of ASC 606 includes a five-step process by which we determine revenue recognition, depicting the transfer of goods or services to customers in amounts reflecting the payment to which we expect to be entitled in exchange for those goods or services.

ASC 606 requires us to apply the following steps: (1) identify the contract with the customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when, or as, performance obligations are satisfied.

A detailed breakdown of the five-step process for the revenue recognition of Real Estate Revenue is as follows:

1. Identify the contract with a customer.

The Company signs an agreement with a home buyer to purchase a lot with a completed house.

2. Identify the performance obligations in the contract.

Performance obligations of the company include delivering a develop lot with a completed house to the customer, which are required to meet certain specifications that are outlined in the contract.

3. Determine the transaction price.

The transaction price is fixed and specified in the contract. Any subsequent change orders or price changes are required to be approved by both parties.

4. Allocation of the transaction price to performance obligations in the contract

Each lot with a completed house is a separate performance obligation, for which the specific price in the contract is allocated.

5. Recognize revenue when (or as) the entity satisfies a performance obligation.

The Company recognizes revenue when title is transferred. The Company does not have further performance obligation once title is transferred.

A detailed breakdown of the five-step process for the revenue recognition of Construction Materials sold to or received from contractors is as follows:

1. Identify the contract with a customer.

There are no signed contracts. Each transaction is verbally agreed to with the customer.

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2. Identify the performance obligations in the contract.

To deliver or receive materials from customers based on the verbal agreement reached.

3. Determine the transaction price.

The Company has a set price list for receiving approved fill materials to recycle or provide customers with a combination of said materials.

4. Allocation of the transaction price to performance obligations in the contract.

There is only one performance obligation, which is to pick up or deliver the materials. The entire transaction price is therefore allocated to the performance obligation.

5. Recognize revenue when (or as) the entity satisfies a performance obligation.

The performance obligation is fulfilled, and revenue is recognized when the materials have been received or delivered by the company.

Revenues for Real Estate and Construction Materials:

Revenues from contracts with customers are summarized by product category as follows for the years ended December 31:

	2020	2019
Real Estate	$49,814,500	$30,683,400
Construction Materials	582,500	270,100
Total Revenue	$50,397,000	$30,953,500

Cost of Sales

Land acquisition costs are allocated to each lot based on the size of the lot in relation to the size of the total project. Development cost and capitalized interest are allocated to lots sold based on the same criteria.

Cost relating to the handling of recycled construction materials and converting items into usable construction materials for resale are charged to cost of sales as incurred.

Advertising

Costs for designing, producing, and communicating advertising are expensed as incurred. Advertising expense for the years ended December 31, 2020 and 2019 were $37,500 and $67,500, respectively.

Leases

In February 2016, the FASB issued ASU 2016-02 “Leases” (Topic 842) which amended guidance for lease arrangements to increase transparency and comparability by providing additional information to users of financial statements regarding an entity’s leasing activities. Subsequent to the issuance of Topic 842, the FASB clarified the guidance through several ASUs; hereinafter the collection of lease guidance is referred to as ASC 842. The revised guidance seeks to achieve this objective by requiring reporting entities to recognize lease assets and lease liabilities on the balance sheet for substantially all lease arrangements.

On January 1, 2019, the Company adopted ASC 842 using the modified retrospective approach and recognized a right of use (“ROU”) asset and related liability on the consolidated balance sheet in the amount of $474,200 related to the operating lease for office and warehouse space.

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As part of the adoption the Company elected the practical expedients permitted under the transition guidance within the new standard, which among other things, allowed the Company to:

1.	Not separate non-lease components from lease components and instead to account for each separate lease component and the non-lease components associated with that lease component as a single lease.

2.	Not to apply the recognition requirements in ASC 842 to short-term leases.

3.	Not record a right of use asset or right of use liability for leases with an asset or liability balance that would be considered immaterial.

Refer to Note 12. Leases for additional disclosures required by ASC 842.

Income Taxes

Deferred income tax assets and liabilities are determined based on the estimated future tax effects of net operating loss, credit carryforwards and temporary differences between the tax basis of assets and liabilities and their respective financial reporting amounts measured at the current enacted tax rates. Management applies the criteria established in the Financial Accounting Standards Board (FASB) released Accounting Standards Update No. 2019-12, Income taxes (Topic 740) (the Update) to determine if any valuation allowances are needed each year.

The Company recognizes a tax benefit for an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. There are no uncertain tax positions as of December 31, 2020 and December 31, 2019.

Recent Accounting Pronouncements

On February 25, 2016, the Financial Accounting Standards Board (FASB) released Accounting Standards Update No. 2016-02, Leases (Topic 842) (the Update). This ASU requires an entity to recognize a right-of-use asset (“ROU”) and lease liability for all leases with terms of more than 12 months. The amendments also require certain quantitative and qualitative disclosures about leasing arrangements. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. The new standard is effective for the Company on January 1, 2019, with early adoption permitted. The adoption has been reflected in the right of use asset and liability on the balance sheet.

On December 18, 2019, the Financial Accounting Standards Board (FASB) released Accounting Standards Update No. 2019-12, Income taxes (Topic 740) (the Update). The Board issued this update as part of its initiative to reduce complexity in accounting standards. The Standard is effective for fiscal years beginning after December 15, 2020. The Company is currently evaluating the effect of this standard.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. Impairment is present when the sum of undiscounted estimates future cash flow expected to result from use of the assets is less than carrying value. If impairment is present, the carrying value of the impaired asset is reduced to its fair value. Fair value is determined based on discounted cash flow or appraised values, depending on the nature of the assets. As of December 31, 2020, and December 31, 2019, there were no impairment losses recognized for long-lived assets.

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Offering Costs Associated with a Public Offering

The Company complies with the requirements of FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering.” Offering costs of approximately $1,401,100 consist principally of costs incurred in connection with formation and preparation for the September 1, 2020 Public Offering. These costs, together with the underwriter discount, were netted against the proceeds of the Public Offering.

On January 15, 2021, we closed on a follow-on public offering and overallotment option, respectively, of our common stock. During 2020, we incurred approximately $65,100 of capitalizable costs associated with the follow-on public offering, which will be netted against the proceeds of the follow-on public offering in 2021. These costs were capitalized as of December 31, 2020 and are shown on the balance sheet as Deferred Offering Costs.

2. CONCENTRATION, RISKS, AND UNCERTAINTIES

Cash Concentrations

The Company maintains cash balances at various financial institutions. These balances are secured by the Federal Deposit Insurance Corporation. These balances may exceed the federal insurance limits. Uninsured cash balances were $2,146,000 and $177,600 as of December 31, 2020 and 2019, respectively.

Revenue Concentrations

For the years ended December 31, 2020 and 2019 revenue from Lennar Northwest, Inc. was $12,538,000 and $7,015,000, respectively. This represented 25% and 23% of our revenue for the years ended December 31, 2020 and 2019, respectively.

COVID-19

In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (“COVID-19”) as a pandemic which continues to spread throughout the United States and the World. The Company is monitoring the outbreak of COVID-19 and the related business and travel restrictions and changes to behavior intended to reduce its spread, in addition to the impact on its employees. Due to the rapid development and fluidity of this situation, the magnitude and duration of the pandemic and its impact on the Company’s operations and liquidity is uncertain as of the date of this report.

The COVID-19 Pandemic has had the following effect on the Company’s business:

5.	Construction not related to safety, spoliation, or critical infrastructure was halted by Washington State Governor Inslee on March 23, 2020. Some operations could continue based on the aforementioned exceptions to the shutdown order, but the Company did experience a significant operational slowdown.
6.	Soundview Estates (a large Harbor Custom Development, Inc. site) continued selective activities that yielded rock byproduct, considered an essential material, needed for critical infrastructure projects for an Amazon distribution center and a local hospital.
7.	On April 24, 2020, the Governor approved the restart of most residential housing projects, deeming them essential, as long as they adhered to certain safety measures. Under this order, most existing permitted residential homes or projects were considered essential. The order allowed the Company to resume near full construction activities on all permitted lots.
8.	On May 1, 2020, the Governor established a four-phase plan for Washington businesses to follow. All Harbor Custom Development, Inc. development sites are now in Phase 2 of the plan where construction can continue, and new construction is allowed, as long as the company creates a safety plan adhering to certain safety practices, which the company has done.

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While there could ultimately be a material impact on operations and liquidity of the Company, at the time of issuance of this report, the ultimate impact could not be determined.

3. PROPERTY AND EQUIPMENT

Property and equipment stated at cost, less accumulated depreciation and amortization, consisted of the following:

	December 31, 2020	December 31, 2019

Machinery and Equipment	$8,908,000	$5,654,100
Vehicles	73,500	83,600
Furniture and Fixtures	136,300	54,900
Leasehold Improvements	7,000	7,000

Total Fixed Assets	9,124,800	5,799,600

Less Accumulated Depreciation	(948,800)	(727,700)

Fixed Assets, Net	$8,176,000	$5,071,900

Depreciation expense was $619,800 and $427,600 for the years ended December 31, 2020 and 2019, respectively.

4. REAL ESTATE

Real Estate consisted of the following components:

	December 31, 2020	December 31, 2019

Land Held for Development	$9,532,800	$9,707,800
Construction in Progress	9,042,700	12,879,600
Held for Sale	1,794,800	2,239,300
	$20,370,300	$24,826,700

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5. EQUIPMENT LOANS

Consists of the following:

	December 31, 2020	December 31, 2019

Various notes payable to banks and financial institutions with interest rates varying from 0.00% to 14.41%, collateralized by equipment with monthly payments ranging from $400 to $11,600 through 2025:	$5,595,500	$3,476,800
Book value of collateralized equipment:	$6,475,600	$4,539,900

Future equipment loan maturities are as follows:

For the years ended December 31:

2021	$1,495,300
2022	1,532,200
2023	1,345,300
2024	1,165,100
2025	57,600

$5,595,500

6. CONSTRUCTION LOANS

The Company has various construction loans with private individuals and finance companies. The loans are collateralized by specific construction projects. All loans have a one-year term but will be refinanced if the project is not completed within one year and will be due upon the completion of the project. Interest accrues on the loans and is included with the payoff of the loan. Interest ranges from 8% to 40%. Interest expense and amortization of debt discount are capitalized when incurred and expensed as cost of goods sold when the corresponding property is sold. The loan balances related to third party lenders as of December 31, 2020 and 2019, were $10,092,500 and $9,647,700, respectively. The book value of collateralized real estate as of December 31, 2020 and December 31, 2019 were $20,370,300 and $24,826,700, respectively.

7. NOTE PAYABLE D&O INSURANCE

The Company purchased D&O insurance on August 28, 2020 for $1,531,900. A down payment of $306,400 was made and the remaining balance of $1,225,500 was financed over 10 months. The interest rate on the loan is 4.74%. Interest expense on this loan for the year ended December 31, 2020 was $16,600. The loan balance as of December 31, 2020 was $741,200.

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8. NOTE PAYABLE PPP

On April 11, 2020, the Company entered into a term note with Timberland Bank, with a principal amount of $582,800 pursuant to the Paycheck Protection Program (“PPP Term Note”) under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The PPP Loan is evidenced by a promissory note. The PPP Term Note bears interest at a fixed annual rate of 1.00%, with the first six months of interest deferred. Beginning in November 2020, the Company will make 18 equal monthly payments of principal and interest with the final payment due in April 2022. The PPP Term Note may be accelerated upon the occurrence of an event of default.

The PPP Term Note is unsecured and guaranteed by the United States Small Business Administration. The Company may apply for forgiveness of the PPP Term Note, with the amount which may be forgiven equal to the sum of payroll costs, covered rent and mortgage obligations, and covered utility payments incurred by the Company during the applicable period beginning upon receipt of PPP Term Note funds, calculated in accordance with the terms of the CARES Act.

On November 9, 2020, the SBA forgave $562,300 of this loan.

As of December 31, 2020, the balance of this loan was $19,300.

Future note payable loan maturities are as follows:

For the years ended December 31:

2021	$14,600
2022	4,700

$19,300

9. DEFINED CONTRIBUTION PLAN

Effective January 1, 2016, the Company established a 401(k) plan for qualifying employees; employee contributions are voluntarily. Company contributions to the plan for the years ended December 31, 2020 and 2019 were $70,900 and $29,800, respectively.

10. COMMITMENTS AND CONTINGENCIES

From time to time the Company is subject to compliance audits by federal, state, and local authorities relating to a variety of regulations including wage and hour laws, taxes, and workers’ compensation. There are no significant or pending litigation or regulatory proceedings known at this time.

On November 18, 2020, the Company entered into an agreement with a national public builder to sell 50 finished lots for $7,000,000 on March 31, 2021. In conjunction with this agreement the Company received $875,000 of nonrefundable earnest money on December 30, 2020 which is included in deferred revenue on the balance sheet.

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On November 18, 2020, the Company entered into a purchase and sales agreement to acquire 36 lots located in the Auburn, California for $4,900,000. This transaction was closed on January 29, 2021.

On September 17, 2020, the Company entered into a purchase and sales agreement for the acquisition of 9.6 acres of land in Port Orchard, Washington for $1,440,000. Closing is contingent on permit approval and is expected to take place on or before June 1, 2021.

On August 28, 2020, the Company entered into a purchase and sale agreement to acquire property currently under development for the construction of 36 townhomes located in Bremerton, Washington for $1,500,000. Closing is expected to be on or before April 30, 2021.

On June 15 ,2020, the Company entered into a purchase and sales agreement to acquire property for the construction of 30 townhomes located in East Bremerton, Washington for $2,040,000. Closing is expected to take place on or before December 31, 2021.

11. RELATED PARTY TRANSACTIONS

Notes Payable

The Company entered into construction loans with Sound Capital Loans Inc. of which a director and minority shareholder is a partner. These loans were originated between April 2019 and October 2020; all of the loans have a one-year maturity with interest rates ranging between 7.99% and 12.00%. For the years ended December 31, 2020 and 2019, the Company incurred loan origination fees of $418,300 and $771,700, respectively. These fees are recorded as debt discount and amortized over the life of the loan. The amortization is capitalized to real estate. As of December 31, 2020 and 2019, there were $202,500 and $402,300 of remaining debt discounts, respectively. The Company incurred prepaid interest of $726,500 and $705,700, respectively. This interest is recorded as debt prepaid interest and amortized over the life of the loan. The interest is capitalized to real estate. As of December 31, 2020 and 2019, there were $466,600 and $451,500 of remaining prepaid interest reserves, respectively. As of December 31, 2020 and 2019, the outstanding loan balances were $6,438,100, and $14,935,000, respectively.

The Company entered into a construction loan with Curb Funding, LLC, of which a director and minority shareholder is 100% owner. The loan originated August 13, 2020. The loan has a one-year maturity with an interest rate of 12%. For the years ended December 31, 2020 and 2019, the Company incurred loan fees of $3,500 and $0, respectively. These fees are recorded as debt discount and amortized over the life of the loan. The amortization is capitalized to real estate. As of December 31, 2020 and 2019, there were $1,100 and $0 of remaining debt discounts, respectively. As of December 31, 2020 and 2019, the outstanding loan balances were $51,800, and $0, respectively. The Company incurred interest expense of $3,000 and $0 for the years ended December 31, 2020 and 2019, respectively.

On April 19, 2019, the Company entered into a construction loan with Olympic Views, LLC of which the Company’s President, owned a 50% interest. The loan amount was $442,000 with an interest rate of 12% and a maturity date of April 19, 2020. The loan was collateralized by a deed of trust on the land. The amounts outstanding were $0 and $442,000 as of December 31, 2020 and 2019, respectively. The interest expense was $17,400 and $37,600 for the years ended December 31, 2020 and 2019 and was capitalized as part of Real Estate. The Company entered into an agreement with Olympic Views, LLC to convert this debt and accrued interest of $55,000 to common stock at the initial public offering price of $6.00 in May 2020. This conversion was done on August 28, 2020 simultaneous to the initial public offering. This transaction resulted in 82,826 shares of common stock being issued to Olympic Views, LLC.

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Due to Related Party

The Company has a quarry which it uses to process waste materials from the completion of raw land into sellable/buildable lots. The quarry is located on land owned by SGRE, LLC which is 100% owned by the Company’s President. The materials produced by the quarry and sold by the Company to others are subject to a 25% commission payable to SGRE, LLC. On December 31, 2020 and 2019, the commission payable was $0 and $0, respectively. The commission expense for the years ended December 31, 2020 and 2019, respectively was $136,500 and $0. The Company also owed SGRE, LLC $0 and $8,100 on December 31, 2020 and 2019, respectively. These balances were due to SGRE customers incorrectly writing checks to Harbor Materials which were deposited by Harbor Materials. When the customers errors were discovered the company remitted the funds to SGRE. The balances carry no interest and are due on demand.

Due to Related Party

Richard Schmidtke, a Company director, provided accounting services in 2020 and 2019 to the Company. On December 31, 2020 and December 31, 2019, the fees payable to Mr. Schmidtke were $500 and $13,500, respectively. The accounting expense incurred by the Company for Mr. Schmidtke’s services for the years ended December 31, 2020 and December 31, 2019 was $51,000 and $26,300, respectively.

Land Purchase from a Related Party

On September 2, 2020, the Company purchased 99 unfinished lots for $3,430,000 from Olympic Views, LLC. The Company’s president owned a 50% interest in this LLC at the date of purchase. He currently has no ownership interest in this LLC.

Land Distribution to Company’s President

In 2019, the Company transferred land and the related mining bond with a book value of $495,500 to an investment company owned by the Company’s president. The Company received $0 in exchange for the property. This was accounted for as a transaction between entities under common control, and as such, the book value of $495,500 was recorded as a distribution to the owner in the statement of stockholders’ equity (deficit).

12. LEASES

The Company determines if an arrangement contains a lease at inception. ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease. ROU assets and liabilities are recognized at the lease commencement date based on the estimated present value of lease payments over the lease term.

The Company’s leases consist of leaseholds on office space, machinery, and equipment. The Company utilized a portfolio approach in determining the discount rate. The portfolio approach takes into consideration the range of the term, the range of the lease payments, the category of the underlying asset and the Company’s estimated incremental borrowing rate, which is derived from information available at the lease commencement date, in determining the present value of lease payments. The Company also considered its recent debt issuances as well as publicly available data for instruments with similar characteristics when calculating the incremental borrowing rates.

F-54

The lease term includes options to extend the lease when it is reasonably certain that the Company will exercise that option. These operating leases contain renewal options for periods ranging from three to five years that expire at various dates with no residual value guarantees. Future obligations relating to the exercise of renewal options is included in the measurement if, based on the judgment of management, the renewal option is reasonably certain to be exercised. Factors in determining whether an option is reasonably certain of exercise include, but are not limited to, the value of leasehold improvements, the value of the renewal rate compared to market rates, and the presence of factors that would cause a significant economic penalty to the Company if the option is not exercised. Management reasonably plans to exercise all options, and as such, all renewal options are included in the measurement of the right-of-use assets and operating lease liabilities.

Leases with a term of 12 months or less are not recorded on the balance sheet, per the election of the practical expedient noted above. The Company recognizes lease expense for these leases on a straight-line basis over the lease term.

The Company recognizes variable lease payments in the period in which the obligation for those payments is incurred. Variable lease payments that depend on an index or a rate are initially measured using the index or rate at the commencement date, otherwise variable lease payments are recognized in the period incurred.

The components of lease expense were as follows:

	Year Ended	Year Ended
	December 31, 2020	December 31, 2019
Finance leases:
Depreciation of assets	$88,000	$98,300
Interest on lease liabilities	38,000	52,600
Operating lease expense	328,300	200,800
Total net lease cost	$454,300	$351,700

Supplemental balance sheet information related to leases was as follows:

	December 31, 2020	December 31, 2019
Operating leases:
Operating lease ROU assets	$873,800	$1,132,700

Total ROU Liabilities	$841,700	$1,115,500

Finance leases:
Property and equipment, at cost	$1,411,100	$983,400
Accumulated depreciation	140,400	250,500
Property and equipment, net	$1,270,700	$732,900

Total Finance lease liabilities	$999,400	$520,700

Supplemental cash flow and other information related to leases was as follows:

	Year Ended	Year Ended
	December 31, 2020	December 31, 2019
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$(273,800)	$(170,700)
Financing cash flows from finance leases	(564,400)	(185,100)

Assets obtained in exchange for lease liabilities:
Operating leases	$0	$1,286,200
Finance leases	1,043,100	0

Weighted average remaining lease term (in years):
Operating leases	3.2	3.8
Finance leases	3.1	2.0

Weighted average discount rate:
Operating leases	9.9%	7.0%
Finance leases	5.2%	7.98%

F-55

The minimum lease payments under the terms of the leases are as follows:

For the years ended December 31, 2020:

	Operating Leases	Finance Leases	Total

2021	$320,800	$397,100	$717,900
2022	303,000	269,400	572,400
2023	196,800	264,500	461,300
2024	113,900	161,300	276,200
2025	-	-	-
Total lease payments	$934,500	$1,093,300	$2,027,800
Less amount of discount/interest	(92,800)	(93,900)	(186,700)
	$841,700	$999,400	$1,841,100

13. INCOME TAX

The components of net deferred tax assets and liabilities at December 31, 2020 and 2019 are set forth below:

	December 31, 2020	December 31, 2019
Deferred tax assets:
Federal NOL Carryforward	$1,794,200	$2,316,300
UNICAP	193,000	777,800
Lease Liability	176,700	-
Stock Based compensation	9,200	-
Investments	57,100	-
Total assets	2,230,200	3,094,100
Deferred tax liabilities:
Property and equipment	1,705,400	2,922,500

Right of use assets	183,500	-
Total liabilities	1,888,900	2,922,500
Subtotal deferred tax assets (liabilities)	341,300	171,600
Valuation Allowance	(341,300)	-
Net deferred tax assets (liabilities)	$-	$171,600

In accordance with GAAP, management assesses whether it is more-likely-than-not that some portion or all of the deferred tax assets would not be realized, and a valuation allowance is warranted. At December 31, 2020, management determined that it was more-likely-than-not that a valuation amount should be applied against the Company’s net deferred tax assets. On December 31, 2019, management determined that it was more-likely-than-not that the Company’s deferred tax assets would be realized. Accordingly, on December 31, 2019, no valuation allowance was recorded against the Company’s federal net deferred tax assets. The change in valuation allowance in the current year was an increase of $341,300.

F-56

The Company has approximately $8.5 million of federal net operating losses at December 31, 2020. These NOLs will not expire but are limited to 80% of taxable income, due to the CARES Act.

The components of income tax expense and the effective tax rates for the years ended December 31, 2020 and 2019 are as follows:

	Years Ended December 31,
	2020	2019

Current:
Federal	$-	$-
Total Current	-	-
Deferred:
Federal	(224,500)	(634,600)
Total Deferred	(224,500)	(634,600)
Valuation Allowance	341,300	-
Total Income Tax (Benefit) Expense	$116,800	$(634,600)

The expected tax rate differs from the U.S. Federal statutory rate as follows:

	2020	2019
US Federal statutory rate	21%	21%
Adjustment for Deferred Tax	(16.3%)	124%
PPP Loan forgiveness	3.2%	0%
Change in Federal Valuation Allowance	(9.4%)	0%
Non-controlling interest	(1.3%)	0%
Other	(0.4%)	0%
Effective Tax Rate	(3.2%)	145%

On December 31, 2020, the Company has not recorded any uncertain tax positions for any tax year and treats accrued interest and penalties on income tax liabilities as income tax expense.

The Company files an income tax return in the U.S. and is subject to examination by the IRS for the tax years 2018 and 2019.

F-57

14. STOCKHOLDERS’ EQUITY (DEFICIT)

Public Offering and Conversion of Debt

The registration statement for the Company’s initial public offering became effective on August 28, 2020. On September 1, 2020, the Company closed on the initial public offering of 2,031,705 shares of common stock at the public offering price of $6.00 per share, which includes 265,005 shares of common stock sold upon full exercise of the underwriters’ option to purchase additional shares of common stock for gross proceeds of $12,190,200. The net proceeds from the initial public offering after deducting the underwriting discount and the underwriters’ fees and expenses were $10,789,000.

In addition, upon closing of the initial public offering, the Company issued to the underwriters warrants to purchase an aggregate of 88,335 shares of common stock exercisable at a per share price of $7.50 for a term of four years beginning on August 28, 2021. The fair value of these warrants is $167,400.

Also, upon closing of the initial public offering, the Company issued to Olympic Views, LLC (“Olympic”), 82,826 shares of common stock as a result of the conversion of debt owed to Olympic in the amount of $442,000 and accrued interest of $55,000 and into shares of the Company’s common stock at the public offering price per share of $6.00.

Common Stock

(A) Options

The following is a summary of the Company’s option activity:

	Options	Weighted Average Exercise Price
Outstanding – December 31, 2018	157,664	$0.42
Exercisable – December 31, 2018	-	$-
Granted	106,762	$0.40
Exercised	-	$-
Forfeited/Cancelled	-	$-
Outstanding – December 31, 2019	264,426	$0.41
Exercisable – December 31, 2019	117,218	$0.42
Granted	213,784	$4.79
Exercised	-	$-
Forfeited/Cancelled	(36,038)	$0.40
Outstanding – December 31, 2020	442,172	$2.53
Exercisable – December 31, 2020	219,085	$1.31

F-58

	Options Outstanding			Options Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$0.40- $6.50	442,172	6.00	$2.53	219,085	$1.31

During the year ended December 31, 2019, the Company issued 106,762 options to a member of the board of directors and employees. The options have an exercise price of $0.40 per share, a term of 10 years, and 3 year vesting. The options have an aggregated fair value of approximately $9,000 that was calculated using the Black-Scholes option-pricing model based on the assumptions discussed above in Note 1 under Stock-Based Compensation. For the year ended December 31, 2019 the Company recognized share-based compensation related to options of an aggregate of 5,500.

During the year ended December 31, 2020, the Company issued 213,784 options to a member of the board of directors and employees. The options have an exercise price between $2.22 and $6.50 per share, a term of 5 to 10 years, and 1 to 2 year vesting. The options have an aggregated fair value of approximately $343,700 that was calculated using the Black-Scholes option-pricing model based on the assumptions discussed above in Note 1 under Stock-Based Compensation. For the year ended December 31, 2020 the Company recognized share-based compensation related to options of an aggregate of $71,900. On December 31, 2020, unrecognized share-based compensation was $264,600.

The intrinsic value for outstanding and exercisable options as of December 31, 2020 was $973,800 and $706,200, respectively, and as of December 31, 2019 was $0 and $0, respectively.

(B) Warrants

The following is a summary of the Company’s warrant activity:

	Warrants	Weighted Average Exercise Price
Outstanding – December 31, 2018	-	$-
Exercisable – December 31, 2018	-	$-
Granted	22,524	$0.40
Exercised	-	$-
Forfeited/Cancelled	-	$-
Outstanding – December 31, 2019	22,524	$0.40
Exercisable – December 31, 2019	22,524	$0.40
Granted	88,335	$7.50
Exercised	-	$-
Forfeited/Cancelled	-	$-
Outstanding – December 31, 2020	110,859	$6.06
Exercisable – December 31, 2020	22,524	$0.40

F-59

	Warrants Outstanding			Warrants Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$0.40- $7.50	110,859	5.51	$6.06	22,524	$0.40

On December 31, 2019, the total intrinsic value of warrants outstanding and exercisable was $0. During the year ended December 31, 2019, the Company issued 22,524 warrants to consultants. The warrants have an exercise price of $0.40 share, a term of 10 years, and immediate vesting. The warrants have an aggregated fair value of approximately $1,600 that was calculated using the Black-Scholes option-pricing model based on the assumptions discussed above in Note 1 under Stock-Based Compensation.

During the year ended December 31, 2020, the Company issued 88,335 warrants in connection with its initial public offering. The warrants have an exercise price of $7.50 share, a term of 5 years, and a 1-year vesting. The fair value of these warrants is $167,400 as of December 31, 2020 and is netted against proceeds. The value was calculated using the Black-Scholes option-pricing model based on the assumptions discussed above in Note 1 under Stock-Based Compensation.

The intrinsic value for outstanding and exercisable warrants as of December 31, 2020 was $89,200 and $89,200, respectively.

(C) Restricted Stock Unit (“RSU”) Plan

The following is a summary of the Company’s RSU activity:

	RSU	Weighted Average Exercise Price
Outstanding – December 31, 2019	-	$-
Exercisable – December 31, 2019	-	$-
Granted	34,000	$4.53
Exercised	-	$-
Forfeited/Cancelled	-	$-
Outstanding – December 31, 2020	34,000	$4.53
Exercisable – December 31, 2020	8,500	$4.53

The Company periodically grants restricted stock awards to the board of directors and certain employees pursuant to the 2020 RSU plan. These typically are awarded on the first day of a fiscal quarter and fully vest on the last day of the quarter. The Company recognized $43,800 during the year ended December 31, 2020. On December 31, 2020 there was $115,500 unrecognized compensation related to non-vested restricted stock.

F-60

15. SUBSEQUENT EVENTS

The registration statement for the Company’s follow-on public offering was effective on January 12, 2021. On January 15 and 20, 2021, the Company closed on the public offering of 9,200,000 shares of common stock at the public offering price of $3.00 per share, which includes 1,200,000 shares of common stock sold upon full exercise of the underwriters’ option to purchase additional shares of common stock for gross proceeds of $27,600,000. The Company also issued to the underwriter warrants to purchase an aggregate of 400,000 shares of common stock, which are exercisable at a per share price of $3.75 for a term of four years and six months beginning on July 12, 2021. The net proceeds from the public offering after deducting the costs incurred in connection with formation and preparation for the public offering along with underwriting discount and the underwriters’ fees and expenses were $25,256,000.

On January 21, 2021, the Company closed on an acquisition of three lots in Austin, Texas for $755,000.

On January 29, 2021, the Company closed on an acquisition of 36 lots in Auburn, California for $4,900,000. Between January 16, 2021 and March 1, 2021, the Company closed on an acquisition of an additional 30 lots in Auburn, California for $4,498,300.

On February 16, 2021, the Company entered into a sales agreement with a national public builder to sell 99 lots for $7,920,000 closing on or before March 29, 2021. On March 11, 2021, both parties agreed to amend the contract to sell the lots for $8,910,000 closing on or before April 28, 2021.

On February 22, 2021, the Company acquired nine lots in Driftwood, Texas for $1,584,350.

On February 25, 2021, the Company entered into a sales agreement to acquire 55 lots in Loomis, California for $6,850,000, closing on or before May 26, 2021.

On March 3, 2021, the Company hired a SOX Compliance Manager.

On March 5, 2021, the Company closed on an acquisition of 145 lots located in Belfair, Washington for $3,915,000.

On March 8, 2021, the Company entered into a purchase and sale agreement to acquire 30 lots in Horseshoe Bay, Texas for $2,500,000, closing on or before July 1, 2021.

On March 8, 2021, the Company entered into a purchase and sale agreement to acquire four lots in Loomis, California for $1,100,000, closing on or before May 22, 2021.

On March 8, 2021, the Company entered into a purchase and sale agreement to acquire the Company’s corporate headquarters office building located in Gig Harbor, Washington for $3,050,000, closing on or before April 30, 2021.

On March 9, 2021, the Company entered into a purchase and sale agreement to acquire four lots in Spicewood, Texas for $915,000, closing on or before April 14, 2021.

On March 16, 2021, a former employee of the Company exercised 45,046 vested stock options at $0.40 per share and the Company received $18,000.

On March 18, 2021, the Company closed on an agreement to acquire 22 lots in Rocklin, California for $3,944,050.

On March 23, 2021, the Company entered into a purchase and sale agreement to acquire an 80-unit condominium site in Tacoma, Washington for $2,000,000, closing on or before May 23, 2021.

On March 30, 2021, the Company entered into a purchase and sale agreement to sell 144 lots located in Belfair, Washington for $8,640,000. Closing is expected on or before May 15, 2021.

F-61

$30,000,000

                    Shares of

8.0% Series A Cumulative Convertible Preferred Stock

(Liquidation Preference $25.00 per Share)

Warrants to Purchase              Shares of Common Stock

Harbor Custom Development, Inc.

PROSPECTUS

ThinkEquity

    , 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, payable in connection with the sale of the Series A Preferred Shares, Warrants, and Common Stock issuable upon the exercise of the Warrants being registered. All amounts shown are estimates, except the U.S. Securities and Exchange Commission registration fee and Financial Industry Regulatory Authority filing fee.

Description	Amount
U.S. Securities and Exchange Commission registration fee	$3,764
Financial Industry Regulatory Authority filing fee	$11,135
Nasdaq Application Fee	$5,000
Accounting fees and expenses	$100,000
Legal fees and expenses	$100,000
Transfer agent and registrar fees and expenses	$10,000
Printing expenses	$10,000
Non-accountable expenses of the Underwriter	$225,000
Accountable expenses of the Underwriter	$150,000
Miscellaneous	101
Total	$615,000

Item 14. Indemnification of Directors and Officers.

We may indemnify any person who is, or is threatened to be made, a party to any action, suit or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, and whether by or in the right of us or its shareholders or by any other party, by reason of the fact that the person is, as such terms are defined in the Bylaws, a Director, Officer-Director, or Subsidiary Outside Director against judgements, penalties or penalty taxes, fines, settlements (even if paid or payable to us or our shareholders or to, as such term is defined in the Bylaws, a Subsidiary Corporation) and reasonable expenses, including attorneys’ fees, actually incurred in connection with such action, suit or proceeding unless the liability and expenses were on account of conduct adjudged by a court having jurisdiction, from which there is no further right to appeal, based upon clear and convincing evidence, or Finally Adjudged, to be an act or omission that involve intentional misconduct or a knowing violation of law, conduct violating Section 23B.08.310 of the Washington Business Corporation Act, as amended, or participation in any transaction from which the person will personally receive a benefit in money, property or services to which the person is not legally entitled. Such expenses reasonably incurred will be paid or reimbursed by us, upon request of such person, in advance of the final disposition of such action, suit or proceeding upon receipt by us of a written, unsecured promise by the person to repay such amount if, upon final adjudication, such person is not entitled to indemnification.

Our Bylaws further provide that we will provide indemnification and advancement of expenses in connection with either an administrative proceeding or civil action instituted by a federal banking agency to the extent permitted, and in the manner prescribed by, any state or federal laws or regulations applicable to us, or any formal policies adopted by a regulatory agency having jurisdiction over us.

To the extent that indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to our directors and officers, we have been advised that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Finally, our ability to provide indemnification to our directors and officers is limited by federal banking laws and regulations.

II-1

Section 23B.08.320 of the Washington Business Corporation Act, as amended, provides that articles of incorporation may contain provisions not inconsistent with law that eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director, provided that such provisions shall not eliminate or limit the liability of a director for acts or omissions that involve intentional misconduct by a director or a knowing violation of law by a director, for conduct violating Section 23B.08.310 of the Washington Business Corporation Act, as amended, or for any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

The Bylaws provide that no Director, Officer-Director, former Director, or former Officer-Director will be personally liable to us or our shareholders for monetary damages for conduct as a Director or Officer-Director occurring after the effective date of Article 10 of the Articles of Incorporation, unless the conduct is Finally Adjudged.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding securities issued by us since our conversion to a corporation on October 1, 2018.

(a) Issuance of Capital Stock.

On October 1, 2018, we issued 3,153,154 shares of Common Stock at a price of $0.31 per share to our founder, Chief Executive Officer, and President, Sterling Griffin, in exchange for his ownership interest in us when we were a limited liability company, for aggregate consideration of $980,000. Mr. Griffin is an accredited investor for purposes of Rule 501 of Regulation D.

On October 17 and November 1, 2018, respectively, we issued 33,784 shares of our Common Stock at a price of $0.31 per share each to Richard Schmidtke and Robb Kenyon for serving on our Board of Directors, for aggregate consideration of $10,500. Messrs. Schmidtke and Kenyon are accredited investors for purposes of Rule 501 of Regulation D.

On October 1, 2018, we issued 90,091 shares of our Common Stock at a price of $0.31 per share to Richard Schmidtke to act as our Chief Financial Officer and Secretary, for aggregate consideration of $28,000. Mr. Schmidtke is an accredited investor for purposes of Rule 501 of Regulation D.

On November 30, 2018, we issued a total of 202,703 shares of our Common Stock at a price of $0.31 per share to four consultants for providing services to us for aggregate consideration of $63,000. All of the consultants are accredited investors for purposes of Rule 501 of Regulation D.

On May 15, 2020, we entered into a debt conversion agreement with Olympic Views, LLC “Olympic”), whereby we agreed to convert approximately $496,956 of outstanding indebtedness we owe to Olympic into 82,826 shares of our Common Stock at the price of $6.00 per share, which conversion occurred immediately following the determination of the public offering price per share of our Common Stock sold in the Initial Public Offering. Sterling Griffin, our Chief Executive Officer and President, previously owned 50% of Olympic. Olympic is an accredited investor for purposes of Rule 501 of Regulation D. Mr. Griffin sold 100% of his membership interests in Olympic on December 2, 2020.

On August 10, 2020, our Chief Executive Officer and President, Sterling Griffin transferred 535,765 shares of his Common Stock into an irrevocable trust entitled The Griffin Investment Trust. Neither Mr. Griffin nor his spouse nor anyone else whose ownership may be considered as beneficial owners with Mr. and Mrs. Griffin are a trustee or beneficiary of The Griffin Investment Trust.

During the year ended December 31, 2020, we issued an aggregate of 34,000 shares of Common Stock to the members of the Board of Directors pursuant to our 2020 Restricted Stock Plan.

On August 12, 2021, we issued an aggregate of 70,000 shares of Common Stock to the members of the Board of Directors pursuant to our 2020 Restricted Stock Plan.

The offers, sales and issuances of securities listed above were deemed exempt from registration under Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities were made to accredited investors and did not involve a public offering. The recipients of such securities in each of these transactions represented their intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

II-2

(b) Option Grants.

During the year ended December 31, 2018, we issued 157,664 options. There were no stock options granted during 2018 where the exercise price equaled the stock price at the date of the grant. For stock options granted during 2018 where the exercise price was above the stock price at the date of the grant, the weighted-average fair value of such options was $0.03, and the weighted-average exercise price for such options was $0.42. No options were granted during 2018 where the exercise price was less than the price of our Common Stock at the date of grant or where the exercise price was greater than the price of our Common Stock at the date of grant.

During the year ended December 31, 2019, we issued 106,762 options. There were no stock options granted during 2019 where the exercise price equaled the stock price at the date of the grant. For stock options granted during 2019 where the exercise price was above the stock price at the date of the grant, the weighted-average fair value of such options was $0.04, and the weighted-average exercise price for such options was $0.40. No options were granted during 2019 where the exercise price was less than the Common Stock price at the date of grant or where the exercise price was greater than the Common Stock price at the date of grant.

During the year ended December 31, 2020, we issued 213,784 options to a member of our Board of Directors and several employees. The options have an exercise price of $2.22 to $6.50 per share, a term of five to ten years, and vest from February 7, 2021 through September 30, 2022.

During the period January 1, 2020 through August 31, 2020, we issued 125,000 options to several employees. The options have an exercise price of $3.25 to $3.41 per share, a term of ten years, and vest from February 23, 2023 through July 1, 2023.

The options described above were deemed exempt from registration in reliance on Section 4(a)(2) of the Securities Act or Rule 701 promulgated thereunder as transactions pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of such securities were our employees, directors or bona fide consultants and received the securities under our stock option plans.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement and are numbered in accordance with Item 601 of Regulation S-K:

See the Exhibit Index immediately preceding the Signature Page.

(b) Financial Statement Schedules:

All schedules for which provision is made in the applicable accounting regulations of the SEC are not required, are inapplicable, or the information is included in the consolidated financial statements, and have therefore been omitted.

Item 17. Undertakings.

The undersigned registrant (the “Registrant”) hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

II-3

The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby further undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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EXHIBIT INDEX

Exhibit Number	Description	Form	Exhibit	Filing Date	Filed Herewith
1.1	Form of Underwriting Agreement between the Registrant and ThinkEquity				X
3.1	Certificate of Conversion and Articles of Incorporation of the Registrant filed with the Washington Secretary of State on October 1, 2018	S-1	3.1	03/31/2020
3.2	Amended and Restated Articles of Incorporation of the Registrant filed with the Washington Secretary of State on December 7, 2018	S-1	3.2	03/31/2020
3.3	Amended and Restated Articles of Incorporation of the Registrant filed with the Washington Secretary of State on August 1, 2019	S-1	3.3	03/31/2020
3.4	2nd Amended and Restated Bylaws of the Registrant, dated January 15, 2020	S-1	3.4	03/31/2020
3.5	Amended Articles of Incorporation of the Registrant filed with the Washington Secretary of State on April 16, 2020	S-1/A	3.5	04/28/2020
3.6	Certificate of Designation of 8.0% Series A Cumulative Convertible Preferred Stock, filed on June 8, 2021	8-K	3.1	06/08/2021
3.7	Certificate of Amendment of Certificate of Designation of 8.0% Series A Cumulative Convertible Preferred Stock, filed on June 8, 2021	S-1	3.7	09/10/2021
4.1	2018 Incentive and Non-Statutory Stock Option Plan to Employees, Directors, and Consultants of Harbor Custom Homes, Inc., dated November 19, 2018	S-1	4.1	03/31/2020
4.2	2020 Restricted Stock Plan, dated October 13, 2020	10-Q	10.1	11/16/2020
4.3	Form of Warrant Agency Agreement (HCDIW)	S-1	4.4	04/14/2021
4.4	Form of Warrant Agency Agreement				X
5.1	Opinion of FitzGerald Yap Kreditor, LLP				X
10.1	Service Agreement between Registrant and Hanover International, Inc., dated May 1, 2018 and Addendum to Service Agreement between Registrant and Hanover International, Inc., dated November 29, 2018	S-1	10.1	03/31/2020
10.2	Independent Contractor Agreement between Registrant and Richard Schmidtke dated, August 21, 2018 and Addendum to Independent Contractor’s Agreement between the Registrant and Richard Schmidtke, dated September 30, 2018	S-1	10.2	03/31/2020
10.3	Purchase and Sale Agreement between the Registrant and Lennar Northwest, Inc., dated August 23, 2019	S-1	10.3	03/31/2020
10.4	Director Agreement between Registrant and Richard Schmidtke, dated October 17, 2018	S-1	10.4	03/31/2020
10.5	RWC Limited Warranty Program Membership Agreement between Registrant and Residential Warranty Company, LLC and Western Pacific Mutual Insurance Company, dated October 18, 2018	S-1	10.5	03/31/2020
10.6	Independent Director Agreement between the Registrant and Robb Kenyon, dated November 1, 2018	S-1	10.6	03/31/2020
10.7	Executive Employment Agreement between the Registrant and Sterling Griffin, effective January 1, 2019	S-1	10.7	03/31/2020
10.8	Lease Agreement between Burnham Partners, LLC and Registrant, dated December 19, 2017	S-1	10.8	03/31/2020
10.9	Lease Agreement between Burnham Partners, LLC and Registrant, dated May 30, 2018	S-1	10.9	03/31/2020
10.10	Purchase and Sale Agreement between the Registrant and Burnham Partners LLC, dated March 9, 2021	10-K	10.10	03/31/2021
10.11	Independent Director Agreement with Larry Swets, dated March 22, 2020	S-1	10.11	03/31/2020
10.12	SoundEquity, Inc. Loan Package, dated November 13, 2019	S-1/A	10.12	04/28/2020
10.13	Form of Deed of Trust for PBRELF I, LLC	S-1/A	10.13	04/28/2020
10.14	Debt Conversion Agreement between Olympic Views, LLC and Registrant, dated May 15, 2020	S-1/A	10.14	06/01/2020

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10.15	Vacant Lot Purchase and Sale Agreement between Olympic Views, LLC and Registrant, dated February 14, 2020	S-1/A	10.15	06/01/2020
10.16	Indemnification Agreement between Registrant and Larry Swets, dated June 1, 2020	S-1/A	10.17	06/19/2020
10.17	Agreement of Sale of Future Receivables between Registrant and Libertas Funding, LLC, dated August 12, 2020	S-1	10.17	01/07/2021
10.18	Lease/Rental Agreement between the Registrant and Olympic Views, LLC, dated January 28, 2019.	S-1	10.23	01/07/2021
10.19	Offer of Employment to Jeff Habersetzer from the Registrant dated December 18, 2019	S-1	10.24	01/07/2021
10.20	Offer Letter to Lynda Meadows, dated June 7, 2020	8-K	10.1	09/08/2020
10.21	Lease Agreement between Burnham Partners, LLC and Registrant, dated February 18, 2021	10-K	10.21	03/31/2021
10.22	Lease Agreement between Burnham Partners, LLC and Registrant dated February 18, 2021	10-K	10.22	03/31/2021
10.23	Purchase and Sale Agreement between the Registrant and Lennar Northwest, Inc., dated November 18, 2020	10-K	10.23	03/31/2021
10.24	Purchase and Sale Agreement between the Registrant and Lennar Northwest, Inc., dated February 16, 2021	10-K	10.24	03/31/2021
10.25	SoundEquity, Inc. Loan Package, dated October 4-5, 2021	10-K	10.25	03/31/2021
10.26	Promissory Note between Registrant and Sound Equity, Inc., dated January 22, 2021	10-K	10.26	03/31/2021
21.1	Subsidiaries of Registrant	S-1	21.1	01/07/2021
23.1	Consent of Rosenberg Rich Baker Berman, P.A.				X
23.2	Consent of FitzGerald Yap Kreditor LLP (included in Exhibit 5)
24.1	Power of Attorney (see signature page of Registration Statement on Form S-1)	S-1	24.1	04/14/2021
101.INS	Inline XBRL Instance Document — the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document
101.SCH	Inline XBRL Taxonomy Extension Schema Document				X
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document				X
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document				X
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document				X
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document				X

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gig Harbor, State of Washington, on September 24, 2021.

Harbor Custom Development, Inc.

By:	/s/ Sterling Griffin
Sterling Griffin
Chief Executive Officer, President, and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sterling Griffin	Chief Executive Officer, President, and Chairman of the Board of Directors	September 24, 2021
Sterling Griffin	(Principal Executive Officer)

*	Interim Chief Financial Officer	September 24, 2021
Tim O’Sullivan	(Principal Financial Officer and Principal Accounting Officer)

*	Director	September 24, 2021
Karen Bryant

*	Director	September 24, 2021
Dennis Wong

*	Director	September 24, 2021
Larry Swets

*	Director	September 24, 2021
Wally Walker

*	Director	September 24, 2021
Richard Schmidtke

*	Director	September 24, 2021
Chris Corr

* By:	/s/ Sterling Griffin
Sterling Griffin
Attorney-in-Fact

II-7